UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

(AMENDMENT NO. 4)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 15, 2012

CHINA HEFENG RESCUE EQUIPMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-54224	80-0654192
(Commission File Number)	(IRS Employer Identification No.)

No. 88, Taishan Street
Beigang Industrial Zone
Longgang District, Huludao
Liaoning Province, China
(Address of Principal Executive Offices)

(86) 0429-3181998

(Registrant's Telephone Number, Including Area Code)

Bridgeway Acquisition Corp.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This amendment is being filed in response to a letter of comments from the staff of the Division of Corporate Finance, Securities and Exchange Commission.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words "anticipates", "believes", "estimates", "expects", "plans", "projects", "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

USE OF DEFINED TERMS; CONVENTIONS

Except where the context otherwise requires and for the purposes of this report only:

●	"we," "us," "our company," "our" “Company” and "Bridgeway" refer to the combined business of Bridgeway Acquisition Corp. and/or its consolidated subsidiaries, as the case may be;
●	"Dragons Soaring" refers to Dragons Soaring Limited (BVI), our direct, wholly-owned subsidiary, a BVI corporation;
●	"Huashi International" refers to Huashi International Holdings Group Limited(Hong Kong), our indirect, wholly-owned subsidiary, a Hong Kong corporation;
●	"Huashida Consulting" refers to Huashida Information Consulting (Shenzhen) Co., Ltd. our indirect, wholly-owned subsidiary, a Chinese corporation;
●	“Huludao Rescue” refers to HuludaoHefeng Rescue Equipment Co., Ltd., our indirect, consolidated affiliate, a Chinese corporation;
●	"SEC" refers to the United States Securities and Exchange Commission;
●	"China," "Chinese" and "PRC," refer to the People's Republic of China, excluding Hong Kong, Macao and Taiwan;
●	"Renminbi" and " RMB " refer to the legal currency of China;

●	"U.S. dollars," "dollars" and "$" refer to the legal currency of the United States;
●	"Securities Act" refers to the United States Securities Act of 1933, as amended; and
●	"Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended.

Solely for the convenience of the reader, this report contains conversions of certain Renminbi amounts into U.S. dollars at specified rates. Except as otherwise indicated, all conversions from Renminbi to U.S. dollars were made based on the Exchange Rate on December 31, 2011 which was RMB6.3553to $1.00. No representation is made that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. See “Risk Factors—Risks Related to Our Business— Fluctuations in exchange rates could adversely affect our business and the value of our securities” for a discussion of the effects on the Company of fluctuating exchange rates.

 EMERGING GROWTH COMPANY AND SMALLER REPORTING COMPANY STATUS

Under the recently enacted Jumpstart Our Business Startups Act (the “JOBS Act”), the information that we are required to disclose has been reduced in a number of ways.

As a company that had gross revenues of less than $1 billion during our last fiscal year, we are an “emerging growth company,” as defined in the JOBS Act (an “EGC”). We will retain that status until the earliest of (A) the last day of the fiscal year in which we have total annual gross revenues of $1,000,000,000 (as indexed for inflation in the manner set forth in the JOBS Act) or more; (B) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act of 1933; (C) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (D) the date on which we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act or any successor thereto. As an EGC, we are relieved from certain significant requirements, including the following:

●
As an EGC we are excluded from Section 404(b) of Sarbanes-Oxley, which otherwise may have required our auditors to attest to and report on our internal control over financial reporting. The JOBS Act also amended Section 103(a)(3) of Sarbanes-Oxley to provide that (i) any new rules that may be adopted by the PCAOB requiring mandatory audit firm rotation or changes to the auditor’s report to include auditor discussion and analysis (each of which is currently under consideration by the PCAOB) shall not apply to an audit of an EGC and (ii) any other future rules adopted by the PCAOB will not apply to our audits unless the SEC determines otherwise.

●
The JOBS Act amended Section 7(a) of the Securities Act to provide that as an EGC we need not present more than two years of audited financial statements in an initial public offering registration statement and in any other registration statement need not present selected financial data pursuant to Item 301 of Regulation S-K for any period prior to the earliest audited period presented in connection with such initial public offering. In addition, as an EGC we are not required to comply with any new or revised financial accounting standard until such date as a private company (i.e., a company that is not an “issuer” as defined by Section 2(a) of Sarbanes-Oxley) is required to comply with such new or revised accounting standard. Corresponding changes have been made to the Exchange Act, which relates to periodic reporting requirements, which are applicable to us since our Common Stock is registered pursuant to Section 12(g) of the Exchange Act. Also, as long as we are an EGC, we may continue to comply with Item 402 of Regulation S-K, which requires extensive quantitative and qualitative disclosure regarding executive compensation, by disclosing the more limited information required of a “smaller reporting company.”

●
As long as our Common Stock is registered under the Exchange Act, the JOBS Act will also exempt us from the following additional compensation-related disclosure provisions that were imposed on U.S. public companies pursuant to the Dodd-Frank Act: (i) the advisory vote on executive compensation required by Section 14A(a) of the Exchange Act, (ii) the requirements of Section 14A(b) of the Exchange Act relating to stockholder advisory votes on “golden parachute” compensation, (iii) the requirements of Section 14(i) of the Exchange Act as to disclosure relating to the relationship between executive compensation and our financial performance, and the requirement of Section 953(b)(1) of the Dodd-Frank Act, which will require disclosure as to the relationship between the compensation of our chief executive officer and median employee pay.

As an EGC, we have elected to use the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates for such new or revised standards.

In addition to qualifying as an EGC, we also currently qualify as a Smaller Reporting Issuer under Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  Rule 12b-2 defines a Smaller Reporting Company as  an issuer that is not an investment company, an asset-backed issuer), or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●
Had a public float of less than $ 75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●
In the case of an initial registration statement under the Securities Act or Exchange Act for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●
In the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

As long as we remain a Smaller Reporting Company, we may take advantage of certain scaled or reduced disclosure requirements, some of which are the same as the reduced disclosure requirements applicable to an Emerging Growth Company.  In the event that we cease to be an Emerging Growth Company as a result of a lapse of the five year period, but continue to be a smaller Reporting Company, we would continue to take advantage of the scaled disclosure requirements applicable to a Smaller Reporting Company.

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 14, 2012, we entered into a Debt Cancellation Agreement with Bosch Equities, L.P., Keri Bosch and Devin Bosch (the “Boschs”), pursuant to which $18,413 of debt owed to the Boschs was cancelled in exchange for 880,000 shares of common stock of Bridgeway.  Although the Debt Cancellation Agreement states that the debt owed to the Boschs was estimated to be $8,088 at the time, the agreement effectively cancelled all outstanding debt of the Company to the Boschs, which was later determined to be a total of $18, 413.  Keri Bosch, Bridgeway’s sole director and officer is the sole shareholder of KBB Financial, Inc., Bosch Equities, L.P.’s General Partner.  At the time of the transaction Bosch Equities, L.P. was Bridgeway’s sole shareholder.

On June 15, 2012, we entered into an exchange agreement with Dragons Soaring, the shareholders of Dragons Soaring, and the sole shareholder of the Company (the "Exchange Agreement"), pursuant to which all of the shareholders of Dragons Soaring transferred all of the issued and outstanding stock of Dragons Soaring to us, and in exchange we issued to such shareholders 31,920,000 newly issued shares of our common stock.

In consideration of entering into the Exchange Agreement, Bosch Equities, L.P., Bridgeway’s sole shareholder prior to the Exchange, was granted piggy back registration rights as to 560,000 shares of Bridgeway’s common stock currently held by Bosch Equities.  The registration rights have a term of 18 months and in the event they are implemented, Bosch Equities has agreed to not sell any of the shares registered for a period of six months from the date of effectiveness of the registration statement.

As a result of transactions under the Exchange Agreement we currently have 33,600,000 shares of common stock issued and outstanding.

The foregoing description of the terms of the Exchange Agreement is qualified in its entirety by reference to the provisions of those documents filed as Exhibit 2.1, to this report, which are incorporated by reference herein.

ITEM 2.01      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 15, 2012 (the " Closing Date "), we completed an acquisition of Dragons Soaring pursuant to the Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Dragons Soaring is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

We have included the information that would be required if the registrant were filing a general form for registration of securities on Form 10, including a complete description of the business and operations of Dragons Soaring and its operating subsidiaries in Item 5.06 below, which is incorporated herein by reference.

ITEM 3.02      UNREGISTERED SALES OF EQUITY SECURITIES

On June 14, 2012, we issued 880,000 shares of our Common Stock to Bosch Equities, L.P. in consideration for cancelling approximately $18,413 in debt of the Company owed to Bosch Equities, L.P.  The issuance of our shares to Bosch Equities, L.P. was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. Keri Bosch, Bridgeway’s sole director and officer is the sole shareholder of KBB Financial, Inc., Bosch Equities, L.P.’s General Partner.  At the time of the transaction Bosch Equities, L.P. was Bridgeway’s sole shareholder.

On June 15, 2012, in connection with the Exchange Agreement we issued 31,920,000 shares of our common stock to the shareholders of Dragons Soaring. The total consideration for the 31,920,000 shares of our common stock is 50,000 shares of Dragons Soaring, which are all of the issued and outstanding capital stock of Dragons Soaring. We did not receive any cash consideration in connection with the share exchange. The number of our shares issued to the shareholders of Dragons Soaring was determined based on an arms-length negotiation.  The issuance of our shares to the shareholders of Dragons Soaring was made in reliance on the exemption provided by Regulation S promulgated under the Securities Act.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

In instances described above where we indicate that we relied upon Regulation S promulgated under the Securities Act in issuing securities, our reliance was based upon the following factors: (a) each subscriber was neither a U.S. person nor acquiring the shares for the account or benefit of any U.S. person, (b) each subscriber agreed not to offer or sell the shares (including any pre-arrangement for a purchase by a U.S. person or other person in the United States) directly or indirectly, in the United States or to any natural person who is a resident of the United States or to any other U.S. person as defined in Regulation S unless registered under the Securities Act and all applicable state laws or an exemption from the registration requirements of the Securities Act and similar state laws is available, (c) each subscriber agreed not to engage in hedging transactions with regard to our shares of common stock unless in compliance with the Securities Act, (d) each subscriber made his, her or its subscription from the subscriber's residence or offices at an address outside of the United States and (e) each subscriber or the subscriber's advisor has such knowledge and experience in financial and business matters that the subscriber is capable of evaluating the merits and risks of, and protecting his interests in connection with an investment in us.

ITEM 5.01     CHANGES IN CONTROL OF REGISTRANT

As a result of the closing of the Exchange Agreement, the former shareholders of Dragons Soaring now own 95% of the total outstanding shares of our common stock.

See Item 1.01 above and Item 5.06 below, each of which is incorporated herein by reference.

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 15, 2012, Keri B. Bosch, sole member of the Board of Directors, President, Treasurer and Secretary, submitted a letter of resignation pursuant to which she resigned immediately from all offices of our company that she held and from her position as our director. The resignation of Ms. Bosch is not in connection with any known disagreement with us on any matter.

On June 15, 2012, (a) Baoyuan Zhu was appointed as Chairman of our board of directors; (b)  Zhengyuan Yan and JianjunGao were appointed as members of our board of directors; (c) Zhengyuan Yan was appointed to serve as Chief Executive Officer; and (d) Wenqi Yao was appointed to serve as Chief Financial Officer of the Company.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 5.06 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The fiscal year-end for Dragons Soaring is December 31.  On June 15, 2012, the Board of Directors of the Company approved changing the fiscal year-end of the Company from October 31 to December 31 as a result of the reverse acquisition of Dragons Soaring.

ITEM 5.06     CHANGE IN SHELL COMPANY STATUS

On June 15, 2012, we acquired Dragons Soaring in a reverse acquisition transaction. Prior to the transactions contemplated by the Exchange Agreement we were a shell company as defined in Rule 12b-2 under the Exchange Act. As a result of the transactions contemplated by the Exchange Agreement, we are no longer a shell company. The information with respect to the transaction set forth in Item 2.01 is incorporated herein by reference.

FORM 10 DISCLOSURE

We are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of Dragons Soaring, except that information relating to periods prior to the date of the reverse acquisition only relate to Dragons Soaring and its subsidiaries and controlled consolidated affiliate unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

BUSINESS OVERVIEW

We conduct our operations through our consolidated affiliated Huludao Hefeng Rescue Equipment Co., Ltd. (hereinafter referred to as “Huludao Rescue”).  Huludao Rescue, founded in May, 2010, is a company specializing in sales agency of mining equipment and leasing agency of rescue capsules, mining equipment design, and mine safety system research. The Company is located in integrated industrial park of Beigang Industrial Park of Huludao City, People’s Republic of China.

OUR CORPORATE HISTORY AND BACKGROUND

Bridgeway was incorporated in the State of Delaware on October 22, 2010. Since inception until the closing of the Exchange Agreement, the Company has been a vehicle to pursue a business combination through the acquisition of, or merger with, an operating business.

Debt Cancellation

On June 14, 2012, we entered into a Debt Cancellation Agreement with Bosch Equities, L.P., Keri Bosch and Devin Bosch (the “Boschs”), pursuant to which $18,413 of debt owed to the Boschs was cancelled in exchange for 880,000 shares of common stock of Bridgeway.  Although the Debt Cancellation Agreement states that the debt owed to the Boschs was estimated to be $8,088 at the time, the agreement effectively cancelled all outstanding debt of the Company to the Boschs, which was later determined to be a total of $18, 413.  Keri Bosch, Bridgeway’s sole director and officer is the sole shareholder of KBB Financial, Inc., Bosch Equities, L.P.’s General Partner.  At the time of the transaction Bosch Equities, L.P. was Bridgeway’s sole shareholder.

Acquisition of Dragons Soaring

On June 15, 2012, we completed a reverse acquisition transaction through a share exchange with Dragons Soaring and its shareholders, or the Shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Dragons Soaring in exchange for 31,920,000 shares of our Common Stock which constituted 95% of our issued and outstanding capital stock as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Dragons Soaring became our wholly-owned subsidiary and the former shareholders of Dragons Soaring became our controlling stockholders. The amount of consideration received by the shareholders of Dragons Soaring was determined on the basis of arm’s-length negotiations between Dragons Soaring and Bridgeway. The share exchange transaction with Dragons Soaring and the Shareholders was treated as a reverse acquisition, with Dragons Soaring as the acquirer and Bridgeway as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Dragons Soaring and its consolidated subsidiaries and controlled affiliates.

Immediately prior to the Share Exchange, the common stock of Dragons Soaring was owned by the following persons in the indicated percentages: Baoyuan Zhu (24.8%); JianjunGao(4.8%); Xiaoran Zhang (4.9%); Zhenxing Liu (4.5%); Kun Liu (4.5%); Weiwei Wang (4.00%), Jiujie Xu (4.6%), Ming Cheng (4.0%), Shuangsheng Li (3.8%), Jianfeng Zhang (4.2%), Jing Wang (4.3%), Ping Li (4.1%), Yan Zhang (4.9%), Shuangfei Zhai (4.3%), Wenqin Duan (4.8%), Qiaoli Zhang (4.9%), Xiaoqin Zheng (3.8%) and Li Yi (4.8%).

On June 15, 2012, Keri B. Bosch, our former President, Treasurer, Secretary and sole director, submitted a resignation letter pursuant to which she resigned from all offices that she held and as a director, effective immediately In addition, on June 15, 2012 our board of directors made the following actions:(a) Baoyuan Zhu was appointed as Chairman of our board of directors; (b)  Zhengyuan Yan and JianjunGao were appointed as members of our board of directors; (c) Zhengyuan Yan was appointed to serve as Chief Executive Officer; and (d) Wenqi Yao was appointed to serve as Chief Financial Officer of the Company.

As a result of our acquisition of Dragons Soaring, we now own all of the issued and outstanding capital stock of Dragons Soaring, which in turn owns all of the issued and outstanding capital stock of Huashi International, which in turn owns all of the issued and outstanding capital stock of Huashida Consulting. In addition, we effectively and substantially control Huludao Rescue through a series of captive agreements with Huashida Consulting.

Our corporate structure was developed through the following steps:

●
Early in 2010 Baoyuan Zhu suggested to three businessmen that they organize a business to engage in the design and marketing of mining equipment, and he agreed to assist their new business.  On May 11, 2010, therefore, the three individuals organized Huludao Rescue in the PRC under the name “Huludao Qicailansha Building Decoration Engineering LLC” and contributed 500,000 RMB ($73,200) to its capital.  In June 2010 Baoyuan Zhu and Jianjun Gao contracted to purchase that entity from its founders, the sole consideration to be reimbursement of the founders’ contribution of capital.  The sale was not completed until December 2011, so from July 2010 until December 2011 Baoyuan Zhu and Jianjun Gao acted as technical consultants to the original founders.  After the transfer of Huludao Qicailansha Building Decoration Engineering LLC was completed in December 2011, the three original founders had no further relationship with the Company.  Baoyuan Zhu and Jianjun Gao changed its name at that time to “Huludao Hefeng Rescue Equipment Co., Ltd.”

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On August 10, 2010 Gao Yi Sha Yang, a resident of Canada, organized Huashi International in Hong Kong as the first step in his plan to establish a business in the PRC under foreign control. He established Huashi International to take advantage of tax advantages offered by the government of China to WFOEs whose equity-owners are Hong Kong residents.

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On October 19, 2010 Huashi International established Huashida Consulting in the PRC, having on October 11, 2010 obtained from the local government of the PRC a certificate of approval regarding the foreign ownership of Huashida Consulting by Huashi International.

o
The “certificate of approval” is necessary for a Hong Kong foreign-owned enterprise to register a wholly foreign owned entity (“WFOE”) in China, and to get approval from both the State Administration of Foreign Exchange (SAFE) and the Trade and Industrial Bureau for the initial investment of funds by the HK company into the WFOE. Only with their approvals, along with the ‘certificate of approval for establishment of enterprises with investment of Taiwan, Hong Kong, Macao and overseas Chinese in the people’s republic of China’ can a WFOE be established in China.

o
After obtaining the certificate of approval, the WFOE then needs to go through the enterprise annual inspection by SAFE and by the Trade and Industrial Bureau during the annual inspection period every year. The purpose of the annual inspection is to insure compliance with the regulations governing ownership and funding of WFOEs.  If the WFOE fails to go through the annual inspection as required, the certificate of approval will be revoked, and we would be required to dispose of our WFOE.  For that reason, we will exercise care to comply fully with all regulations applicable to the establishment and maintenance of a WFOE.

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On December 2, 2011 the Shareholders identified above organized Dragons Soaring in the British Virgin Islands.  The Shareholders organized a British Virgin Islands holding company because the tax policies as well as the flexible corporation laws of the British Virgin Islands are advantageous to residents of the PRC requiring an offshore holding company.

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In December 2011 Gao Yi Sha Yang decided to abandon his plans for Huashi International and agreed to transfer control and ownership of Huashi International to Dragons Soaring in exchange for HK$10,000 ($1,300).  Baoyuan Zhu assumed managerial control of Huashi International and Huashida Consulting pending formal legal transfer of ownership.

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On January 3, 2012 Huashida Consulting, Huludao Rescue and the equity owners in Huludao Rescue (i.e. Baoyuan Zhu and Jianjun Gao) entered into a set of agreements described below as the “VIE Agreements,” which created an affiliation between Huashida Consulting and Huludao Rescue.

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On January 5, 2012, the transfer of ownership of Huashi International to Dragons Soaring was completed by official recording of the transfer. By oral agreement, any benefits of the VIE Agreements that accrued between January 3, 2012 and January 5, 2012 were assigned to the new owner of Huashi International.

●	On June 15, 2012 the reverse acquisition transaction between the Shareholders of Dragons Soaring and Bridgeway vested in Bridgeway ownership of the chain of subsidiaries described above.

Subsequent to the closing of the Exchange Agreement, we conduct our operations through our controlled consolidated affiliate Huludao Rescue.  Huludao Rescue is an integrated company specializing in sales agency of mining equipment and leasing agency of rescue capsules, mining equipment design and mine safety system research. The Company is located in integrated industrial park of Beigang Industrial Park of Huludao City, People’s Republic of China.

Contractual Arrangements with our Controlled Consolidated Affiliate and its Shareholders

On January 3, 2012, prior to the reverse acquisition transaction, Huashida Consulting and Huludao Rescue and its shareholders, Baoyuan Zhu and Jianjun Gao, entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Huludao Rescue became Huashida Consulting’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. Although Huludao Rescue falls under an industry that is not a restricted or forbidden to foreign investment, PRC regulations do require only certain methods of foreign ownership is permissible.  Stock exchanges are not a permissible method of gaining foreign ownership of a PRC operating company under current PRC regulations.  In order for Huashida Consulting to acquire ownership of Huludao Rescue, Huashida Consulting would have to purchase Huludao Rescue for cash, and the purchase price would be subject to the approval of the Ministry of Commerce, which would only approve the purchase price after a lengthy review to determine that the purchase price was commercially fair.

Due to the obstacles to actual acquisition of Huludao Rescue, the Company utilized the VIE Agreements in order to properly gain control and the economic benefits of Huludao Rescue.  The VIE Agreements included:

(1)
an Exclusive Technical Service and Business Consulting Agreement between Huashida Consulting and Huludao Rescue pursuant to which Huashida Consulting is to provide technical support and consulting services to Huludao Rescue in exchange for (i) 95% the total annual net profit of Huludao Rescue and (ii) RMB100,000 per month ($15,710).

(2)
a Call Option Agreement among Baoyuan Zhu, Jianjun Gao, and Huashida Consulting under which the shareholders of Huludao Rescue have granted to Huashida Consulting the irrevocable right and option to acquire all of the equity interests in Huludao Rescue to the extent permitted by PRC law. If PRC law limits the percentage of Huludao Rescue that Huashida Consulting may purchase at any time, then Huashida Consulting may repeatedly exercise its option in such increments as may be allowed by PRC law. The exercise price of the option is RMB1.00 ($0.16) or any higher price required by PRC law. This option could be exercised if, in the future, the PRC liberalizes the regulations governing acquisition of PRC entities, or if Bridgeway transferred to Huashida sufficient capital to satisfy the requirements of the Ministry of Commerce as to an adequate purchase price.  In the meantime, the Call Option Agreeement serves to protect the Company’s interest in Huludao Rescue, as Huludao Rescue shareholders agree to refrain from taking certain actions which might harm the value of Huludao Rescue or Huashida Consulting’s option;

(3)
a Proxy Agreement by Baoyuan Zhu and Jianjun Gao pursuant to which they each authorize Huashida Consulting to designate someone to exercise all of their shareholder decision rights with respect to Huludao Rescue,; and

(4)
A Share Pledge Agreement between Baoyuan Zhu, Jianjun Gao, Huludao Rescue and Huashida Consulting under which the shareholders of Huludao Rescue have pledged all of their equity in Huludao Rescue to Huashida Consulting to guarantee Huludao Rescue’s and Huludao Rescue’s shareholders’ performance of their obligations under the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement and the Proxy Agreement.  As discussed above, share exchanges are not permitted methods to transfer ownership of PRC operating companies to foreign investors.  As a result, the VIE agreements through the Call Option and Share Pledge Agreement, attempt to give Huashida Consulting the option to gain actual ownership of the shares of Huludao Rescue in the event it is can be achieved in accordance with PRC laws.   The transfer of ownership interests in Huludao Rescue to Huashida Consulting would be beneficial to U.S. investors because having ownership control, in contrast to contractual rights over Huludao Rescue, strengthens the control the US parent company has over the operating company Huludao Rescue.

The VIE Agreements with our Chinese affiliate and its shareholders, which relate to critical aspects of our operations, may not be as effective in providing operational control as direct ownership. In addition, these arrangements may be difficult and costly to enforce under PRC law.  To date, Huludao Rescue has not made any payment to Huashida Consulting, but all amounts due under the Exclusive Technical Service and Consulting Agreement have been accrued. Our plan for the forseeable future is that Huludao Rescue will make payments to Huashida Consulting to the extent necessary for that entity and Huashi International  to pay their expenses.  Huludao Rescue may also make payments to Huashida Consulting for the purpose of funding the expenses of our U.S. parent company, although in the near term we expect to fund those expenses by borrowing U.S. Dollars from related parties.  The remainder of the obligations of Huludao Rescue to Huashida Consulting will be accrued without interest, penalties or other compensation for the delay in payment.  See “Risk Factors - Risks Relating to the VIE Agreements.”

Under the terms of the VIE Agreements, Huludao Rescue and its shareholders are contractually required to operate Huludao Rescue prudently and effectively in a manner intended to maximize profits.  Without the consent of Huashida Consulting, Huludao Rescue’s shareholders may not allow it to: dispose of or mortgage its assets or income (except in the ordinary course of business); increase or decrease its registered capital (including issuing any equity securities); enter into any material agreements with its shareholders outside of the ordinary course of business; appoint or remove any of Huludao Rescue’s directors or management; make any distribution of profits or dividends; or be terminated, liquidated or dissolved.

However, Huludao Rescue is not specifically prohibited from acting in certain ways which could reduce its value to the Company.  For example, Huludao Rescue can pay its officers and directors compensation without Huashida Consulting’s consent, and such compensation could reduce the net profits payable by Huludao Rescue to Huashida Consulting under the terms of the Exclusive Technical Service and Business Consulting Agreement.  Furthermore, Huludao Rescue’s directors and officers are affiliates of Bridgeway Acquisition Corp.: Baouyan Zhu is the Chairman of both Huludao Rescue and Bridgeway Acquisition Corp.; Zhengyuan Yan is a Director and the Chief Executive Officer of both Huludao Rescue and Bridgeway Acquisition Corp.; Wenqi Yao is the Chief Financial Officer of both Huludao Rescue and Bridgeway Acquisition Corp.; and Jianjun Gao is a Director of both Huludao Rescue and Bridgeway Acquisition Corp.

The foregoing description of the terms of the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement, the Proxy Agreement and the Share Pledge Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this report, respectively, which are incorporated by reference herein.

See “Related Party Transactions” for further information on our contractual arrangements with these parties.

After the exchange, our current organizational structure is as follows:

OUR INDUSTRY

We believe the mining rescue capsule leasing industry has high demand with limited suppliers of services.  The industry is large, with non-public price parameters, and has been rapidly emerging in recent years.

The foreign specialized manufacturing of mining rescue capsules mainly concentrate in a few countries developed in mining industry, such as America, Australia, Canada and South Africa. Moreover, the sales prices are relatively high, usually twice as high than those of rescue capsules referred by the Company to its clients.

The coal mine safety system monitoring technology in the PRC was put into use very late. In the early 1980’s, a batch of safety monitoring systems were introduced from Poland, France, Germany, England and America, and  not all of the coal mines were equipped with them.  Due to the low-level technology, bad function and extension, site maintenance and lagging technology services, some monitoring systems at that time were phased out or stopped production.  Moreover, documents from government offices provide that before 2013, coal mines, no matter in what size, should comprehensively establish six systems of security monitoring system, miners positioning system, emergency system, wind pressure self-rescue system, water rescue system and communication system. As a result, all kinds of system manufacturers kept emerging, which promotes continuous improvements in the production quality and customer service.

According to statistical data of the China Coal Machinery Industry Association, the rate of coal mining mechanization of large size coal mines in China is 80%, and middle size is about 40%. The difficult  link of mechanically exploiting  the PRC’s mines are the small mines. Domestic small coal mines have low-level mechanization, backward technology, poor condition of technical equipment and low safety guarantees.  In order to comprehensively improve the production level of small size coal mines, (2010) No.23 Document Notice from State Council about further enhancing the safety production of enterprises provides that the mechanization of exploring and excavating loading should exceed 45% and 70%, respectively, by the end of 2012, and the numbers should increase to 55% and 80% by the end of 2015, emphasizing to promote the mechanization of exploring, excavating and transportation, which brings a large business opportunity to coal mine equipment manufacturers.

As a result of Chinese coal producers increasing investment in fixed assets, including purchase and maintenance of the coal machinery, the production and sale of the Chinese coal exploring machinery industry has dramatically risen every year compared to prior years. The significant growth of investment of the Chinese coal exploration industry promotes the increase of demand for coal exploring machinery and equipment, which is important to the coal exploration industry. As a result of the advantages of relatively competitive prices, continuous improvement of quality and technology standards, and after-sale service, Chinese coal mines still purchase domestic coal exploring machines. According to the report of Chinese coal machinery industry association issued in 2009, imported coal exploring machines constitutes only 3% of sold machines purchased in China. The time of designing a new machine is typically 5 years, while the replacement or upgrade of this kind of machine is about 5 years. Therefore, we believe that in the past several years, the rapid increase of sales of Chinese coal machines means the demand of Chinese coal machines will grow rapidly in the future. In addition, the rapid growth of production sales of coal exploring machines will also spur the demand of after-sale services.

OUR GROWTH STRATEGY

Based on the current development status of the domestic and foreign mining equipment industry, the Company intends to take different development measures and optimize the service system, to realize innovative development of the Company, and achieve profitability.

Innovating technology to seize the market

While the Company steadily develops the design of mining equipment and the research of coal mine safety systems, it will utilize existing technology and market advantages, continually improve the internal operation and management mechanisms of the Company, strengthen investment and technology innovation capability to accelerate the upgrade of mine safety systems by increasing our investment  in research and development, cooperating with firms who operate in foreign industries and learning from their technical experiences. In addition, the Company plans to expand the market applications of its systems, and research multi-purpose safety systems that can be used simultaneously in projects such as nonferrous metal and tunnel engineering. Additionally, the Company intends to expand its sales channels and increase the total proportion of its design and research income, to increase its market share.

Expanding the Southeast Asia market to enter into the global market

The Company will utilize its experience in the mine product agency business as well as its knowledge of appropriate pricing to enter the Indian market. With the Southeast Asia market as its initial international expansion, the Company hopes to gradually open up the international market, implement a global strategy, and establish awareness of the Company in international markets.

The foreign specialized manufacturing of mining rescue capsules have prices that are typically double the price of rescue capsules referred by the Company to its clients. The Company intends to utilize this price advantage and the performance of the products it refers to enter the Indian market. India, as the third largest coal mine country after China and America, has only 28% of machinery adapted to its domestic safety requirements, which represents an opportunity for the Company. Currently most colliery equipment in India is imported.

The Company hopes to gradually establish and expand its sales agency channels in the Indian market, and at the same time strengthen technical exchange communications with foreign enterprises in the industry in order to seek international cooperation opportunities to promote the globalization progress of our business to introduce and absorb the world’s advanced technology and management experience.  We believe this will allow the Company to keep up with international standards of the mining industry and improve the quality of our products and our management, as well as our international market competitiveness.

Establishing domestic agency networks to expand business channels

Currently, the Company’s domestic business mainly focuses on Northeast and North China due to geographical factors. This current focus is only a small portion of the market of coal mine safety systems, mining equipment and mining rescue capsules in the Chinese domestic coal mine market.

As the leading primary energy in China, coal has the most severe production safety issues, which has spurred the large demand in the coal mine safety market. The Chinese government has issued policies addressing the importance and the urgency of mine safety production.   The national policy requires a coal mine safety system, which has effectively ensured the continual strong demand for safety systems.

Due to the promotion of the fast mechanization of China’s coal industry, the demand of mining machinery equipment will also remain large in scope.

Based on the development stage of the domestic coal mine safety equipment market, the Company hopes to establish agent networks in regions like Shanxi, Sichuan, and Inner Mongolia, where coal mining is concentrated, and continue to expand the business channels, to meet the domestic market demand for coal mine safety equipment.

OUR SERVICES

Huludao Rescue executes the business model of "marketing channel referring and R&D design". It obtains service commission revenue from referring sales channels to mining equipment and referring leasing channels to rescue capsule customers and also designs colliery equipment and performs R&D of mine safety systems to obtain service revenue.

The Company maintains cooperative relationships with its clients including the following: 1. Equipment sales enterprises, to whom the Company recommends clients to purchase their equipment; 2. Rescue capsule manufacturing enterprises, to whom company recommend clients to lease their rescue capsules; [3Manufacturing enterprises, to whom the Company provides equipment design service; and 4. Mine enterprises, to whom company provides the R&D service of safety systems].

Our cooperative relationships are with entities with whom we have worked on multiple different types of projects.  Each agreement made with these entities is based on the particular business undertaking. The form of the type of agreements regarding these cooperative relationships are filed as exhibits to this Form 8-K.

The main business of the Company in 2010 and 2011 was mine safety equipment design and safety system development.  However, beginning in the second half of 2011, the Company’s focus and main source of revenue shifted to the commission-based business.  This occurred because the Company developed a significant clientele and contacts and good reputation while engaged in the safety equipment design and safety system development business, which enabled it to move successfully into the commission-based business which is typically more profitable and less costly to engage in.  The Company completed its final equipment design project in the first quarter of 2012 and now gets substantially all of its revenue from the commission-based business.  The Company does not believe that its cessation of its design and development business will adversely affect its commission-based business as it is now well established in its market and no longer requires the market exposure previously provided by the other business.

Sales and Leasing Agency Business

Sales Agency Business

In the course of development, the Company has gradually established long-term strategic cooperative relationships with Chinese heavy mining machine manufacture enterprises, and constantly expands the marketing channel of mining machines to increase the ways of driving corporate earnings, such as expediting the supply channels of equipment, increase the efficiency of product performance, and utilize wide marketing channels.

Our referral contracts with mining equipment sale enterprises are made on a case by case basis and include a term of agreement, an agreement to pay referral fees that will be determined by the equipment type and sale price.  Payment is typically paid within ten days the seller receives initial payment by the purchaser.

Leasing Agency Business

The Company established a leasing agency cooperation relationship with Heilongjiang Hefeng Mine Rescue Equipment Co., Ltd. (“Hefeng Mine Rescue”), under which the Company introduces Hefeng Mine Rescue’s rescue capsules to mining companies. The Company receives rental commissions on such rental arrangements. Mining trail-type rescue capsules produced by Hefeng Mine Rescue has acquired patent certificates of SIPO, with six patents of invention and 13 utility model patents.  We have applied to have the rescue capsule awarded the state mining product safety mark, which currently is held by only seven enterprises throughout China.  We expect that the rescue capsule will receive the state mining product safety mark, because the capsule has to date passed all of the tests conducted by the government testing agencies.  Our application is currently pending before the National Safety Standards Center, which will examine our production capacity and onsite product security systems before granting the safety mark certificate.

Huludao Rescue’s majority shareholder and the Company’s Chairman, Mr. Baoyuan Zhu is also the owner of Hefeng Mine Rescue. For the year ended December 31, 2011 and for the period from May 11, 2010 (inception) through December 31, 2010, lease commissions generated from Hefeng Mine Rescue were $18,540 and $0, respectively. For the three months ended March 31, 2012 and 2011, lease commission generated from Hefeng Mine Rescue was $23,532 and $0, respectively.

Our referral contracts with rescue capsule leasing enterprises are made on a case by case basis and include a term of agreement, an agreement to pay commission fees that will be determined by the type, quantity and leasing price.  The first year commission is typically paid within five days the leasing company receives the rental deposit. The remaining commission is the same amount as the first year and is paid year by year during the rental term.

Equipment Design, System Research and Development

Equipment Design

To reach a cooperative relationship, the Company designs mining equipment for equipment producing companies, pursuant to the high technical standards of similar domestic equipment, ensuring the product performance in accordance with the relevant Chinese regulations.

The Company has employed senior people and professionals in the industry as its business core, and has established a high-level specialty R&D team. Meanwhile the Company  is seeking opportunities to reach cooperative strategic relationships with technical-type companies home and abroad to improve its business qualifications and competitiveness by learning from the experience of domestic and foreign peer industries.

The Company has designed the following types of mining equipment in the past:

(1)  all-terrain rescue vehicle: modular design which includes a carrying platform with multifunctional platforms including  a transportation function, medical treatment function and an engineering rescue function, which enables the rescue vehicle to complete various types of rescue missions.

(2) hammer crusher: an up-down bracket structure, in which the two brackets are welded with a steel plate and are connected with bolts. A hammer crusher is used to crush medium hard to weak materials.

(3) energy saving fan: based on the original mining energy saving fan, through technical improvements the Company has designed a fan that has higher running efficiency, lower noise, larger performance range, and is more efficient at saving electricity than the original model.

Our equipment design contracts are made on a case by case basis and include a description of the equipment design to be performed, the aggregate cost of the design service, a payment installation schedule and the date for which the project is to be completed by the Company.

System Research and Development

After constant efforts and independent innovation, the Company has developed multiple mining safety systems with different specifications, which have the characteristics of wide technologies and multi-application areas. The Company researches and develops security safety systems of the highest performance on the basis of the differences of the subsurface environment of cooperative coal mine enterprises. With this technology, the Company established a series of follow-up service systems, which provides superior follow-up training and Software Maintenance Service for cooperative companies, to ensure them to obtain superior technical support.

The colliery down-hole safety systems R&D conducted by the Company include:

(1) safety monitoring system: monitoring system over operating status and information transfers.  The Company has completed and delivered this system to three clients by the end of June 30, 2012, and is researching and developing this system for two clients with one to be delivered by the end of July 2012, and another to be delivered by the end of November 2012:

(2) gas forecast system: takes the information of mining gas geological space and property as the major content of management, which is able to provide an aid for mining gas control decision making. The Company has researched and developed this system for three clients, two of which had contracts that had been completed by June 2012 and one of which the contract was completed by the end of July 2012.

(3) down-hole crew positioning system: with support of the system software, the master computer of the ground monitoring center, through data transmission interface and communication optical / electric cable paved along the roadway, uninterrupted and instantaneously collects data from the wireless acquisition unit assembled down-hole, which will collect the information of identification cards within the effective identification range automatically, and uninterruptedly and instantaneously transfer the related data to the ground center station via the transit network. The Company has researched and developed this system for eight clients and has completed this system and delivered it to all eight clients by the end of June 2012.

(4) down-hole communication system: provides safety information and education in daily life, broadcast safety regulations, precautions and matters needing attention, such as to enhance the crew's safety awareness in a specified area. If it detected an alarm from the safety system that there is a significant accident down-hole, the advance setting procedure can be used to transfer related pre-arranged emergency plans and instruct the site personnel to withdraw. The Company has provided seven clients with this system research and development. By the end of June 2012, the Company had delivered the completed work to six clients and to one client by the end of July 2012.

The Company charges service fees by stages for the services described above, which alleviates the financial pressure of the cooperation enterprises and lays a solid foundation in order to further enhance its price competition and obtain market share.

Our safety system research and development agreements are made on a case by case basis and include a description of the safety system research and development project to be completed, the aggregate cost of the project, a payment installation schedule and the date for which the project is to be completed by the Company. The agreements further provide that all intellectual property that results from our services under the contract becomes the property of the customer.

All research and development activities are conducted pursuant to engagements with customers.  As a result all expenses related to research and development are included in the Company’s cost of sales.  The cost of research and development for the fiscal years ending December 31, 2011 and 2010, was $1,096,373 and $441,778, respectively.

CUSTOMERS

The Company’s contracts vary in dollar amount from as little as $10,000 to amounts in excess of $500,000.  Because we provide a specific service to our customers, our relationships with our customers are generally not perennial, and we do not depend on any specific customer for continuing business.  However, fulfillment of a large contract with a specific customer can represent a significant portion of our revenue for the period in which the customer’s work is completed.  For example, during the first quarter of 2012 sales to one customer produced 60% of the Company’s total revenue for the quarter; during the first quarter of 2011 sales to five customers accounted for approximately 59% of total sales.  During fiscal year 2011, only one customer accounted for more than 10% of our revenue:  the Shanxi Taizhong Coal Mining Machinery Equipment Co., Ltd., which paid us a leasing commission that equaled 30% of our revenue for 2011.  During the period from inception of our operations through the end of 2010, two customers for equipment design and two customers for system design each accounted for more than 10% of our revenue.   The fact that fulfillment of large contracts can represent a sizeable portion of the revenue in a single period means that the level of our revenue will tend to rise and fall from quarter to quarter depending on when we complete large contracts.

SUPPLIERS

(1) The leasing rescue capsules introduced by company are supplied by Hefeng Mine Rescue;

(2) The mining equipment referred for sale by the company are supplied by Henan Hongxing Mining Machinery Co., Ltd, Shandong Qiancheng Heavy Mining Equipment Co., Ltd, Shanxi TZ Coal Mine Whole-set Equipment Co., Ltd, Tangshan Guanneng Machinery Equipment Co., Ltd, etc.

MARKETS, SALES AND DISTRIBUTION

The Company establishes long-term cooperative relationships with mining product manufacturing enterprises, then helps make sales or leasing contacts between the manufacturers and mine operators through the Company’s introduction services.  The Company earns commissions upon a completed contract. In addition, the Company sells services to design mine and rescue equipment products for manufacturing enterprises, research and develop mine safety systems for mine enterprises, and provide paid training and maintenance services. These services are then subcontracted to third parties to complete the work.

Huludao Rescue provides rescue equipment design services to equipment manufacturing enterprises, and these manufacturing enterprises are customers to Huludao Hefeng. These enterprises are: (1) Suizhou Anbao Automobile Trading Co,. Ltd; (2) Shenyang Kaishan Kaisa Machinery Co., Ltd; (3) Harbin Jianyuan Coal Mining Rescue Equipment Co., Ltd; (4) Luoyang Dongxin Large-scale Industry Science Co., Ltd; (5) Shijiazhuang Coal Mining Machinery Co.,Ltd.; and (6) Shanghai Xuanshi Machinery Co., Ltd.

Huludao Rescue provides safety monitoring system R&D for the following coal mines: (1)Jizhong Resource Zhangjiakou Mining Group Co., Ltd, Xuandong Coal Mine NO.2; (2) Shanxi Mining Group Co.,Ltd, Guandi Coal Mine; (3) Baoji Qinyuan Coal Mining Co., Ltd.; (4) Hebei Weixian West Coal Mining Construction Institution; (5) Jiangsu Mingda Mining Investment Group Co.,Ltd.; and (6) Shanxi Changzhi Hongshan Coal Mining Co., Ltd.

The suppliers of Huludao Rescue are software engineering companies. Huludao Rescue outsources portions of equipment design and system design work to these software engineering companies which are: (1) Qingdao Suoer Special Automobile Technology Co.,Ltd; (2) Zhengzhou Yilong Mining Equipment Co., Ltd.; (3) Huludao Qianlong Science Development Co.,Ltd.; and (4) Topsoft Information Technology(Dalian) Co., Ltd.  In recent periods, Huludao Rescue has outsourced approximately one-third of its software development projects.

OUR COMPETITION

The Company mainly focuses on mine manufacturing safety. At present, the Chinese mine rescue products industry is still in its infancy, with not many enterprises that engage in rescue product manufacture and sales, and competitive environments are not formed yet. The Company, however, has upstream supply enterprises with products of patent technology, and downstream contact with extensive mine enterprises. As a result, the Company has strong market competitiveness in environments where the industry is not mature.

INTELLECTUAL PROPERTY

The Company does not rely on intellectual property to run its operations and does have any material intellectual property assets.

REGULATION

The emphasis from national government departments like the China Administration of Coal Mine Safety on the safeguarding of mine safety production is a positive development for the Company’s business prospects.  The Chinese government has released the following regarding mine safety in China:

1.      “Circular of the State Council on further strengthening enterprise safety production” (GF [2010] No. 23) expressly specifies: coal mines and non coal mines shall formulate and implement the production technology and equipment standards, install monitoring and controlling systems, underground personnel tracking systems, emergency systems, pressure self-rescue systems, water rescue systems, communication systems and other technical equipment, and complete the tasks within 3 years.

2.      “Circular of State Administration of Coal Mine Safety of the National Security Supervision Administration on issuing the interim provisions of establishment and administration of coal mine underground emergency system” (AJZMZ [2011] No.15): By June, 2012, all mines with coal and gas outburst must have completed the establishment and improvement of their emergency systems.

3.       The document [MAJSHB 2009 No. 34] issued by the office of State Administration of Coal Mine Safety: “Circular on completing the pilot project declaration of coal mine underground shelter {rescue capsules} establishment”. In 2010, all related mine enterprises required by Administration of Coal Mine Safety of Hebei, Shanxi, Liaoning, Heilongjiang, Anhui, Henan and Shandong: coal mines such as Shenlong, Zhongmei, Kailuan, Yangquan, Jincheng, Lu’an, Tiefa, Longmei, Huai’an, Pingdingshan shall complete the trial work of shelter {rescue capsules} establishment, and prepare for the 2012 comprehensive promotions.

The requirements of the Chinese government to national coal mining enterprises regarding the size expansion and safety guidelines, will increase the demand of production facilities and safety systems of major coal mine enterprises, and in return will enhance the expansion and development of the industry Huludao Rescue is engaged in. The purchase and utilization of mining equipment and safety systems is no longer only the choice of those coal mine enterprises but has to be executed in accordance with the state policy, which we believe will be a driving force for the development of the industry in which the Company engaged in. We believe the increasing demand for mining equipment and safety systems will lead to the emergence of a large scale of equipment production enterprise and safety system demanded by enterprises, which will bring more extensive clients in the equipment design and system R&D business to the Company, which in turn will bring more volume of business for our other two businesses, referring equipment for sale and referring rescue capsule for lease.

The rescue capsule produced by Hefeng Mine Rescue is in the application process for the certificate of the state mining product safety mark.  The application has been delayed temporarily, however, as government officials in China have spent a large portion of the late summer and fall preparing for the Eighteenth National Party Congress, which was recently convened. Without approval, mining rescue capsule cannot be sold in the market but can be leased to mine enterprises to practice on a pilot basis. After obtaining the certificate, the mining rescue capsule could be sold to market and we will charge the sales commission for referring sales in addition to the lease commission we receive currently.

The process for obtaining the certificate of the state mining product safety mark is as follows:

1.  Application
Mining products safety mark application company (herein refers to as "applicant") shall apply for the safety mark for their products and submit the application materials to the Safety Standard National Mining Products Safety Center (herein refers to as "Safety Standard National Center").

2.  Preliminary examination and acceptance
The Safety Standard National Center will conduct the preliminary examination to the application materials the applicant submitted and will sign the application contract for acceptance if the materials meet the requirements.

3.  Technique examine and products inspection
The Safety Standard National Center will organize the technique examine for the products in application and will authorize an inspection organization authorized by the National Security Supervision Administration to proceed the inspection.

4.  On-site assessment
The Safety Standard National Center will arrange the assessment group to conduct on-site inspection and assessment about the right as principal, production capacity and security system for the safety performance of products of the applicant.

5. Final judgment and the issue of the safety mark certificate
The Safety Standard National Center will comprehensively assess the results of the technique examine, production inspection and site assessment, after all of which will issue safety mark certificate, permit its use and make an announcement for the qualified applications.

6.  Supervision and inspection
The Safety Standard National Center will supervise and inspect the products with the safety mark and its certificate holder as well as increase the frequency of the supervision and inspection for the key products.

Hefeng Mine Rescue is currently in the fifth stage described above.

OUR EMPLOYEES

As of June 30, 2012, the Company had 88 full time employees and no part time employees.   Eight employees are in the administration department, three in the financial department, 30 in the training department, 40 in the design department and R&D and seven are in the marketing.

PROPERTIES

The Company’s principal office has 2,153 square feet and is located at Suite A 10F, Nanhai Fishing Port, Haibin Road,,Longgang District, Huludao PRC.  The Company pays annual rent of RMB84,000 ($13,217) per year. The current lease expires on December 31, 2014.

The Company also maintains a 1,399 square foot office at Western Room 2, Comprehensive Service Building, No.88,Taishan Street, North Port Industrial Park, Longgang  District,  Huludao PRC.  The Company pays annual rent of RMB168,000 ($26,435) per year.  The current lease expires on April 30, 2014.

Where our employees work depends on the type of work they do for our companies. Employees who work in administration typically work at our principal office. Employees who work in our design, R&D, marketing and training departments will typically work at the offices of our clients and partners to conduct marketing, inspection, equipment checking or training.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled "Special Notes Regarding Forward-Looking Statements" immediately following these risk factors for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

Substantially all of our business, assets and operations are located in the PRC.

Substantially all of our business, assets and operations are located in the PRC. The economy of the PRC differs from the economies of most developed countries in many respects. The economy of the PRC has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of the PRC, but may have a negative effect on us.

Our management has no experience in managing and operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our current management has no experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including our attorneys and accountants.  Most of our middle and top management staff are not educated and trained in the Western system, and we may have difficulty hiring new employees in the PRC with such training. As a result, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002, as amended. This may result in significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with the U.S. Securities and Exchange Commission, or the SEC, rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002, as amended. For example, the Company disclosed in its most recent Form 10-Q covering the quarterly period ended April 30, 2012 that its disclosure controls and procedures of the former principal executive officer and former principal financial officer were not effective as of the end of the period covered by the 10-Q.  In addition, the Company disclosed in its Form 10-K for the fiscal year ended October 31, 2011 that the Company’s internal control over financial reporting was not effective do to a material weakness relating to a lack of segregation of duties in financial reporting.  Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in developing of an active and liquid trading market for our common stock. To the extent that the market place perceives that we do not have a strong financial staff and financial controls, the market for, and price of, our stock may be impaired.

We operate in the mining equipment and mine safety industry.  A failure of mining equipment designed by us, or the failure of safety systems design by us, could subject us to liability which may materially adversely affect our business, results of operations and financial conditions.

Huludao Rescue provides equipment design to mining equipment production companies for manufacturing.  The equipment production companies will seek to sell the products by themselves after the manufacturing.

If there are any accidents related to the products manufactured by equipment production companies in the later course of using them, the government department in charge will investigate and identify related responsibilities of the accidents to make sure which party should be responsible for example:

A.	If the accident is confirmed to be caused by the inappropriateness of using equipment products by users, then the users would undertake responsibilities themselves.
B.	If the accident is confirmed to be caused by equipments design by equipment production companies, then equipment production companies should undertake corresponding responsibilities.
C.	If the accident is confirmed to be caused by equipments design by the Company, then the Company would undertake corresponding liabilities.

The Company provides security system for the mining enterprises. If there are any accidents, the government department in charge will investigate and identify related responsibilities of the accident to make sure which party should be responsible for example:

A.	If the accident is confirmed to be caused by the inappropriateness of using the security system by the mining enterprises, then the mining enterprises should undertake corresponding liabilities.
B.	If the accident is confirmed to be caused by the quality of security system or design problems, then the Company should undertake corresponding liabilities.
C.
Specific responsibilities can be classified as: economic compensation and criminal responsibility. The determination of responsibility and standard of penalty will be determined by government department in charge or court under the PRC regulations.

If the Company is found to be liable by governmental authorities it may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition.

Our revenue and earnings may rise and fall from quarter to quarter depending on when we complete large contracts.

The Company’s contracts vary in dollar amount from as little as $10,000 to amounts in excess of $500,000.  Because we provide a specific service to our customers, our relationships with our customers are generally not perennial, and we do not depend on any specific customer for continuing business.  However, fulfillment of a large contract with a specific customer can represent a significant portion of our revenue for the period in which the customer’s work is completed.  For example, during the first quarter of 2012 sales to one customer produced 60% of the Company’s total revenue for the quarter; during the first quarter of 2013 sales to five customers produced 59% of our total sales.  In 2011 one customer produced 30% of our total sales and in 2010 four customers produced 57% of total sales.  As a result, our revenue and earnings may rise and fall from quarter to quarter depending on the size of the contracts for which we record revenue during each the quarter.  This lack of consistency in financial results from quarter to quarter will make it difficult for investors and analysts to project growth trends in our business, which may discourage certain investors from acquiring our stock.

We derive all of our revenues from sales in the PRC and any downturn in the Chinese economy could have a material adverse effect on our business and financial condition.

All of our revenues are generated from sales and leases in the PRC or from commissions generated in the PRC. We anticipate that revenues from sales or leases of products in the PRC will continue to represent all or substantially all of our revenues in the near future. Our success is influenced by a number of economic factors such as employment levels, business conditions, interest rates, oil and gas prices and taxation rates. Adverse changes in these economic factors, among others, may restrict customer spending, thereby negatively affecting our sales and profitability.

Our planned expansion could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints.

Our planned expansion could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints. Moreover, the costs involved in these projects may exceed those originally contemplated. Costs savings and other economic benefits expected from these projects may not materialize as a result of any such project delays, cost overruns or changes in market circumstances. Failure to obtain intended economic benefits from these projects could adversely affect our business, financial condition and operating performances.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

Our limited operating history may not provide a meaningful basis for evaluating our business. The Company entered into its current line of business in 2010. Although the Company’s revenues have grown rapidly since its inception, we cannot guarantee that we will maintain profitability or that we will not incur net losses in the future. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●	obtain sufficient working capital to support our expansion;

●	expand our service offerings and maintain the high quality of our services;

●	manage our expanding operations and continue to fill customers’ orders on time;

●	maintain adequate control of our expenses allowing us to realize anticipated income growth;

●	implement our service development, sales, and acquisition strategies and adapt and modify them as needed;

●	successfully integrate any future acquisitions; and

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anticipate and adapt to changing conditions in the mining industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of the foregoing risks, our results of operations may be materially and adversely affected.

We need additional capital to fund our growing operations, and we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

Although we believe our cash on hand and cash flow from operations will meet our present cash needs for the next 12 months, we believe that we will need additional capital to fund our long term growth strategy. If adequate additional financing is not available on reasonable terms, we may not be able to implement our growth strategy successfully, and we would have to modify our business plans accordingly. Additional financing may not be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability, and (ii) our success in developing and implementing our growth plan.  We may not be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our securities can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. Any additional funding we may require may not be available on reasonable terms, if at all.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our future marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to expand our operations and to operate profitably.

Even if we do find a source of additional capital, we may not be able to receive additional capital that on terms are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing stockholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the currently outstanding securities. Such additional financing may not be available to us, or if available, may not have terms that are favorable to us.

We require highly qualified personnel and if we are unable to hire or retain qualified personnel, we may not be able to grow effectively.

Our future success also depends upon our ability to attract and retain highly qualified personnel. Expansion of our business and the management, and the proposed growth of our business will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. We may not be able to attract or retain highly qualified personnel. Competition for skilled mining agency personnel is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

The loss of the services of our key employees, particularly the services rendered by Baoyuan Zhu, our chairman, Zhengyuan Yan, our chief executive officer, and Wenqi Yao our chief financial officer, could harm our business.

Our success depends to a significant degree on the services rendered to us by our key employees. If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Baoyuan Zhu, our chairman, Zhengyuan Yan, our chief executive officer and Wenqi Yao, our chief financial officer. We currently do not have key employee insurance for our officers and directors. The loss of any these key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. Since we had no obligations as a public company prior to the reverse acquisition on June 15, 2012, we did not have any such expenses prior to that date. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $75 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $75 million.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the U.S. Foreign Corrupt Practices Act, or the "FCPA", and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption law, which strictly prohibits the payment of bribes to government officials.

We have operations, agreements with third parties and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our company, because these parties are not always subject to our control. We are in process of implementing an anticorruption program, which prohibits the offering or giving of anything of value to foreign officials, directly or indirectly, for the purpose of obtaining or retaining business. We believe that to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

RISKS RELATED TO DOING BUSINESS IN CHINA

Adverse changes in political and economic policies of the PRC government could impede the overall economic growth of China, which could reduce the demand for our products and damage our business.

We conduct substantially all of our operations and generate most of our revenue in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

●	A higher level of government involvement
●	An early stage of development of the market-oriented sector of the economy
●	A rapid growth rate
●	A higher level of control over foreign exchange
●	The allocation of resources

As the PRC economy has been transitioning from a planned economy to a more market-oriented economy, the PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. While these measures may benefit the overall PRC economy, they may also have a negative effect on us.

Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

Any adverse change in economic conditions or government policies in China could have a material adverse effect on the overall economic growth in China, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our business and prospects.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiaries in the PRC. Our operating subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

We are a Delaware holding company and most of our assets are located outside of the United States. All of our current operations are conducted in the PRC. In addition, all of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

If we are found to have failed to comply with applicable laws, we may incur additional expenditures or be subject to significant fines and penalties.

Our operations are subject to PRC laws and regulations applicable to us. However, many PRC laws and regulations are uncertain in their scope, and the implementation of such laws and regulations in different localities could have significant differences. In certain instances, local implementation rules and/or the actual implementation are not necessarily consistent with the regulations at the national level. Although we strive to comply with all the applicable PRC laws and regulations, we cannot assure you that the relevant PRC government authorities will not later determine that we have not been in compliance with certain laws or regulations.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively.

All our sales revenue and expenses are denominated in RMB. Under PRC law, the RMB is currently convertible under the "current account," which includes dividends and trade and service-related foreign exchange transactions, but not under the "capital account," which includes foreign direct investment and loans. Currently, our PRC operating subsidiaries may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenue will be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund our business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by our PRC operating subsidiary under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE. In particular, if our PRC operating subsidiary borrows foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance the subsidiary by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or MOFCOM, or their respective local counterparts. These limitations could affect their ability to obtain foreign exchange through debt or equity financing.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Because substantially all of our earnings and cash assets are denominated in RMB, fluctuations in the exchange rate between the U.S. dollar and the RMB will affect our balance sheet and our earnings per share in U.S. dollars. In addition, appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People's Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiary's ability to pay dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses.

Substantially all of our revenues are earned by our PRC subsidiary. However, PRC regulations restrict the ability of our PRC subsidiary to pay dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

We cannot determine whether, under the EIT Law, we may be classified as a "resident enterprise" of China. Such classification would likely result in unfavorable tax consequences to us and our non-PRC stockholders.  Our inability to make the determination will subject our shareholders to uncertainty regarding whether sale of their shares will subject them to taxation in China.

Under the New Income Tax Law, enterprises established outside the PRC whose "de facto management bodies" are located in the PRC are considered "resident enterprises" and their global income will generally be subject to the uniform 25.0% enterprise income tax rate. On December 6, 2007, the PRC State Council promulgated the Implementation Regulations on the New Income Tax Law (the "Implementation Regulations"), which define "de facto management bodies" as bodies that have material and overall management control over the business, personnel, accounts and properties of an enterprise. In addition, a recent circular issued by the State Administration of Taxation on April 22, 2009 provides that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a "resident enterprise" with its "de facto management bodies" located within the PRC if the following requirements are satisfied:

(i)	the senior management and core management departments in charge of its daily operations function mainly in the PRC;

(ii)	its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC;

(iii)	its major assets, accounting books, company seals, and minutes and files of its board and shareholders' meetings are located or kept in the PRC; and

(iv)	more than half of the enterprise's directors or senior management with voting rights reside in the PRC.

Because the EIT Law, its implementing rules and the recent circular are relatively new, no official interpretation or application of this new "resident enterprise" classification is available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.  Because we lack guidance regarding how the PRC tax authorities will interpret and apply the EIT Law, our management has determined that it will not make a decision as to whether Bridgeway is a resident enterprise for PRC enterprise income tax purposes unless and until we either plan to remit funds from our WFOE to its Hong Kong shareholder or we plan to pay dividends to the shareholders of our U.S. parent corporation.  In either situation, our determination would be based on interpretations of the EIT Law prevailing at that time.

If the PRC tax authorities determine that Bridgeway is a "resident enterprise" for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow:

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First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income.  This would mean that any non-China source income would be subject to PRC enterprise income tax at a rate of 25%, the same rate applied to corporate income earned within China.  However, since all of our operations are carried out by our Chinese subsidiaries and affiliates, it is unlikely that we will have any non-China source income in the foreseeable future.

●
Second, although under the EIT Law and its implementing rules dividends paid to our non-PRC subsidiaries ~~us~~ from our PRC subsidiary would qualify as "tax-exempt income," we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes.  Currently, neither our U.S. parent corporation nor any of our non-PRC subsidiaries has any significant cash resources or liquid assets.  Unless and until our U.S. parent corporation obtains funds from the sale of securities, the funds required to operate our U.S. parent corporation and our non-PRC subsidiaries must be obtained either from loans by related parties or by dividends paid by our PRC subsidiary.  Imposition of a withholding tax on such dividends could interfere with our ability to finance the operations of our U.S. parent and non-PRC subsidiaries.

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Third, it is possible that future guidance issued with respect to the new "resident enterprise" classification could result in a situation in which the PRC will attempt to impose a 10% withholding tax on dividends that Bridgeway pays to our non-PRC stockholders.

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Finally, it is possible that resident enterprise classification could result in the PRC seeking to tax any gains derived by our non-PRC stockholders from transferring their shares in our company. Although most of our non-PRC shareholders would not be subject to the jurisdiction of the PRC tax authorities, the uncertainty regarding whether they may be liable to pay such a tax could be a burden for some of our shareholders, particularly those who have business or other interests in the PRC.

If the China Securities Regulatory Commission, or CSRC, or another PRC regulatory agency determines that CSRC approval is required in connection with the reverse acquisition of Dragons Soaring the, reverse acquisition may be unwound, or we may become subject to penalties.

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the " M&A Rule ", which became effective on September 8, 2006. The M&A Rule, among other things, requires that an offshore company controlled by PRC companies or individuals that have acquired a PRC domestic company for the purpose of listing the PRC domestic company's equity interest on an overseas stock exchange must obtain the approval of the CSRC prior to the listing and trading of such offshore company's securities on an overseas stock exchange. In addition, when an offshore company acquires a PRC domestic company, the offshore company is generally required to pay the acquisition consideration within three months after the issuance of the foreign-invested company license unless certain ratification from the relevant PRC regulatory agency is obtained. On September 21, 2006, the CSRC, pursuant to the M&A Rule, published on its official web site procedures specifying documents and materials required to be submitted to it by offshore companies seeking CSRC approval of their overseas listings.

We believe the M&A Rule concerning the CSRC approval for acquisition of a PRC domestic company by an offshore company controlled by PRC companies or individuals should not apply to our reverse acquisition of Dragons Soaring because none of Dragons Soaring, Huashi International, and Huashida Consulting is a "Special Purpose Vehicle" or an "offshore company controlled by PRC companies or individuals" at the moment of acquisition. However, we cannot assure you that we would be able to obtain the approval required from MOFCOM and if the PRC regulatory authorities take the view that the reverse acquisition of Dragons Soaring constitutes a round-trip investment without MOFCOM approval on such round-trip investment, they could invalidate our acquisition and ownership of Dragons Soaring.

The M&A Rule establishes more complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rule establishes additional procedures and requirements that could make some acquisitions of Chinese companies by foreign investors more time-consuming and complex, including requirements in some instances that the PRC Ministry of Commerce be notified in advance of any change-of-control transaction and in some situations, require approval of the PRC Ministry of Commerce when a foreign investor takes control of a Chinese domestic enterprise. In the future, we may grow our business in part by acquiring complementary businesses, although we do not have any plans to do so at this time. The M&A Rule also requires PRC Ministry of Commerce anti-trust review of any change-of-control transactions involving certain types of foreign acquirers. Complying with the requirements of the M&A Rule to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the PRC Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary or affiliate, limit our PRC subsidiary’s and affiliate’s ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds.  Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations.  Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have advised our shareholders who are PRC residents, as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiary and affiliate. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiary’s and affiliate’s ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s and affiliate’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

RISKS RELATING TO THE VIE AGREEMENTS

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

Huashida Consulting provides support and consulting service to Huludao Rescue pursuant to the VIE Agreements.  Almost all economic benefits and risks arising from Huludao Rescue’s operations are required to be transferred to Huashida Consulting under these agreements, although at present all amounts due from Huludao Rescue to Huashida Consulting are being accrued and no payments have been made. Our plan for the forseeable future is that Huludao Rescue will make payments to Huashida Consulting to the extent necessary for that entity and its parent entities to pay their expenses, but will accrue the remainder of its obligations to Huashida Consulting without interest, penalties or other compensation for the delay in payment. Details of the VIE Agreements are set out in “DESCRIPTION OF BUSINESS – Contractual Arrangements with our Controlled Affiliate and its Shareholders” above.

There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable.  We believe the VIE Agreements are binding and enforceable under PRC law, but has further advised that if the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

●	imposing economic penalties;

●	discontinuing or restricting the operations of Huashida Consulting or Huludao Rescue;

●	imposing conditions or requirements in respect of the VIE Agreements with which Huashida Consulting or Huludao Rescue may not be able to comply;

●	requiring our company to restructure the relevant ownership structure or operations;

●	taking other regulatory or enforcement actions that could adversely affect our company’s business; and

●	revoking the business licenses and/or the licenses or certificates of Huashida Consulting, and/or voiding the VIE Agreements.

Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of Huludao Rescue, which would have a material adverse impact on our business, financial condition and results of operations.

Our ability to control Huludao Rescue under the VIE Agreements may not be as effective as direct ownership.

We conduct our business in the PRC and generate virtually all of our revenues through the VIE Agreements. Our plans for future growth are based substantially on growing the operations of Huludao Rescue.  However, the VIE Agreements may not be as effective in providing us with control over Huludao Rescue as direct ownership.  The VIE Agreements do not provide us with day-to-day control over the operations of Huludao Rescue.  Under the current VIE arrangements, as a legal matter, if Huludao Rescue fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control Huludao Rescue, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

Under the terms of the VIE Agreements, Huludao Rescue and its shareholders are contractually required to operate Huludao Rescue prudently and effectively in a manner intended to maximize the benefit to Huashida Consulting.  Without the consent of Huashida Consulting, Huludao Rescue’s shareholders may not allow it to: dispose of or mortgage its assets or income (except in the ordinary course of business); increase or decrease its registered capital (including issuing any equity securities); enter into any material agreements with its shareholders outside of the ordinary course of business; appoint or remove any of Huludao Rescue’s directors or management; make any distribution of profits or dividends; or be terminated, liquidated or dissolved.

However, Huludao Rescue is not specifically prohibited from acting in certain ways which could reduce its value to the Company.  For example, Huludao Rescue can pay its officers and directors compensation without Huashida Consulting’s consent, and such compensation could reduce the net profits payable by Huludao Rescue to Huashida Consulting under the terms of the Exclusive Technical Service and Business Consulting Agreement.  Furthermore, Huludao Rescue’s directors and officers are affiliates of Bridgeway Acquisition Corp.: Baouyan Zhu is the Chairman of both Huludao Rescue and Bridgeway Acquisition Corp.;  Zhengyuan Yan is a Director and the Chief Executive Officer of both Huludao Rescue and Bridgeway Acquisition Corp.; Wenqi Yao is the Chief Financial Officer of both Huludao Rescue and Bridgeway Acquisition Corp.; and Jianjun Gao is a Director of both Huludao Rescue and Bridgeway Acquisition Corp.

As the VIE Agreements are governed by PRC law, we would be required to rely on PRC law to enforce our rights and remedies under them; PRC law may not provide us with the same rights and remedies as are available in contractual disputes governed by the law of other jurisdictions.

The VIE Agreements are governed by PRC law and provide for the resolution of disputes through the jurisdiction of courts in the PRC.  If Huludao Rescue or its shareholders fail to perform the obligations under the VIE Agreements, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing Huludao Rescue or its shareholder to meet their obligations, or recovering any losses or damages as a result of non-performance. Further, the legal environment in China is not as developed as in other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in PRC legal system could limit our liability to enforce the VIE Agreements and protect our interests.

The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

We generate our revenues through the payments we receive pursuant to the VIE Agreements. The tax rate in PRC is fixed by the central tax authority, but local tax authorities has the rights to adjust entities’ income and expenses.  Although it is rare for the local tax authorities to make the adjustment or make significant adjustment, but if they do, we could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations, then PRC tax authorities may adjust our income and expenses for PRC tax purposes which could result in our being subject to higher tax liability, or cause other adverse financial consequences.

Our Shareholders have potential conflicts of interest with our company which may adversely affect our business.

Baoyuan Zhu is our Chairman and JianjunGao is one of our directors, and they are the only shareholders of Huludao Rescue.  There could be conflicts that arise from time to time between our interests and the interests of Mr. Zhu and Mr. Gao.  There could also be conflicts that arise between us and Huludao Rescue that would require our shareholders and Huludao Rescue’s shareholder to vote on corporate actions necessary to resolve the conflict.  There can be no assurance in any such circumstances that Mr. Zhu and Mr. Gao will vote their shares in our best interest or otherwise act in the best interests of our company.  If Mr. Zhu and Mr. Gao fail to act in our best interests, our operating performance and future growth could be adversely affected.

Notwithstanding the requirement under the VIE Agreements that it pay over 95% of its net income to Huashida Consulting, Huludao Rescue does not intend that for the foreseeable future it will remit to Huashida Consulting more than is necessary to pay the expenses of Huashida Consulting and its parent entities.

The Exclusive Technical Service and Business Consulting Agreement between Huashida Consulting and Huludao Rescue provides that Huashida Consulting will provide technical support and consulting services to Huludao Rescue in exchange for (i) 95% the total annual net profit of Huludao Rescue and (ii) RMB100,000 per month (US$15,800). To date, Huludao Rescue has not made any payment to Huashida Consulting.  Moreover, it is management’s present intent that for the foreseeable future Huludao Rescue will pay to Huashida Consulting only such amounts as are necessary to pay the expenses of Huashida Consulting and its parent entities (although we expect that for the near term our U.S. expenses will be funded by borrowing dollars from related parties).  The remainder of the net profits earned by Huludao Rescue will be retained by it to fund its operations and growth.  As a result of this plan, investors in Bridgeway should not expect to receive dividend payments or other distributions during the foreseeable future.  In addition, any profits earned by Huludao Rescue will be left at risk of a downturn in future operations - in the event of an adverse turn in the operations of Huludao Rescue, cash that might have been earlier paid as dividends if there had been compliance with the Exclusive Technical Service and Business Consulting Agreement will remain available to be taken by the creditors of Huludao Rescue.  Finally, as no interest will be paid by Huludao Rescue on account of the delayed payment of net income to Huashida Consulting, the value of the accrued obligation will diminish in proportion to the time/value of money.

We rely on the approval certificates and business license held by Huashida Consulting and any deterioration of the relationship between Huashida Consulting and Huludao Rescue could materially and adversely affect our business operations.

We operate our business in China on the basis of the approval certificates, business license and other requisite licenses held by Huashida Consulting and Huludao Rescue.  There is no assurance that Huashida Consulting and Huludao Rescue will be able to renew their licenses or certificates when their terms expire with substantially similar terms as the ones they currently hold.

Specifically the business license of Huashida Consulting expires in 2030 and the business license of Huludao Rescue will expire in 2020.

The Business license is the certificate of operating rights of an enterprise or organization. Obtaining a business license is for the purpose of open bank account, organization code, tax registration certificate and contract signing. Business licenses go through an annual inspection which period is from March 1 to June 30. Without license, a company will lose all its legal rights.  The Business license can be terminated by application by the licensed entity, failure of the annual inspection, or if its operations violate relevant laws and regulations.

In order to renew a business license the following procedures are required by the industrial and commercial administration department.

1. “The application Form for Changes Registration” (acquired from registration authority or Internet, with company’s official seal) signed by legal representatives.

2.  “Letter of Authorization of the enterprise’s application for registration”, (acquired from registration authority or Internet, with company’s official seal) in which should indicate the specific authorization items and the privileges of authorized person.

3.  shareholders’ resolution, including resolution matters and revision of related regulation terms with the seal or signature of shareholders (physical persons).

4.  Amendment to the company’s Article of Association

5.  Documents needed to be approved by related departments of the change of operating period according to the rule of laws and administrative regulation.

6.  The copy of business license.

The renewal process takes approximately 20 days.

Huashida Consulting’s Certificate of Approval for Establishment of Enterprises with Investment from Taiwan, Hong Kong, Macao in the People’s Republic of China is valid for 20 years, and expires in 2030.

A Certificate of Approval for Establishment of Enterprises with Investment from Taiwan, Hong Kong, Macao in the People’s Republic of China is required in order to establish a foreign founded enterprise from Hong Kong.

In order to renew a business license the following documents must be filed with Chinese authorities:

1．Application report of changes;
2．Resolutions of board of directors or shareholders’ meeting;
3．Revision and complementary agreement of contracts and regulations;
4．Copy of approval certificates and business license;
5．Copy of enterprises’ original contract or regulation;
6．All previous approvals of this company; and
7．Other documents required by related code.

The renewal process takes approximately 30 days.

If the Company does not have a Certificate of Approval it will fail its annual inspection and will risk the termination of the Business License discussed above.  The Certificate of Approval terminates if it is not renewed. The expiration date for Huashida Consulting’s Certificate of Approval is in 2030.

Further, our relationship with Huludao Rescue is governed by the VIE Agreements that are intended to provide us with effective control over the business operations of Huludao Rescue.  However, the VIE Agreements may not be effective in providing control over the application for and maintenance of the licenses required for our business operations.  Huludao Rescue could violate the VIE Agreements, go bankrupt, suffer from difficulties in its business or otherwise become unable to perform its obligations under the VIE Agreements and, as a result, our operations, reputations and business could be severely harmed.

RISKS RELATED TO THE MARKET FOR OUR STOCK GENERALLY

There is no current market for our Common Stock.

There is currently no trading in our common stock. We cannot provide any assurances as to when our common stock will begin trading or that an active market will develop for our common stock.

Our common stock is subject to penny stock rules.

Our common stock is subject to Rule 15g-1 through 15g-9 under the Exchange Act, which imposes certain sales practice requirements on broker-dealers which sell our common stock to persons other than established customers and "accredited investors" (generally, individuals with net worth's in excess of $1,000,000 or annual incomes exceeding $200,000 (or $300,000 together with their spouses)). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and the ability of our stockholders to sell their shares of common stock.

Additionally, our common stock is subject to the SEC regulations for "penny stocks." Penny stocks includes any equity security that is not listed on a national exchange and has a market price of less than $5.00 per share, subject to certain exceptions. The regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule set forth by the SEC relating to the penny stock market must be delivered to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for the common stock. The regulations also require that monthly statements be sent to holders of penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

The provisions of the JOBS Act have reduced the information that we are required to disclose, which could adversely affect our stock price.

As set forth in the front of this Current Report on Form 8-K/A, we are an EGC, which means the provisions of the JOBS Act have reduced the information we are required to disclose in our filings with the SEC. As a result of such reduced disclosure, our stock price may be adversely affected.

Additionally, as an EGC, we have elected to use the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates for such new or revised standards.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

We conduct our operations through our consolidated affiliated Huludao Hefeng Rescue Equipment Co., Ltd. (hereinafter referred to as “Huludao Rescue”).  Huludao Rescue, founded in May, 2010, is a company specializing in sales agency of mining equipment and leasing agency of rescue capsules, mining equipment design and mine safety system research. The Company is located in integrated industrial park of Beigang Industrial Park of Huludao City, People’s Republic of China.

Bridgeway was incorporated in the State of Delaware on October 22, 2010. Since inception until the closing of the Exchange Agreement, the Company has been a vehicle to pursue a business combination through the acquisition of, or merger with, an operating business.

Recent Developments

Acquisition of Dragons Soaring

On June 15, 2012, we completed a reverse acquisition transaction through a share exchange with Dragons Soaring and its shareholders, or the Shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Dragons Soaring in exchange for 31,920,000 shares of our Common Stock which constituted 95% of our issued and outstanding capital stock as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Dragons Soaring became our wholly-owned subsidiary and the former Stockholders of Dragons Soaring became our controlling stockholders. The amount of consideration received by the shareholders of Dragons Soaring was determined on the basis of arm’s-length negotiations between Dragons Soaring and Bridgeway. The share exchange transaction with Dragons Soaring and the Stockholders was treated as a reverse acquisition, with Dragons Soaring as the acquirer and Bridgeway as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Dragons Soaring and its consolidated subsidiaries and variable interest entities (“VIE’s”).

Immediately prior to the Share Exchange, the common stock of Dragons Soaring was owned by the following persons in the indicated percentages: Baoyuan Zhu (24.8%); Jianjun Gao (4.8%); Xiaoran Zhang (4.9%); Zhenxing Liu (4.5%); Kun Liu (4.5%); Weiwei Wang (4.00%), Jiujie Xu (4.6%), Ming Cheng (4.0%), Shuangsheng Li (3.8%), Jianfeng Zhang (4.2%), Jing Wang (4.3%), Ping Li (4.1%), Yan Zhang (4.9%), Shuangfei Zhai (4.3%), Wenqin Duan (4.8%), Qiaoli Zhang (4.9%), Xiaoqin Zheng (3.8%) and Li Yi (4.8%).

On June 15, 2012, Keri B. Bosch, our former President, Treasurer, Secretary and sole director, submitted a resignation letter pursuant to which she resigned from all offices that she held and as a director, effective upon the closing of the Exchange Agreement. In addition, on June 15, 2012 our board of directors made the following actions: (a) Baoyuan Zhu was appointed as Chairman of our board of directors; (b)  Zhengyuan Yan and JianjunGao were appointed as members of our board of directors; (c) Zhengyuan Yan was appointed to serve as Chief Executive Officer; and (d) Wenqi Yao was appointed to serve as Chief Financial Officer of the Company.

As a result of our acquisition of Dragons Soaring, we now own all of the issued and outstanding capital stock of Dragons Soaring, which in turn owns all of the issued and outstanding capital stock of Huashi International, which in turn owns all of the issued and outstanding capital stock of Huashida Consulting. In addition, we effectively and substantially control Huludao Rescue through a series of captive agreements with Huashida Consulting.

Dragons Soaring was established in the British Virgin Islands on December 2, 2011.   Huashi International was established in Hong Kong on August 10, 2010 to serve as an intermediate holding company. Huashida Consulting was established in the PRC on October 19, 2010. Huludao Rescue, our operating consolidated affiliate, was established in the PRC on May 11, 2010 under the name “Huludao Qicailansha Building Decoration Engineering LLC,” which name was changed to “Huludao Hefeng Rescue Equipment Co., Ltd.” on December 7, 2011. On October 11, 2010, the local government of the PRC issued a certificate of approval regarding the foreign ownership of Huashida Consulting by Huashi International, a Hong Kong entity.

Subsequent to the closing of the Exchange Agreement, we conduct our operations through our controlled consolidated affiliate Huludao Rescue.  Huludao Rescue is a company specializing in sales agency of mining equipment and leasing agency of rescue capsules, mining equipment design, and mine safety system research. The Company is located in integrated industrial park of Beigang Industrial Park of Huludao City, People’s Republic of China.

Contractual Arrangements with our Controlled Consolidated Affiliate and its Shareholders

On January 3, 2012, prior to the reverse acquisition transaction, Huashida Consulting and Huludao Rescue and its shareholders, Baoyuan Zhu and Jianjun Gao, entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Huludao Rescue became Huashida Consulting’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. Although Huludao Rescue falls under an industry that is not a restricted or forbidden to foreign investment, PRC regulations do require only certain methods of foreign ownership is permissible.  Stock exchanges are not a permissible method of gaining foreign ownership of a PRC operating company under current PRC regulations.  As a result, the Company utilized the VIE Agreements in order to properly gain control and the economic benefits of Huludao Rescue.  The VIE Agreements included:

(1)
an Exclusive Technical Service and Business Consulting Agreement between Huashida Consulting and Huludao Rescue pursuant to which Huashida Consulting is to provide technical support and consulting services to Huludao Rescue in exchange for (i) 95% the total annual net profit of Huludao Rescue and (ii)  RMB100,000 per month (US$15,800).  To date, in order to make funds available to funds the growth of Huludao Rescue, Huludao Rescue has not made any payment to Huashida Consulting.  Accordingly, $759,636 has been accrued on the balance sheet of Huludao Rescue as of March 31, 2012 as due to Huashida Consulting pursuant to the Exclusive Technical Service and Consulting Agreement have been accrued. Our plan for the foreseeable future is that Huludao Rescue will make payments to Huashida Consulting to the extent necessary for that entity and Huashi International to pay their expenses.  Huludao Rescue may also make payments to Huashida Consulting for the purpose of funding the expenses of our U.S. parent company, although in the near term we expect to fund those expenses by borrowing U.S. Dollars from related parties. The remainder of the obligations of Huludao Rescue to Huashida Consulting will be accrued without interest, penalties or other compensation for the delay in payment.

(2)
a Call Option Agreement among Baoyuan Zhu, Jianjun Gao, and Huashida Consulting under which the shareholders of Huludao Rescue have granted to Huashida Consulting the irrevocable right and option to acquire all of the equity interests in Huludao Rescue to the extent permitted by PRC law. If PRC law limits the percentage of Huludao Rescue that Huashida Consulting may purchase at any time, then Huashida Consulting may repeatedly exercise its option in such increments as may be allowed by PRC law. The exercise price of the option is RMB1.00($0.16) or any higher price required by PRC law. Huludao Rescue’s shareholders agreed to refrain from taking certain actions which might harm the value of Huludao Rescue or Huashida Consulting’s option;

(3)
a Proxy Agreement by Baoyuan Zhu and Jianjun Gao pursuant to which they each authorize Huashida Consulting to designate someone to exercise all of his shareholder decision rights with respect to Huludao Rescue,; and

(4)
a Share Pledge Agreement between Baoyuan Zhu, Jianjun Gao, Huludao Rescue, and Huashida Consulting under which the shareholders of Huludao Rescue have pledged all of their equity in Huludao Rescue to Huashida Consulting to guarantee Huludao Rescue’s and Huludao Rescue’s shareholders’ performance of their obligations under the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement and the Proxy Agreement.

The VIE Agreements with our Chinese affiliate and its shareholders, which relate to critical aspects of our operations, may not be as effective in providing operational control as direct ownership. In addition, these arrangements may be difficult and costly to enforce under PRC law. See “Risk Factors - Risks Relating to the VIE Agreements.”

Under the terms of the VIE Agreements, Huludao Rescue and its shareholders are contractually required to operate Huludao Rescue prudently and effectively in a manner intended to maximize the benefit to Huashida Consulting.  Without the consent of Huashida Consulting, Huludao Rescue’s shareholders may not allow it to: dispose of or mortgage its assets or income (except in the ordinary course of business); increase or decrease its registered capital (including issuing any equity securities); enter into any material agreements with its shareholders outside of the ordinary course of business; appoint or remove any of Huludao Rescue’s directors or management; make any distribution of profits or dividends; or be terminated, liquidated or dissolved.

However, Huludao Rescue is not specifically prohibited from acting in certain ways which could reduce its value to the Company.  For example, Huludao Rescue can pay its officers and directors compensation without Huashida Consulting’s consent, and such compensation could reduce the net profits payable by Huludao Rescue to Huashida Consulting under the terms of the Exclusive Technical Service and Business Consulting Agreement.  Furthermore, Huludao Rescue’s directors and officers are affiliates of Bridgeway Acquisition Corp.: Baouyan Zhu is the Chairman of both Huludao Rescue and Bridgeway Acquisition Corp.;  Zhengyuan Yan is a Director and the Chief Executive Officer of both Huludao Rescue and Bridgeway Acquisition Corp.; Wenqi Yao is the Chief Financial Officer of both Huludao Rescue and Bridgeway Acquisition Corp.; and Jianjun Gao is a Director of both Huludao Rescue and Bridgeway Acquisition Corp.

The foregoing description of the terms of the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement, the Proxy Agreement and the Share Pledge Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this report, respectively, which are incorporated by reference herein.

See “Related Party Transactions” for further information on our contractual arrangements with these parties.

For accounting purposes, the acquisition of these entities has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities.  The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

●
Growth in the Chinese Economy - We operate our facilities in China and derive all of our revenues from services to customers in China. Economic conditions in China, therefore, affect virtually all aspects of our operations, including the demand for our products, the availability and prices of our raw materials and our other expenses. China has experienced significant economic growth, achieving a compound annual growth rate of over 10% in gross domestic product from 1996 through 2008. Concurrent with this growth, domestic demand for our products has also increased. China is expected to experience continued growth in all areas of investment and consumption, even in the face of a global economic recession.

●
Growth of Demand in the Mining Safety and Equipment Market –
Developed countries have a certain scale of development and utilization of mining security production space, but still far from meeting the demand, meanwhile the market in developing countries is just in its infancy. According to the third strategic objective from the Chinese Central Authorities, by the middle period of this century, our country is going to accomplish industrialization and modernization. Building a strong and competitive mining rescue equipment industry is an inevitable choice to accomplish modernization.

●
Demand for our Services–
At present there are only a few large-scale mines utilizing mine rescue equipment,  and not many enterprises engaging in the rescue product market.  We believe due to governments’ emphasis on mine safety, demand in this market will increase significantly

●
PRC Government Policy Promoting Safety in the Mining Industry-
The Chinese government has implemented policies encouraging mine safety as shown in the following government statements:

1.     “Circular of the State Council on further strengthening enterprise safety production” (GF [2010] No. 23) expressly specifies: coal mines and non coal mines shall formulate and implement the production technology and equipment standards, install monitoring and controlling system, underground personnel tracking system, emergency system, pressure self-rescue system, water rescue system, communication system and other technical equipment, and complete the tasks within 3 years.

2.     “Circular of State Administration of Coal Mine Safety of the National Security Supervision Administration on issuing the interim provisions of establishment and administration of coal mine underground emergency system” (AJZMZ [2011] No.15): By June, 2012, all mines with coal and gas outburst must have completed the establishment and improvement of emergency system.

3.     The document [MAJSHB 2009 No. 34] issued by the office of State Administration of Coal Mine Safety: “Circular on completing the pilot project declaration of coal mine underground shelter {rescue capsules} establishment”. In 2010, all related mine enterprises required by Administration of Coal Mine Safety of Hebei, Shanxi, Liaoning, Heilongjiang, Anhui, Henan and Shandong: coal mines such as Shenlong, Zhongmei, Kailuan, Yangquan, Jincheng, Lu’an, Tiefa, Longmei, Huai’an, Pingdingshan shall complete the trial work of shelter {rescue capsules} establishment, and prepare for the 2012 comprehensive promotions.

Results of Operations

Comparison of Three Months Ended March 31, 2012 and March 31, 2011

The following table sets forth key components of the results of operations of the consolidated financial statements of Dragons Soaring during the three months period ended March 31, 2012 and 2011, and the percentage change between 2012 and 2011.

	Three Months Ended March 31,	Three Months Ended March 31,	Percentage
	2012	2011	Change
	$	$	%
Sales	671,783	1,073,747	(37%)
Cost of Sales	(477,558)	(596,213)	(20%)
Gross profit	194,225	477,534	(59%)
Commission Revenue
Commissions	1,613,150	202,501	697%
Rental commission-related party	23,532	-	100%
Cost of commissions	(648,354)	(146,397)	343%
Net Commissions	988,328	56,104	662%
Selling and marketing expenses	44,196	12,393	257%
General and administrative expenses	77,512	24,487	217%
Income before provision for income taxes	1,060,845	496,758	114%
Provision for income taxes	265,717	124,189	114%
Net income before noncontrolling interests	795,128	372,569	113%
Noncontrolling interests	37,488	18,628	101%
Net income attributable to common stockholders	757,640	353,941	114%
Other comprehensive income:	30,338	4,151	631%
Total comprehensive income	787,978	358,092	120%

Sales. Our net sales decreased to $671,783 in the three months ended March 31, 2012 from $1,073,747 in the three months ended March 31, 2011, representing a 37% decrease.  This decrease was mainly due to the change of our focus of sales. The following table sets forth certain detailed information regarding our sales for the three months ended March 31, 2012 and 2011:

	For the three months ended March 31
			Change
	2012	2011	Amount	%
Hardware design revenue	$197,355	$508,985	$(311,630)	(61%)
Software development revenue	430,779	550,177	(119,398)	(22%)
Training revenue	-	10,550	(10,550)	(100%)
Revenue from system maintenance	43,649	4,035	39,614	982%
Total revenue	$671,783	$1,073,747	$(401,964)	(37)%

Hardware design and software development comprised of our main revenue stream. For the three months ended March 31, 2012, hardware design decreased by $311,630 to $197,355, or by 61%, from $508,985 for the three months ended March 31, 2011. For the three months ended March 31, 2012, software development revenue decreased by $119,398 to $430,779, or by 22%, from $550,177 for the three months ended March 31, 2011. The reason for such a decrease was due to the change of our focus on the type of sales. For the three months ended March 31, 2012, comparing with the decrease of hardware design and software development, our commission revenue was increased by $1,434,181 to $1,636,682, or by 708%, from $202,501 for the three months ended March 31, 2011.

The following table sets forth detailed information of each type of revenue during the three months period ended March 31, 2012 and 2011.

Hardware design
For the three months ended March 31, 2012					Revenue
Hardware	Start	Design	Contractual	Completion	recognized in current	Completion	Current completion
Name	Date	Period	Amount	Amount	period	of total %	of total %
Variable speed belt weigher	6/22/2011	8 months	$71,190	$71,190	$17,798	100%	25%
Stationary Refuge Station	7/20/2010	20 months	$1,004,570	$1,004,570	$150,686	100%	15%
Slurry pump X2	11/18/2010	16 months	$63,280	$63,280	$9,492	100%	15%
Slurry pump X3	2/17/2011	14 months	$39,550	$39,550	$19,380	100%	49%
Total			$1,178,590	$1,178,590	$197,355

For the three months ended March 31, 2011					Revenue
Hardware	Start	Design	Contractual	Completion	recognized in current	Completion	Current completion
Name	Date	Period	Amount	Amount	period	of total %	of total %
All-terrain rescue vehicle ES1	7/2/2010	12 months	$197,340	$138,138	$69,069	70%	35%
EBJ-120TP Tunnel Boring Machine	7/18/2010	12 months	$189,750	$132,825	$37,950	70%	20%
Mining Dump Truck	10/20/2010	8 months	$182,160	$91,080	$63,756	50%	35%
Air compressor	11/2/2010	6 months	$197,340	$177,606	$118,404	90%	60%
Special mine rescue vehicle with vertical axis	8/20/2010	8 months	$83,490	$75,141	$41,745	90%	50%
Hammer crusher	9/18/2010	8 months	$75,900	$60,720	$22,770	80%	30%
Stationary Refuge Station	7/20/2010	20 months	$963,930	$385,572	$144,590	40%	15%
Slurry pump X2	11/18/2010	16 months	$60,720	$12,144	$10,322	20%	17%
Slurry pump X3	2/17/2011	14 months	$37,950	$380	$380	1%	1%
Total			$1,988,580	$1,073,606	$508,985

The hardware design revenue was mainly generated from designing of mining hardware for mining hardware manufacturers and middle or small size private mines. All the hardware designs were split into different parts. Each part was designed and examined by the customers and then the revenue to this part was recognized. For the three months ended March 31, 2012, we were engaged in 4 hardware design projects with the total contractual amount of $1,178,590. However, there were no new engagements during this quarter.  For the three months ended March 31, 2011, we were engaged in 9 hardware design projects with the total contractual amount of $1,988,580. On March 31, 2012, all the hardware design projects were completed comparing with 54% of completion on March 31, 2011. It shows clearly the business of hardware design is going down. As we mentioned above, we were aware of the higher costs involved in hardware design. As a result, we change our focus on other type of sales.

Software development
For the three months ended March 31, 2012					Revenue
Software	Start	Design	Contractual	Completion	recognized in current	Completion	Current completion
Name	Date	Period	Amount	Amount	period	of total %	of total %
Safety monitor system GS5	3/22/2011	16 months	$711,900	$512,568	$128,142	72%	18%
Safety monitor system GS8	1/22/2011	16 months	$332,220	$265,776	$56,477	80%	17%
Underground emergency environment monitor system ZH2	3/2/2011	16 months	$158,200	$134,470	$28,476	85%	18%
Self rescue system	7/26/2011	7 months	$161,364	$112,955	$48,409	70%	30%
Gas monitor system WS4	2/2/2012	6 months	$79,100	$31,640	$31,640	40%	40%
Underground telecommunication system TX4	2/6/2012	6 months	$126,560	$44,296	$44,296	35%	35%
Underground location system JX9	2/6/2012	5 months	$74,354	$30,058	$30,058	40%	40%
Underground telecommunication system TX8	2/12/2012	5 months	$75,936	$31,640	$31,640	42%	42%
Underground location system JX5	3/10/2012	4 months	$63,280	$15,820	$15,820	25%	25%
Underground telecommunication system TX10	3/12/2012	6 months	$91,756	$15,820	$15,820	17%	17%
Total			$1,874,670	$1,195,043	$430,779

For the three months ended March 31, 2011					Revenue
Software	Start	Design	Contractual	Completion	recognized in current	Completion	Current completion
Name	Date	Period	Amount	Amount	period	of total %	of total %
Safety monitor system GS1	7/9/2010	9 months	$303,600	$303,600	$151,800	100%	50%
Safety monitor system GS3	2010.7.5	12 months	$531,300	$393,162	$127,512	74%	24%
Safety monitor system GS8	2011.1.22	16 months	$318,780	$28,690	$28,690	9%	9%
Gas monitor system WS1	2010.8.26	8 months	$121,440	$106,260	$45,540	88%	38%
Underground location system JX2	2010.9.6	6 months	$59,202	$59,202	$18,945	100%	32%
Underground location system JX4	2011.2.19	6 months	$32,637	$5,548	$5,548	17%	17%
Underground telecommunication system TX1	2010.7.17	7 months	$91,080	$91,080	$9,108	100%	10%
Underground telecommunication system TX2	2010.8.16	6 months	$60,720	$60,720	$19,430	100%	32%
Underground telecommunication system TX3	2010.10.8	6 months	$121,440	$121,440	$59,506	100%	49%
Underground telecommunication system TX4	2011.3.8	6 months	$30,360	$5,161	$5,161	17%	17%
Underground emergency environment monitor system ZH1	2010.9.24	12 months	$303,600	$145,728	$72,864	48%	24%
Underground emergency environment monitor system ZH2	2011.3.2	12 months	$151,800	$6,072	$6,072	4%	4%
Total			$2,125,959	$1,326,664	$550,177

As PRC government policy promotes safety in the mining industry in recent years, information system for mining security was large increased to be adopted by middle and small size private mines. Software development revenue was mainly generated from the development of mining security software for middle or small size private mines. All the software development was split into different parts. Each part was developed and examined by the customers and then the revenue to this part was recognized. For the three months ended March 31, 2012, we were engaged in 10 software development projects with the total contractual amount of $1,874,670. Among of them, there were 6 new projects were newly engaged with the contractual amount of $510,986 during this period. For the three months ended March 31, 2011, we were engaged in 12 software development projects with the total contractual amount of $2,125,959. There were 4 new projects were newly engaged with the contractual amount of $544,577 during this period.  On March 31, 2012, we completed 64% of the total projects and the software development revenue of $430,779 was recognized for the three months ended March 31, 2012 which represented 23% completion of the total. On March 31, 2011, we completed 62% of the total projects and the software development revenue of $550,177 was recognized for the three months ended March 31, 2011 which represented 26% completion of the total. The software development will be still our core business in the future.

Except the hardware design and software development, we also provide hardware training and software system maintenance service to our customers. For the three months ended March 31, 2012 and 2011, immaterial revenue was generated from these two businesses.

Cost of Sales. Our cost of sales decreased to $477,558 in the three months ended March 31, 2012 from $596,213 in the three months ended March 31, 2011, representing a 20% decrease. The costs primarily comprised of outsourcing costs, employees’ salaries and insurance and official expenses. The decrease of costs was primarily due to the decrease in the number of projects engaged in the three months ended March 31, 2012. Such costs corresponded with the decrease in our sales.

Gross Profit. Our gross profit decreased to $194,225 in the three months ended March 31, 2012 from $477,534 in the three months ended March 31, 2011, representing a 59% decrease. The decrease in the gross profit was primarily due to the decrease in number of projects engaged in the three months ended March 31, 2012. Our gross profit ratio decreased from 44% to 30% in the three months ended March 31, 2011 to 2012. There were two main reasons for the decrease in our gross profit ratio. First, there were more outsourcing costs incurred. As we changed our focus on sales commission, our employees who worked for hardware design or software development were internally transferred to do sales commission business. It caused that we have to outsource for our prior and new engagement and the increase in outsourcing costs. Second, due to the inflation in China, the salaries, employees social insurances and other daily expenses were increased. However, as our projects normally take a long cycle to design and develop. The contractual amount was not increased. As a result, it caused a decrease in gross profit ratio.

Commission Revenue. Through the mining hardware design for mining hardware manufactures and mining security software development for middle and small size private mines, we have a large number of mining market channels. Up to now, we have established a business clientele in coal mines centralized in areas in the three northeastern  provinces and North China, and have become an important partner for those many coal mine enterprises in these areas.  Under this circumstance, we introduce the mining hardware manufactures to the middle and small size private mines if they have a need for mining facilities. We contract with the mining facility manufactures to generate sales commission when the mining facilities were sold and delivered to the customers we introduced.

The following table sets forth detailed information of commission revenue during the three months period ended March 31, 2012 and 2011.

Sales commission
For the three months ended March 31, 2012
Mining facility name	Contract date	Quantity	Total value	Commission %	Commission Amt
Coal mine anti-explosion air screw compressor	2/4/2012	1	$436,632	15%	$65,495
EBZ75 Tunnel Boring Machine	1/3/2012	1	$597,996	20%	$119,599
EBZ78 Tunnel Boring Machine	2/17/2012	1	$126,560	15%	$18,984
Drag conveyor (four in one)	2/29/2012	4	$2,768,500	20%	$553,700
Drag conveyor (four in one)	1/13/2012	4	$2,773,246	15%	$415,987
Drag conveyor (four in one)	2/9/2012	4	$2,768,500	15%	$415,275
Drag conveyor (four in one)	3/10/2012	1	$120,548	20%	$24,110
Total			$9,591,982		$1,613,150

For the three months ended March 31, 2011
Mining facility name	Contract date	Quantity	Total value	Commission %	Commission Amt
Coal mine anti-explosion air screw compressor	1/14/2011	1	$819,720	20%	$163,944
EBZ75 Tunnel Boring Machine	3/28/2011	1	$385,572	10%	$38,557
Total			$1,205,292		$202,501

Our sales commission revenue increased to $1,613,150 in the three months ended March 31, 2012 from $202,501 in the three months ended March 31, 2011, representing an 697% increase. The increase in the commission revenue was primarily due to the increase in the number of mining equipment sales referrals in the three months ended March 31, 2012. In the three months ended March 31, 2011, the commission revenue was generated from two mining equipment sales referrals only in February and March respectively. In the three months ended March 31, 2012, the commission revenue was generated from seven mining equipment sales referrals from unrelated third parties, especially the drag conveyor four in one machine. It is a comprehensive and complex mining equipment which includes coal mining machine, tunnel boring machine, scrapper, large belt conveyor and hydraulic support.  Generally, the increase in commission revenue was caused by our market expanding and credit improvement.

We also generate lease commission from our related party, Heilongjiang Hefeng Rescue Equipment Co., Ltd, which is a mining rescue equipment manufacture that produces rescue capsules. We introduced customers to Heilongjiang Hefeng to lease its core products for 6 to 10 years and receive 20% of the annual lease as our lease commission. For the three months ended March 31, 2012, the lease commission from our related party was $23,532 comparing $0 for the three months ended March 31, 2011.

Cost of Commissions. The costs of commission revenue primarily included the costs of safety inspection and training and the selling and business tax. The selling tax and business tax were each calculated as 5% of the total commission revenue under China tax law. The total cost of commission revenue was $648,354 and $146,397, respectively for the three months ended March 31, 2012 and 2011. The increase in commission revenue primarily caused the increase in selling tax. In addition, the outsourced services for safety inspection and training also caused the increase in cost of commissions.

Selling and Marketing Expenses. Our selling and marketing expenses increased to $44,196 in the three months ended March 31, 2012 from $12,393 in the three months ended March 31, 2011, representing a 257% increase. Our selling and marketing expenses primarily comprised of salaries, insurance, travelling expenses and entertainment expenses incurred for our sales staff. The increase in selling and marketing expenses was mainly due to the increase in number of sales staff.

General and Administrative Expenses. Our general and administrative (“G&A”) expenses increased to $77,512 in the three months ended March 31, 2012 from $24,487 in the three months ended March 31, 2011, representing a 217% increase. Our G&A expenses primarily comprised of G&A employees’ salaries, insurance and any expenses incurred for G&A functions. As the number of G&A employees and the size of our business were increased, therefore, our G&A expenses were largely increased. In addition, as we prepare to be traded over the counter in the United States,  expenses incurred for attorneys, auditors and financial advisors were increased as well.

Provision for Income Taxes.  Our provision for income taxes increased to $265,717 in the three months ended March 31, 2012 from $124,189 in the three months ended March 31, 2011, representing a 114% increase. Our effective tax rate was the same as the statutory rate of 25% for the three months ended 2012 and 2011.  Our tax filings for the year ended December 31, 2011 were examined by the tax authorities in April 2012.  The tax filings were accepted and no adjustments were proposed by the tax authorities. The increase in the provision for income taxes was mainly due to the increase in our sales and commission revenue which caused the improvement of our business performance.

Net Income. Our net income attributable to common stockholders increased to $757,640 in the three months ended March 31, 2012 from $353,941 in the three months ended March 31, 2011, representing a 114% increase. This increase was mainly due to the increase in our sales and commission revenue.

Foreign Currency Translation Adjustment. Our reporting currency is the U.S. dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. For the three months ended March 31, 2012 and 2011, foreign currency translation adjustments of $30,338 and $4,151 have been reported as other comprehensive income in the consolidated statements of income and other comprehensive income.

Comparison of Twelve Months Ended December 31, 2011 and December 31, 2010

The following table sets forth key components of the results of operations of Huludao Rescue during the twelve months period ended December 31, 2011 and May 11, 2010 (Inception) to December 31, 2010, and the percentage change between 2011 and 2010. As the reverse acquisition of Dragons Soaring was entered into after December 31, 2011 and during the periods indicated Huludao Rescue was the only entity in our combined business that had operations, the results of operations below refer only to that of Huludao Rescue.

		May 11, 2010
	Year Ended	(Inception) to
	December 31,	December 31,	Percentage
	2011	2010	Change
	$	$	%
Sales	3,284,543	1,365,560	141%
Cost of Sales	(2,144,230)	(815,209)	163%
Gross profit	1,140,313	550,351	107%
Commission Revenue
Commissions	2,456,612	99,562	2,367%
Rental commission-related party	18,540	-	100%
Cost of commissions	(1,166,259)	(28,486)	3,994%
Net Commissions	1,308,893	71,076	1,742%
Selling and marketing expenses	63,197	23,131	173%
General and administrative expenses	160,085	73,152	119%
Income before provision for income taxes	2,225,924	525,144	324%
Provision for income taxes	553,738	131,339	322%
Net income	1,672,186	393,805	325%
Other comprehensive income:	30,110	12,279	145%
Total comprehensive income	1,702,296	406,084	319%

Sales. Our net sales increased to $3,284,543 in the twelve months ended December 31, 2011 from $1,365,560 in the period from inception to December 31, 2010, representing a 141% increase.  This increase was mainly due to  a longer operating period in 2011 than in 2010. As we were founded in May 2010, and the operating period in 2010 was five months less in 2011than in 2010. The following table sets forth certain detailed information regarding our sales for the year ended December 2011 and May 11, 2010 (Inception) to December 31, 2010:

	For the year ended December 31	May 11, 2010 (Inception) to December 31,	Change
	2011	2010	Amount	%
Hardware design revenue	$1,326,073	$548,626	$777,447	142%
Software development revenue	1,763,741	813,492	950,249	117%
Training revenue	90,383	2,950	87,433	2,964%
Revenue from system maintenance	104,346	492	103,854	21,109%
Total revenue	$3,284,543	$1,365,560	$1,918,983	141%

Hardware design and software development comprised of our main revenue stream. For the twelve months ended December 31, 2011, hardware design increased by $777,447 to $1,326,073, or by 142%, from $548,626 for the period from inception to December 31, 2010. For the twelve months ended December 31, 2011, software development revenue increased by $950,249 to $1,763,741, or by 117%, from $813,492 for the period from inception to December 31, 2010.

The following table sets forth detailed information of each type of revenue during the twelve months ended December 31, 2011 and the period from inception to December 31, 2010.

Hardware design
For the twelve months ended December 31, 2011					Revenue
Hardware	Start	Design	Contractual	Completion	recognized in current	Completion	Current completion
Name	Date	Period	Amount	Amount	period	of total %	of total %
All-terrain rescue vehicle ES1	7/2/2010	12 months	$200,850	$200,850	$130,553	100%	65%
EBJ-120TP Tunnel Boring Machine	7/18/2010	12 months	$193,125	$193,125	$96,563	100%	50%
Mining Dump Truck	10/20/2010	8 months	$185,400	$185,400	$157,590	100%	85%
Air compressor	11/2/2010	6 months	$200,850	$200,850	$140,595	100%	70%
Special mine rescue vehicle with vertical axis	8/20/2010	8 months	$84,975	$84,975	$50,985	100%	60%
Hammer crusher	9/18/2010	8 months	$77,250	$77,250	$38,625	100%	50%
Variable speed belt weigher	6/22/2010	8 months	$69,525	$52,144	$52,144	75%	75%
Stationary Refuge Station	7/20/2010	20 months	$981,075	$833,914	$588,645	85%	60%
Slurry pump X2	11/18/2010	16 months	$61,800	$52,530	$50,676	85%	82%
Slurry pump X3	2/17/2011	14 months	$38,625	$19,699	$19,699	51%	51%
Total			$2,093,475	$1,900,736	$1,326,073

For the period from inception to December 31, 2010					Revenue
Hardware	Start	Design	Contractual	Completion	recognized in current	Completion	Current completion
Name	Date	Period	Amount	Amount	period	of total %	of total %
All-terrain rescue vehicle ES1	7/2/2010	12 months	$191,750	$67,113	$67,113	35%	35%
EBJ-120TP Tunnel Boring Machine	7/18/2010	12 months	$184,375	$92,188	$92,188	50%	50%
Mining Dump Truck	10/20/2010	8 months	$177,000	$26,550	$26,550	15%	15%
Air compressor	11/2/2010	6 months	$191,750	$57,525	$57,525	30%	30%
Special mine rescue vehicle with vertical axis	8/20/2010	8 months	$81,125	$32,450	$32,450	40%	40%
Hammer crusher	9/18/2010	8 months	$73,750	$36,875	$36,875	50%	50%
Stationary Refuge Station	7/20/2010	20 months	$936,625	$234,156	$234,156	25%	25%
Slurry pump X2	11/18/2010	16 months	$59,000	$1,770	$1,770	3%	3%
Total			$1,895,375	$548,626	$548,626

For the twelve months ended December 31, 2011, we were engaged in 10 hardware design projects with the total contractual amount of $2,093,475 which generated hardware design revenue of $1,326,073. For the period from inception to December 31, 2010, we were engaged in 8 hardware design projects with the total contractual amount of $1,895,375 which generated hardware design revenue of $548,626. There were no material change on contractual amount and number of project engaged. The main reason caused such an increase was due to a longer operating period we mentioned above.

For the twelve months ended December 31, 2011, software development revenue increased by $950,249 to $1,763,741, or by 117%, from $813,492 for the period from inception to December 31, 2010.

Software development
For the twelve months ended December 31, 2011					Revenue
Software	Start	Design	Contractual	Completion	recognized in current	Completion	Current completion
Name	Date	Period	Amount	Amount	period	of total %	of total %
Safety monitor system GS1	7/9/2010	9 months	$309,000	$309,000	$154,500	100%	50%
Safety monitor system GS3	2010.7.5	12 months	$540,750	$540,750	$270,375	100%	50%
Safety monitor system GS5	3/22/2011	16 months	$695,250	$375,435	$375,435	54%	54%
Safety monitor system GS8	1/22/2011	16 months	$324,450	$204,404	$204,404	63%	63%
Gas monitor system WS1	8/26/2010	8 months	$123,600	$123,600	$61,800	100%	50%
Gas monitor system WS2	4/23/2011	6 months	$77,250	$77,250	$77,250	100%	100%
Underground location system JX2	9/6/2010	6 months	$60,255	$60,255	$19,282	100%	32%
Underground location system JX3	5/7/2011	5 months	$45,578	$45,578	$45,578	100%	100%
Underground location system JX4	2/19/2011	6 months	$33,218	$33,218	$33,218	100%	100%
Underground telecommunication system TX1	7/17/2010	7 months	$92,700	$92,700	$9,270	100%	10%
Underground telecommunication system TX2	8/16/2010	6 months	$61,800	$61,800	$19,776	100%	32%
Underground telecommunication system TX3	10/8/2010	6 months	$123,600	$123,600	$60,564	100%	49%
Underground telecommunication system TX4	3/8/2011	6 months	$30,900	$30,900	$30,900	100%	100%
Underground emergency environment monitor system ZH1	9/24/2010	12 months	$309,000	$309,000	$234,840	100%	76%
Underground emergency environment monitor system ZH2	3/2/201	12 months	$154,500	$103,515	$103,515	67%	67%
Self rescue system	7/26/2011	12 months	$157,590	$63,036	$63,036	40%	40%
Total			$3,139,440	$2,554,040	$1,763,741

For the period from inception to December 31, 2010					Revenue
Software	Start	Design	Contractual	Completion	recognized in current	Completion	Current completion
Name	Date	Period	Amount	Amount	period	of total %	of total %
Safety monitor system GS1	7/9/2010	9 months	$295,000	$147,500	$147,500	50%	50%
Safety monitor system GS3	2010.7.5	12 months	$516,250	$258,125	$258,125	50%	50%
Gas monitor system WS1	8/26/2010	8 months	$118,000	$59,000	$59,000	50%	50%
Underground location system JX1	7/27/2010	4 months	$59,000	$59,000	$59,000	100%	100%
Underground location system JX2	9/6/2010	6 months	$57,525	$39,117	$39,117	68%	68%
Underground telecommunication system TX1	7/17/2010	7 months	$88,500	$79,650	$79,650	90%	90%
Underground telecommunication system TX2	8/16/2010	6 months	$59,000	$40,120	$40,120	68%	68%
Underground telecommunication system TX3	10/8/2010	6 months	$118,000	$60,180	$60,180	51%	51%
Underground emergency environment monitor system ZH1	9/24/2010	12 months	$295,000	$70,800	$70,800	24%	24%
Total			$1,606,275	$813,492	$813,492

For the twelve months ended December 31, 2011, we were engaged in 16 software development projects with the total contractual amount of $3,139,440. Among of them, there were 8 new projects were newly engaged with the contractual amount of $1,518,735 during this period. For the period from inception to December 31, 2010, we were engaged in 9 software development projects with the total contractual amount of $1,606,275. On December 31, 2011, we completed 81% of the total projects and the software development revenue of $1,763,741 was recognized for the twelve months ended December 31, 2011 which represented 56% completion of the total. On December 31, 2010, we completed 51% of the total projects and the software development revenue of $813,492 was recognized for the period from inception to December 31, 2010 which represented same percentage of completion of the total.  The reason caused such an increase was mainly due to the increase in number of projects engaged and longer operating period we mentioned above.

Except the hardware design and software development, we also provide hardware training and software system maintenance service to our customers. For the twelve months ended December 31, 2011 and the period from inception to December 31, 2010, immaterial amount of revenue was generated from these two businesses.

Cost of Sales. Our cost of sales increased to $2,144,230 in the twelve months ended December 31, 2011 from $815,209 in the period from inception to December 31, 2010, representing a 163% increase. The costs primarily comprised of outsourcing costs, employees’ salaries and insurance and official expenses. The increase of costs was primarily due to the increase in the number of projects engaged in 2011 as we mentioned above. Such costs corresponded with the increase in our sales.

Gross Profit. Our gross profit increased to $1,140,313 in the twelve months ended December 31, 2011 from $550,351 in the period from inception to December 31, 2010, representing an 107% increase. The increase in the gross profit was primarily due to the increase in number of projects engaged in 2011 as described above. However, our gross profit ratio decreased from 40% to 35% in 2010 from 2011. The main reason for the decrease in our gross profit ratio was due to more outsourcing costs incurred in 2011 because of the rapid expansion of our business with a limited number of employees.

Commission Revenue. Our sales commission revenue increased to $2,456,612 in the twelve months ended December 31, 2011 from $99,562 in the period from inception to December 31, 2010, representing an 2,367% increase. The increase in the commission revenue was primarily due to the increase in the number of mining equipment sales referrals in 2011. The following table sets forth detailed information of sales commission revenue during the twelve months ended December 31, 2011 and the period from inception to December 31, 2010.

Sales commission
For the twelve months ended December 31, 2011
Mining facility name	Contract date	Quantity	Total value	Commission %	Commission Amt
Coal mine anti-explosion air screw compressor	11/14/2011	2	$834,300	20%	$166,860
Coal mine anti-explosion air screw compressor	8/20/2011	1	$1,274,625	15%	$191,194
Mining crusher	11/17/2011	1	$135,188	15%	$20,278
Mining crusher	12/5/2011	1	$134,415	15%	$20,162
Tunnel Boring Machine	3/28/2011	2	$392,430	10%	$39,243
Tunnel Boring Machine	9/15/2011	1	$195,443	15%	$29,316
Tunnel Boring Machine	6/17/2011	3	$597,915	20%	$119,583
Tunnel Boring Machine	5/9/2011	1	$194,670	15%	$29,201
Drag conveyor (four in one)	3/23/2011	1	$2,703,750	15%	$405,563
Drag conveyor (four in one)	10/18/2011	1	$2,703,750	20%	$540,750
Drag conveyor (four in one)	10/22/2011	1	$2,711,475	15%	$406,721
Drag conveyor (four in one)	12/08/2011	1	$2,708,385	15%	$406,258
Electronic belt weighter	5/29/2011	1	$154,500	15%	$23,175
Electronic belt weighter	8/6/2011	1	$117,729	20%	$23,546
Mining wireless telecommunication facility	12/04/2011	1	$231,750	15%	$34,763
Total			$15,090,324		$2,456,612

For the period from inception to December 31, 2010
Mining facility name	Contract date	Quantity	Total value	Commission %	Commission Amt
Coal mine anti-explosion air screw compressor	11/20/2010	1	$407,100	15%	$61,065
Mining crusher	8/23/2010	2	$256,650	15%	$38,497
Total			$663,750		$99,562

In 2010, the commission revenue was generated from two mining equipment sales referrals only in September and December respectively. In 2011, the commission revenue was generated from seven types of mining equipment sales referrals. Generally, the increase in commission revenue was caused by our market expanding and credit improvement.

We also generate lease commission from our related party, Heilongjiang Hefeng Rescue Equipment Co., Ltd, which is a mining rescue equipment manufacture that produces rescue capsules. We introduced customers to Heilongjiang Hefeng to lease its core products for 6 to 10 years and receive 20% of the annual lease as our lease commission. For the twelvemonths ended December 31, 2011, the lease commission from our related party was $18,540 comparing $0 for the period from inception to December 31, 2010.

Cost of Commissions. The costs of commission revenue primarily included the costs of safety inspection and training and the selling and business tax. The selling tax and business tax were each calculated as 5% of the total commission revenue under China tax law. The total cost of commission revenue was $1,166,259 and $28,486, respectively for the twelvemonths ended December 31, 2011 and for the period from inception to December 31, 2010. The increase in commission revenue primarily caused the increase in selling tax. In addition, the outsourced services for safety inspection and training also caused the increase in cost of commissions.

Selling and Marketing Expenses. Our selling and marketing expenses increased to $63,197 in the twelve months ended December 31, 2011 from $23,131 in the period from inception to December 31, 2010, representing a 173% increase. Our selling and marketing expenses primarily comprised of salaries, insurance, travelling expenses and entertainment expenses incurred for sales staffs.

General and Administrative Expenses. Our general and administrative (“G&A”) expenses increased to $160,085 in the twelve months ended December 31, 2011 from $73,152 in the period from inception to December 31, 2010, representing a 119% increase. Our G&A expenses primarily comprised of G&A employees’ salaries, insurance and any expenses incurred for G&A functions. As the number of G&A employees and the size of our business were increased, therefore, our G&A expenses were largely increased.

Provision for Income Taxes.  Our provision for income taxes increased to $553,738 in the twelve months ended December 31, 2011 from $131,339 in the period from inception to December 31, 2010, representing a 322% increase. Our effective tax rate was the same as the statutory rate of 25% for the year ended 2011 and for the period from the inception through December 31, 2010.  Our tax filings for the period from May 11, 2010 through December 31, 2010 were examined by the tax authorities in April 2011.  The tax filings were accepted and no adjustments were proposed by the tax authorities. The increase in the provision for income taxes was mainly due to the increase in our sales and commission revenue which caused the improvement of our business performance.

Net Income. Our net income after provision for income taxes increased to $1,672,186 in the twelve months ended December 31, 2011 from $393,805 in the period from inception to December 31, 2010, representing a 325% increase. This increase was mainly due to the increase in our sales and commission revenue.

Foreign Currency Translation Adjustment. Our reporting currency is the U.S. dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. For the years ended December 31, 2011 and 2010, foreign currency translation adjustments of $30,110 and $12,279 have been reported as other comprehensive income in the consolidated statements of income and other comprehensive income.

Liquidity and Capital Resources

As of March 31, 2012, we had cash and cash equivalents of $4,256,507, primarily consisting of cash on hand and demand deposits. The following table provides detailed information about our net cash flow for all financial statement periods presented in this report. To date, we have financed our operations primarily through cash flows from operations and equity contributions by our shareholders.

The following table sets forth a summary of our cash flows for the periods indicated:

Cash Flow
(all amounts in U.S. dollars)

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Net cash provided by (used in) operating activities	$1,234,212	$253,589
Net cash provided by (used in) investing activities	(1,612)	(5,465)
Net cash provided by (used in) financing activities	(136,965)	-
Effects of Exchange Rate Change in Cash	30,073	3,780
Net Increase in Cash and Cash Equivalents	1,125,708	251,904
Cash and Cash Equivalent at Beginning of the Period	3,130,799	1,368,827
Cash and Cash Equivalent at End of the Period	4,256,507	1,620,731

Operating activities

Cash provided by operating activities was $1,234,212 for the three months ended March 31, 2012, as compared to $253,589 for the three months ended March 31, 2011. The change is attributable to an increase in our net income and accounts payable.

Investing activities

Net cash used in investing activities was 1,612 for the three months ended March 31, 2012, as compared to $5,465 for the three months ended March 31, 2011. The change is attributable to less fixed assets purchased in 2012.

Financing activities

Net cash used by financing activities was $136,965 for the three months ended March 31, 2012, as compared to $0 for the three months ended March 31, 2011. The change is attributable to the change in repayments to related parties.

We mentioned the whole procedures for this reverse merger transaction in the recent development above. After the exchange, our current organizational structure is as follows:

Transfer of Cash

All of our revenues are earned by Huludao Rescue or Huashida Information Consulting (Shenzhen) Co., Ltd., our PRC affiliate and subsidiary. PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company.  PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations.  Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of its annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of its registered capital(Registered capital is HKD1,000,000). Allocations to this statutory reserve fund can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Huashi International Holding Group Limited, a Hong Kong corporation and Huashida Information Consulting (Shenzhen) Co., Ltd, a WFOE, builds a bridge to transfer funds between outside the PRC and inside the PRC. There are three ways for foreign cash to be transferred into Chinese subsidiaries:

(1). Capital funds: At the beginning of establishment of WFOE (Huashida Consulting), in accordance with the provisions of PRC Foreign-Owned Enterprise Law, the funds were injected as capital by Hong Kong Holding (Huashi International) into its wholly foreign owned enterprise established in mainland China, namely Huashida Consulting.

(2). Raised capital - acquisition: if Bridgeway Acquisition Corporation raised sufficient capital, it could transfer the capital to Huludao Rescue by causing Huashi International (HK company) to apply to the Chinese Ministry of Commerce (MOFCOM) for approval of an acquisition of Huludao Rescue by Huashi International.  MOFCOM would approve such an acquisition only after a lengthy review process, and only if it determined that the price paid by Huashi International for Huludao Rescue represented a commercially fair price.

(3). Raised capital - joint venture:  If Bridgeway Acquisition Corporation obtained capital that was less than the purchase price for Huludao Rescue deemed acceptable by MOFCOM, Huashi International could still inject the funds into Huludao Rescue by complying  with the provisions of the PRC Sino-Foreign Equity Joint Venture Law.   To accomplish this capital transfer, we would be required to apply to the Chinese government for approval to convert Huludao Rescue into an equity joint venture, in which Huashi International (HK company) would be its equity joint venturer. If approved, Huashi International would then own a portion of the equity in Huludao Rescue, and the VIE agreements between Huludao Rescus and Huashifda Consulting would be modified accordingly to reduce the portion of net income payable by Huludao Rescue to Huashida Consulting.

We have no current plans for Bridgeway Acquisition Corporation to fund Huludao Rescue, and expect the VIE structure to remain in place for the forseeable future.

Pursuant to the Exclusive Technical Service and Business Consulting Agreement between Huashida Consulting (WFOE) and Huludao Rescue, Huashida Consulting is to provide technical support and consulting services to Huludao Rescue in exchange for (i) 95% the total annual net profit of Huludao Rescue and (ii) RMB100,000 per month ($15,170). As a result, there are also two ways to transfer the funds from inside PRC to outside PRC:

(1). According to the provisions of Service Fee in Article 3 on the exhibit 10.1 Exclusive Technology Service and Business Consulting Agreement, 95% net income of Huludao Rescue will be paid to Huashida Consulting as service fee, and in turn Huashida Consulting will in compliance with the provisions of PRC Foreign-Owned Enterprise Law transfer this income to Huashi International (HK company) in the ways of profit distribution.

(2). According to the provisions of Service Fee in Article 3 on the exhibit 10.1 Exclusive Technology Service and Business Consulting Agreement, a management fee of $15,170 will be paid to Huashida Consulting each month, and in turn Huashida Consulting will be in compliance with the provisions of PRC Foreign-Owned Enterprise Law transfer this income to Huashi International (HK company) in the ways of profit distribution.

It should be noted, however, that to date Huludao Rescue has not made any payment to Huashida Consulting.  The amount due from Huludao Rescue to Huashida Consulting has been recorded on their inter-company accounts as a payable due to Huashida Consulting; however no interest or penalty or other compensation is being accrued as a result of the failure of Huludao Rescue to make the payments due.  Rather, it is management’s plan for the foreseeable future that Huludao Rescue will make payments to Huashida Consulting to the extent necessary for Huashida Consulting and Huashi International to pay their ongoing expenses, and may also make payment to Huashida Consulting to pay the expenses of our U.S. parent company if we find that procedure more convenient than borrowing dollars from related parties.  Huludao Rescue will retain all other income to fund the growth of Huludao Rescue.

The earnings and cash transfer procedures are all designed to comply with PRC regulations. As a result, there will be no government regulations which will prevent us from transferring cash within our corporate structure. However, when the funds are transferred from inside the PRC to outside the PRC, all the transferred amount will have to be submitted to the national tax bureau to examine whether the local and national taxes have been fully paid by Huludao Rescue and Huashida Consulting. In addition, to the extent that we require funds other than Renminbi, the procedures for conversion of Renminbi, including application to the applicable Chinese government agency, will have to be complied with, which may result in a delay in securing the converted currency.

We believe that our cash on hand and cash flow from operations will meet our present cash needs for the next 12 months. The only anticipated exception is our need for U.S. dollars to pay the expenses we incur in the U.S. in connection with our SEC reporting obligations - we intend to meet that need by borrowing dollars from related parties.  We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to ramp up our marketing efforts and increase brand awareness, or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we currently may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. New indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Critical Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements as well as the reported expenses during the reporting periods. We evaluate our estimates and judgments on an ongoing basis. Actual results may differ materially from these estimates under different assumptions or conditions.

As an emerging growth company under the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates for such new or revised standards.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Foreign Currency Translations

All Company assets are located in the People’s Republic of China (“PRC”). The functional currency for the majority of the Company’s operations is the RMB. The Company uses the United States dollar (“US Dollar” or “US$” or “$”) for financial reporting purposes. The financial statements of the Company have been translated into US dollars in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 830, “Foreign Currency Matters.” All asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date. Equity accounts have been translated at their historical exchange rates when the capital transactions occurred. Statements of income amounts have been translated using the average exchange rate for the periods presented. Adjustments resulting from the translation of the Company’s financial statements are recorded as other comprehensive income.

Revenue and Cost Recognition

The Company’s primary sources of revenues are derived from (a) design of security monitoring systems and rescue equipment, including rescue capsules for coal mine companies, (b) commissions from introducing customers to manufacturers for the purchase of rescue equipment that will be used in the mining industry, (c) rental commissions from introducing customers to companies for the rental of rescue capsules, which provide a temperate space for workers in an underground mine until rescued when there is a mining accident, and (d) revenues from providing maintenance and personnel training services to product users.  The Company’s revenue recognition policies comply with FASB ASC 605-35, “Construction-Type and Production-Type Contracts” (“ASC 605-35”).  In general, the Company recognizes revenue when there is persuasive evidence of an arrangement, the fee is fixed or determinable, the products or service have been delivered and collectability of the resulting receivable is reasonably assured.

Revenues from sale of security monitoring systems and rescue equipment with major customization, modification and development are recorded primarily under the percentage-of-completion method, in accordance with ASC 605-35, when the contracts fulfill the following criteria:

1.	Contract performance extends over long periods of time;

2.	The design involves significant customization, modification or development;

3.	Reasonably dependable estimates can be made on the progress towards completion, contract revenues and contract costs; and

4.	Each element is essential to the functionality of the other elements of the contracts.

Profits recognized on contracts in process are based upon estimated contract revenue and related total cost of the project at completion. The extent of progress toward completion is generally measured based on the ratio of actual cost incurred to total estimated cost at completion. Contract costs include all direct material, direct labor, subcontractor costs and those indirect costs related to contract performance. If the contract provides services that are considered essential to the functionality of the rescue equipment and the security monitoring system, both the rescue product revenue and services are recognized under contract accounting in accordance with the provisions of ASC 605-35.  Losses on contracts are immediately recognized when they come known.

“Costs and estimated earnings in excess of billings on uncompleted contracts” are recorded as an asset when revenues are recognized in excess of amounts billed. “Billings in excess of costs and estimated earnings on uncompleted contracts” are recorded as a liability when billings are in excess of revenues recognized.

The Company earns commissions by contracting with third party equipment manufacturers to secure customers for rescue equipment purchases and for rental of rescue capsules from a third party supplier.  In each case, the Company commits to provide after-purchase training and inspection to the customer, the parameters of its obligation being determined by the Company, and the manufacturer/lessor depending on the circumstances of the customer.  For rescue equipment that is purchased, the Company generally earns a pre-negotiated non-refundable commission from the third party manufacturers once the contract for the rescue equipment is signed by the customers and the manufacturer receives the initial deposit.  The commissions for purchased equipment range from 10% to 20% of the purchase price.   Commissions for equipment to be purchased are generally due when the initial deposit is received by the third party manufacturer from the customer, and are recognized as revenue when due.  The pre-negotiated non-refundable commissions for leased equipment equal 20% of the total annual rent amount.  Rental commissions are due annually in advance and recognized as revenue monthly over the term of the lease agreements between third party manufacturers and customers.  The portion of commission revenue generated from after-purchase leasing training and inspection service is recognized over the term of training and inspection service provided. The related cost of commissions primarily consists of the costs of safety inspection and training.

The Company also enters into system maintenance service contracts with its customers.  Maintenance service fees, included in sales in the accompanying statements of income and other comprehensive income, are received in advance and recognized monthly over the term of the maintenance service contracts between the Company and its customers.

Vulnerability Due to Operations in PRC

The Company’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than twenty years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

Advertising Cost

Advertising costs are charged to operations when incurred. Advertising cost was $6,180 and $738 for the year ended December 31, 2011 and for the period from May 11, 2010 (inception) through December 31, 2010, respectively.

Fair Value of Financial Instruments

Financial instruments include accounts receivable, accounts payable and accrued expenses and other payables. As of December 31, 2011 and 2010, the carrying values of these financial instruments approximated their fair values due to the short term nature of these financial instruments.

Cash and Cash Equivalents

The Company considers all demand and time deposits and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at cost, net of an allowance for doubtful accounts. Receivables outstanding longer than the payment terms are considered past due. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectability of the outstanding balance. In evaluating the collectability of an individual receivable balance, the Company considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends. The Company considers all accounts receivable at December 31, 2011 and 2010 to be fully collectible and, therefore, did not provide for an allowance for doubtful accounts. For the periods presented, the Company did not write off any accounts receivable as bad debts.

Fixed Assets

Fixed assets are recorded at cost, less accumulated depreciation. Cost includes the prices paid to acquire the assets, and any expenditure that substantially increase the assets value or extends the useful life of an existing asset. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the periods benefited. Maintenance and repairs are generally expensed as incurred.

The estimated useful lives for fixed assets categories are as follows:

Machinery and equipment	3 years

Fixtures and furniture	5 years

Advances from Customers

Advances from customers primarily consist of payments received from customers by the Company for the design of the rescue equipment and monitoring systems.

Deferred Revenue

Deferred revenue includes a) rental commissions received from the related party for introducing customers who rent mining rescue capsules; b) maintenance service fees received in advance from customers for maintenance services of rescue equipment and security monitoring systems. These payments received but not yet earned are recognized as deferred revenue on the balance sheets.

Impairment of Long-lived Assets

The Company applies FASB ASC 360, “Property, Plant and Equipment,” which addresses the financial accounting and reporting for the recognition and measurement of impairment losses for long-lived assets. In accordance with ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company may recognize the impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to these assets. No impairment of long-lived assets was recognized for the periods presented.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes” (“ASC 740”), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions. As of December 31, 2011 and 2010, the Company does not have a liability for any unrecognized tax benefits.

Statutory Reserve Fund

Pursuant to corporate law of the PRC, the Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The statutory reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or used to increase registered capital, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital. The Company has fully funded the statutory reserve fund.

Recent Accounting Pronouncements

In December 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). The amendments in this ASU require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. An entity is required to apply the amendments for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. The Company does not expect that the adoption of ASU 2011-11 will have a significant, if any, impact on the Company’s financial statements.

In September 2011, the FASB issued Accounting Standards Update No. 2011-08, "Testing Goodwill for Impairment" ("ASU No. 2011-08"), which allows entities to use a qualitative approach to test goodwill for impairment. ASU No. 2011-08 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. ASU No. 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The Company does not expect the adoption of the provisions of ASU No. 2011-08 to have a material impact on the Company's financial statements.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, "Presentation of Comprehensive Income" ("ASU No. 2011-05"), which improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income ("OCI") by eliminating the option to present components of OCI as part of the statement of changes in stockholders' equity. The amendments in this standard require that all nonowner changes in stockholders' equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Subsequently in December 2011, the FASB issued Accounting Standards Update No. 2011-12, "Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income" ("ASU No. 2011-12"), which indefinitely defers the requirement in ASU No. 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented. The amendments in these standards do not change the items that must be reported in OCI, when an item of OCI must be reclassified to net income, or change the option for an entity to present components of OCI gross or net of the effect of income taxes. The amendments in ASU No. 2011-05 and ASU No. 2011-12 are effective for interim and annual periods beginning after December 15, 2011 and are to be applied retrospectively. The adoption of the provisions of ASU No. 2011-05 and ASU No. 2011-12 did not have a material impact on the Company's financial statements.

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs" ("ASU No. 2011-04"), which amends current guidance to result in common fair value measurements and disclosures between accounting principles generally accepted in the United States and International Financial Reporting Standards. The amendments explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting. ASU No. 2011-04 clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable inputs (Level 3 inputs, as defined in Note 7). The amendments in ASU No. 2011-04 are effective for interim and annual periods beginning after December 15, 2011. The Company does not believe that the adoption of the provisions of ASU No. 2011-04 will have a material impact on the Company's financial statements.

In December 2010, FASB issued ASU No. 2010-29, “Disclosure of Supplementary Pro Forma Information for Business Combinations” (“ASU 2010-29”). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The adoption of this standard did not have a material impact on the Company’s financial statements.

In December 2010, FASB issued ASU No. 2010-28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”). ASU 2010-28 modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. This eliminates an entity’s ability to assert that a reporting unit is not required to perform Step 2 because the carrying amount of the reporting unit is zero or negative despite the existence of qualitative factors that indicate the goodwill is more likely than not impaired. ASU 2010-28 is effective for fiscal and interim periods beginning after December 15, 2010. The adoption of this standard did not have a material impact on the Company’s financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 15, 2012, information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the Common Stock. The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 33,600,000 shares of Common Stock outstanding as of June 15, 2012.Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, No. 88, Taishan Street, Beigang Industrial Zone, Longgang District, Huludao, Liaoning province, China.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Officers and Directors
Baoyuan Zhu, Chairman of the Board	7,916,160	23.6%

Zhengyuan Yan, Chief Executive Officer, Director	0	0

Wenqi Yao, Chief Financial Officer	0	0

Jianjun Gao, Director	1,532,160	4.6

All directors and executive officers as a group (4 persons)	9,448,320	28.1

5% Shareholders
Bosch Equities, L.P.(1) 76 Lagoon Road, Belvedere, CA 94920	1,680,000	5.0

(1) Includes 1,680,000 shares of Common Stock owned of record by Bosch Equities, L.P.   The general partner of Bosch Equities, L.P. is KBB Financial, Inc., a California corporation, the sole shareholder of which is Keri Bosch. As a result, Mrs. Bosch may be deemed to be the indirect beneficial owner of these securities since she has sole voting and investment control over the securities.   Mrs. Bosch served as the sole officer and director of the Company until her resignation of all offices of the Company on June 15, 2012.

MANAGEMENT

Directors and Executive Officers

Prior to the date of the Exchange Agreement, our Board of Directors consisted of one director, Keri B. Bosch. Mrs. Bosch has submitted a letter of resignation and each of Baoyuan Zhu, Zhengyan Yan, and Jianjun Gao has been appointed to our Board of Directors. The appointment of Mr. Zhu, Mr. Yan and Mr. Gao and the resignation of Mrs. Bosch are effective on the date of the Exchange Agreement.   In addition, effective on the date of the Exchange Agreement Mrs. Bosch resigned each of her officer positions with the Company and we appointed Zhengyuan Yan as our Chief Executive Officer, and appointed Wenqi Yao as our Chief Financial Officer and Secretary.

The names of our current officers and directors and certain information about them, are set forth below:

Name	Age	Position(s)
Baoyuan Zhu	42	Chairman of the Board
Zhengyuan Yan	61	Chief Executive Officer, Director
Wenqi Yao	32	Chief Financial Officer
Jianjun Gao	45	Director

Mr. Baoyuan Zhu has served as Chairman of Huludao Rescue since December 2011.  Mr. Zhu has served as a director at Heilongjiang Hefeng Mine Rescue Equipment Ltd from April 2010 to the present, a company manufacturing mining rescue capsules. In 2001, Mr. Zhu founded Shengshi (China) Culture Co., Ltd., a company [engaged in marketing antiques and collectibles domestically and through export,  and served as president at Shengshi (China) Culture Co., Ltd. from September 2001 to September 2009.   From May 1996 to August 2001, Mr. Zhu acted as factory manager at Daxinganling Timber mill, a railroad tie, tables and chairs factory. Mr. Zhu was a mine manager at Heibaoshan coal mine from 1993 to 1996, and during this period, Mr. Zhu developed a prototype  mining rescue capsule, for which he obtained a utility patent certificate from the State Intellectual Property Bureau,although this did not result in any commercial production at that time.  Mr. Zhu was selected as a director because of his experience in mining industry and mining safety rescue R&D and producing and managing as an officer in previous career. Mr. Zhu acquired a Senior Mechanical Engineer in the doctor tutorial class of the China University of Mining and Technology.

Mr. Zhengyuan Yan has served as Chief Executive Officer and Director of Huludao Rescue since December 2011.  From March 1998 to June 2006, he worked as the Secretary of the Party Committee of Anshan Department of Industries.  From July 2006 to October 2011, Mr. Yan has served as Administration Manager at Shenyang Wulihe Reconstruction Project of the Six Engineering Department China Architecting. Mr. Yan was selected as a director because of his experience in managing during his previous working career. Mr. Yan has a Bachelor degree in Politics from Liaoning Normal University.

Ms. Wenqi Yao has served as the Chief Financial Officer of Huludao Rescue since July 2010.  From July 2007 to February 2010, Ms. Yao served as an Accounting Supervisor at Liaoning Xinhao Certified Public Accountants Co., Ltd. Ms. Yao acquired a Bachelor degree in Accounting from Shenyang University and a Certificate of Accounting Professional.

Jianjun Gao has served as an assistant to the Chief Executive Officer and Director of Huludao Rescue since May 2011.  From May 2001 to March 2004, Mr. Gao founded and served as general manager at Harbin Wonda Economy and Trade Company, a company doing export and import of ecotech cooperation and boarder trade with Russia. From May 2004 to May 2006, Mr. Gao served as an Investigator for the China Direct Marketing Research Group. From May 2006 to May 2009, Mr. Gao served as Marketing Manager at Jinan Sanzhu Pharmaceutical Co., Ltd , a company engaging in producing and marketing of medicine and medical equipment. From May 2009 to May 2011, Mr. Gao served as Assistant of the President of Heilongjiang Hefeng Mine Rescue Equipment Co., Ltd. Mr. Gao was selected as a director because of his experience in marketing and management. Mr. Gao acquired a Bachelor Degree in Marketing from Harbin Business College.

Family Relationships

There are no family relationships among any of our officers or directors.

Corporate Governance

Board Committees

Our organizational documents authorize a board of not less than one member. Prior to the consummation of the Exchange Agreement we had one director. Our board of directors does not have a lead independent director. Our board of directors has determined that its leadership structure was appropriate and effective for the Company given its stage of operations. In connection with the Exchange Agreement, we established a board of directors with three members. We will re-evaluate our leadership structure once we have added additional members to our board of directors.

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. Until these committees are established, these decisions will continue to be made by our Board of Directors. Although our Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, our Board of Directors considers the candidate's character, judgment, skills and experience in the context of the needs of our Company and our Board of Directors.

Director Independence

We currently do not have any independent directors, as the term "independent" is defined by the rules of the Nasdaq Stock Market.

Involvement in Certain Legal Proceedings

Over the past ten years, none of our directors or executive officers has been (i) involved in any petition under Federal bankruptcy laws or any state insolvency law, convicted, (ii) convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (iii) subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from (a) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, (b) engaging in any type of business practice, or (c) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws, or (d) subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in (iii)(a), (iv) found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated, (v) found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated. (vi) subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation, (b) any law or regulation respecting financial institutions or insurance companies, or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity, or (vii) the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member. Except as set forth in our discussion below in "Transactions with Related Persons; Promoters and Certain Control Persons; Director Independence," none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Prior to the consummation of the Exchange Agreement the management and oversight of the Company required less than four (4) hours per month. Because the Company's sole officer was engaged in other activities, the Company's sole officer or director had not received any compensation from the Company.

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual compensation in excess of $100,000.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Zhengyuan Yan, Chief Executive Officer (1)	2011 2010	2,071 -	503 -	- -	- -	- -	- -	- -	2,574 -

Wenqi Yao, Chief Financial Officer (2)	2011 2010	7,552 3,662	1,518 378	- -	- -	- -	- -	7,878 3,309	16,948 7,349

(1)	Mr. Yan has served as Chief Executive Officer of Huludao Rescue since December 2011.
(2)	Ms. Yao served as Chief Financial Officer of Huludao Rescue since July 2010.

Employment Agreements

Prior to our reverse acquisition of Dragons Soaring, Huludao Rescue, our operating affiliate was a private limited company organized under the laws of the PRC, and in accordance with PRC regulations, the salary of our executives was determined by our shareholders.  In addition, each employee is required to enter into an employment agreements.  Accordingly, all our employees, including management, have executed our employment agreement.  Our employment agreements with our executives provide the amount of each executive officer’s salary and establish their eligibility to receive a bonus.  The employment agreement also prohibits the employee from working in a competitive business one year after termination of employment.

Zhengyuan Yan’s employment agreement provides for a monthly salary of RMB 4,800 ($755) and terminates on December 11, 2014.  Mr. Yan is eligible for a bonus which is determined by, and at the discretion of, the board of directors of the Company, based on a review of Mr. Yan’s performance.

Wenqi Yao’s employment agreement provides for a monthly salary of RMB 3,500 ($551) and terminates on June 30, 2013.  Ms. Yao is eligible for a bonus which is determined by, and at the discretion of, the board of directors of the Company, based on a review of Ms. Yao’s performance.

Other than the salary and necessary social benefits required by the government, which are defined in the employment agreement, we currently do not provide other benefits to the officers at this time. Other than government severance payments, our executive officers are not entitled to severance payments upon the termination of their employment agreements or following a change in control

PRC employment law requires an employee be paid severance pay based on the number of years worked with the employer at the rate of one month’s wage for each full year worked.  Any period of more than six months but less　than one year shall be counted as one year.　The severance pay payable to an Employee for any period of less than　six months shall be one-half of his monthly wages. The monthly salary mentioned above is defined as the average salary of 12 months before revocation or termination of the employment contract.  Each of Zhengyuan Yan’s and Wenqi Yao’s employment agreements provides that Huludao Rescue shall compensate the executive double the legally required amount if Huludao Rescue terminates the agreement without any reason or for reasons unrelated to the executive.  Huludao Rescue’s liability in those circumstances would equal two months’ salary for every year (with half year rounded up) of the executive’s employment.

We have not provided retirement benefits (other than a state pension scheme in which all of our employees in China participate)  or change of control benefits to our named executive officers.

Grants of Plan-Based Awards

During the year ended December 31, 2011, there were no grants of plan-based awards to our named executive officers.

Option Exercises and Stock Vested

During the year ended December 31, 2011, there were no option exercises or vesting of stock awards to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended December 31, 2011.

Compensation of Directors

Our directors do not currently receive compensation for their service as directors of the Company, and have not received compensation in the last two fiscal years.

2011 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(1)	Total ($)
Baoyuan Zhu	0	0	0
Jianjun Gao	0	12,819	12,819

(1)   Jianjun Gao serves as assistant to Zhengyuan Yan, General Manager of Huludao Rescue and Chief Executive Officer of the Company. Mr. Gao earned $11,032 in salary and $1,787 in bonus in the fiscal year ended December 31, 2011 for his services to Huludao Rescue.

TRANSACTIONS WITH RELATED
PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

The following includes a summary of transactions since inception, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation"). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

During 2011 our Chairman of the Board Baoyuan Zhu loaned $150,140 to Huashi International for operating expenses. The loan is interest free and payable on demand. During the quarter ended March 31, 2012, $138,699 of such amount was repaid to Mr. Zhu and the amount owed to Mr. Zhu as of March 31, 2012 and May 31, 2012 was $11,441.

During 2011 our Chairman of the Board Yaoyuan Zhu loaned $11,625 to Huashida Consulting for operating expenses. The loan is interest free and payable on demand. During the quarter ended March 31, 2012, an additional $1,734 was loaned to Huashida Consulting by Mr. Zhu and the amount owed to Mr. Zhu as of March 31, 2012 and May 31, 2012 was $13,359.

Baoyuan Zhu is the Company’s Chairman of the Board and is the controlling stockholder and Chairman of Huludao Rescue, our operating affiliate.

On June 14, 2012, we entered into a Debt Cancellation Agreement with Bosch Equities, L.P., Keri Bosch and Devin Bosch (the “Boschs”), who were the management and principal shareholders of Bridgeway Acquisition Corp. prior to the reverse acquisition transaction on June 15, 2012.  The Debt Cancellation Agreement provided for the cancellation of all debt owed by Bridgeway to the Boschs in exchange for the issuance of 880,000 shares of Bridgeway common stock to the Boschs.  Although the Debt Cancellation Agreement states that the debt owed to the Boschs was estimated to be $8,088 at the time, the outstanding debt of the Company to the Boschs was later determined to be $18,413, all of which was cancelled by the Debt Cancellation Agreement.  Keri Bosch, who was Bridgeway’s sole director and officer prior to the reverse acquisition transaction on June 15, 2012, is also the sole shareholder of KBB Financial, Inc., which is the General Partner of Bosch Equities, L.P..  Prior to the reverse acquisition transaction. Bosch Equities, L.P. was Bridgeway’s sole shareholder.

Leasing commissions are paid by Heilongjiang Hefeng Rescue Equipment Co., Ltd (Hefeng Mine Rescue) to Huludao Rescue, for introducing customers who rent mining rescue capsules from Hefeng Mine Rescue. Huludao Rescue’s majority shareholder and the Company’s Chairman, Mr. Baoyuan Zhu is also the owner of Hefeng Mine Rescue. For the year ended December 31, 2011 and for the period from May 11, 2010 (inception) through December 31, 2010, lease commission generated from Hefeng Mine Rescue was $18,540 and $0, respectively. For the three months ended March 31, 2012 and 2011, lease commission generated from Hefeng Mine Rescue was $23,532 and $0, respectively.

The relationship between Hefeng Mine Rescue and Huludao Rescue is governed by an Agency Service Cooperation Agreement between such parties dated June 15, 2011.  The Agency Service Cooperation Agreement has a term of three years.  An English translation of the Agency Service Cooperation Agreement is filed as Exhibit 10.6 to this report.  Pursuant to the Agency Service Cooperation Agreement, Huludao Rescue is required to introduce to Hefeng Mine Rescue to potential customers for leasing Hefeng Mine Rescue’s rescue capsule equipment in exchange for a commission of 20% of each year’s leasing fee resulting from such introduction.

On January 3, 2012, prior to the reverse acquisition transaction, Huashida Consulting and Huludao Rescue and its shareholders, Baoyuan Zhu and Jianjun Gao, entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Huludao Rescue became Huashida Consulting’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. Although Huludao Rescue falls under an industry that is not a restricted or forbidden to foreign investment, PRC regulations do require only certain methods of foreign ownership is permissible.  Stock exchanges are not a permissible method of gaining foreign ownership of a PRC operating company under current PRC regulations.  As a result, the Company utilized the VIE Agreements in order to properly gain control and the economic benefits of Huludao Rescue.  The VIE Agreements included:

(1)
an Exclusive Technical Service and Business Consulting Agreement between Huashida Consulting and Huludao Rescue pursuant to which Huashida Consulting is to provide technical support and consulting services to Huludao Rescue in exchange for (i) 95% the total annual net profit of Huludao Rescue and (ii)  RMB100,000 per month (US$15,800).  To date, in order to make funds available to funds the growth of Huludao Rescue, Huludao Rescue has not made any payment to Huashida Consulting.  Accordingly, $759,636 has been accrued on the balance sheet of Huludao Rescue as of Marcch 31, 2012 as due to Huashida Consulting pursuant to the Exclusive Technical Service and Consulting Agreement have been accrued. Our plan for the foreseeable future is that Huludao Rescue will make payments to Huashida Consulting to the extent necessary for that entity and Huashi International to pay their expenses.  Huludao Rescue may also make payments to Huashida Consulting for the purpose of funding the expenses of our U.S. parent company, although in the near term we expect to fund those expenses by borrowing U.S. Dollars from related parties.  The remainder of the obligations of Huludao Rescue to Huashida Consulting will be accrued without interest, penalties or other compensation for the delay in payment.

(2)
a Call Option Agreement among Baoyuan Zhu, Jianjun Gao, and Huashida Consulting under which the shareholders of Huludao Rescue have granted to Huashida Consulting the irrevocable right and option to acquire all of the equity interests in Huludao Rescue to the extent permitted by PRC law. If PRC law limits the percentage of Huludao Rescue that Huashida Consulting may purchase at any time, then Huashida Consulting may repeatedly exercise its option in such increments as may be allowed by PRC law. The exercise price of the option is RMB1.00($0.16) or any higher price required by PRC law. Huludao Rescue’s shareholders agreed to refrain from taking certain actions which might harm the value of Huludao Rescue or Huashida Consulting’s option;

(3)
a Proxy Agreement by Baoyuan Zhu and Jianjun Gao pursuant to which they each authorize Huashida Consulting to designate someone to exercise all of his shareholder decision rights with respect to Huludao Rescue,; and

(4)
A Share Pledge Agreement between Baoyuan Zhu, Jianjun Gao, Huludao Rescue and Huashida Consulting under which the shareholders of Huludao Rescue has pledged all of their equity in Huludao Rescue to Huashida Consulting to guarantee Huludao Rescue’s and Huludao Rescue’s shareholders’ performance of their obligations under the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement and the Proxy Agreement.

Baoyuan Zhu, the Company’s Chairman of the Board, is the controlling stockholder and Chairman of Huludao Rescue, our operating affiliate.

Review, approval or ratification of transactions with related persons

We do not have any other special committee, policy or procedure related to the review, approval or ratification of related party transactions.

Promoters and Control Persons

We did not have any promoters at any time during the past five fiscal years.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Currently there is no market for the Company’s securities.

Holders

As of June 15, 2012, there were approximately 19 stockholders of record of our common stock.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividends by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Please refer to the section "Risk Factors — Risks Related to Doing Business In China — Restrictions under PRC law on our PRC subsidiary's ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses."

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

Shares Eligible for Future Sale

As of June 30, 2012, after giving effect to the Share Exchange, we had outstanding 33,600,000 shares of common stock. Of these shares, zero shares are freely tradable without restriction or further registration under the Securities Act. All of the remaining 33,600,000 shares of common stock are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

              Rule 144 permits a person who has beneficially owned restricted shares for at least six months to sell their shares provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

              Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, are subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of either of the following:

●	1.0% of the number of shares of common stock then outstanding, which is now 336,000 shares; and

●
if the common stock is listed on a national securities exchange, the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales Under Rule 144 By Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares of common stock proposed to be sold for at least six months, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144. We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his shares of common stock between six months and one year. After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. Rule 144 also is not for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result of Bridgeway always being a shell company prior to the Share Exchange, all of our shareholders will not be able to sell any of the total of  the outstanding 33,600,00 shares of common stock which they own pursuant to Rule 144 without registration until June 15, 2013, one year after we filed the initial Current Report on Form 8-K.

RECENT SALE OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 300,000,000 shares of $0.0001 par value common stock.

Common Stock

We are authorized to issue up to 300,000,000 shares of common stock, par value $0.0001 per share. Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote. Common stock does not confer on the holder any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, is not convertible into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of our common stock are fully paid and non-assessable. The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on their ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and any liquidation preference on outstanding preferred stock.

In consideration of entering into the Exchange Agreement, Bosch Equities, L.P., Bridgeway’s sole shareholder prior to the Exchange, was granted piggy back registration rights as to 560,000 shares of Bridgeway’s common stock currently held by Bosch Equities.  The registration rights have a term of 18 months and in the event they are implemented, Bosch Equities has agreed to not sell any of the shares registered for a period of six months from the date of effectiveness of the registration statement.

Transfer Agent and Registrar

Our independent stock transfer agent is Securities Transfer Corporation. Its address is 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034. Its contact numbers are (469) 633-0101 for voice calls and (469) 633-0088 fax transmissions. The transfer agent's website is located at www.stctransfer.com.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have the authority under the Delaware General Corporation Law to indemnify our directors and officers to the extent provided for in such statute.  Set forth below is a discussion of Delaware law regarding indemnification that we believe discloses the material aspects of such law on this subject.  The Delaware law provides, in part, that a corporation may indemnify a director or officer or other person who was, is or is threatened to be made a named defendant or respondent in a proceeding because such person is or was a director, officer, employee or agent of the corporation, if it is determined that such person:

●	conducted himself in good faith;
●
reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interest and, in all other cases, that his conduct was at least not opposed to the corporation’s best interests; and

●	in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify a person under the Delaware law against judgments, penalties, including excise and similar taxes, fines, settlement, and unreasonable expenses actually incurred by the person in connection with the proceeding.  If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.  The corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

Our Certificate of Incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for an act or omission in such directors’ capacity as a director; provided, however, that the liability of such director is not limited to the extent that such director is found liable for: (a) a breach of the directors’ duty of loyalty to us or our stockholders; (b) an act or omission not in good faith that constitutes a breach of duty of the director to us or an act or omission that involves intentional misconduct or a knowing violation of the law; (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (d) an act or omission for which the liability of the director is expressly provided under Delaware law.  Limitations on liability provided for in our Certificate of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director’s responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors.  The inclusion of these provisions in our Certificate of Incorporation may have the effect of reducing a likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted us or our stockholders.

Our Certificate of Incorporation provide that we will indemnify our directors to the fullest extent provided by the Delaware General Corporation Law and we may, if and to the extent authorized by our board of directors, so indemnify our officers and other persons whom we have the power to indemnify against liability, reasonable expense or other matters.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(a)       Financial Statements of Business Acquired Filed herewith are the following:

1.	Audited financial statements of Dragons Soaring Limited for the period from December 2, 2011 (Inception) to December 31, 2011.

2.	Audited financial statements of Huludao Hefeng Rescue Equipment Co., Ltd. for the year ended December 31, 2011 and for the period from May 11, 2010 (Inception)/ through December 31, 2010.

3.	Unaudited consolidated financial statements of Dragons Soaring Limited for the three months ended March 31, 2012 and 2011.

(d)      Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement, dated as of June 15, 2012, among Bridgeway Acquisition Corp., Dragons Soaring Limited (BVI), the shareholders of Dragons Soaring Limited (BVI), and Bosch Equities L.P. (2)

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 10 of the Company filed with the SEC on February 16, 2011)

3.1(a)	Certificate of Amendment of Certificate of Incorporation filed on August 1, 2012 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 3, 2012

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Form 10 of the Company filed with the SEC on February 16, 2011)

3.3	Articles of Association of Huludao Rescue (3)

3.4	Amendment to the Articles of Association of Huludao Rescue, dated December 12, 2011 (2)

3.5	Amendment to the Articles of Association of Huludao Rescue, dated November 24, 2011 (3)

3.6	Amendment to the Articles of Association of Huludao Rescue, dated December 7, 2011 (3)

10.1
Exclusive Technical Service and Business Consulting Agreement, dated January 3, 2012, between Huludao Hefeng Rescue Equipment Co., Ltd. and Huashida Information Consulting (Shenzhen) Co., Ltd. (English translation) (2)

10.2	Call Option Agreement, dated January 3, 2012, among Huashida Information Consulting (Shenzhen) Co., Ltd., Baoyuan Zhu, and Jianjun Gao (English translation) (2)

10.3	Proxy Agreement, dated January 3, 2012,by Baoyuan Zhu and Jianjun Gao, in favor of Huashida Information Consulting (Shenzhen) Co., Ltd. (English translation) (2)

10.4	Share Pledge Agreement, dated January 3, 2012, between Huashida Information Consulting (Shenzhen) Co., Ltd., Baoyuan Zhu, and Jianjun Gao (English translation) (2)

10.5	Form of Design Service Agreement(2)

10.6	Agency Service Cooperation Agreement, dated June 15, 2011, between Huludao Rescue and Hefeng Mine Rescue. (2)

10.7	Form of System Cooperative Development Service Contract. (2)

10.8	Form of Collaborative Design Service Agreement (2)

10.9	Form of Agency Strategic Cooperation Agreement (2)

10.10	Form of System Development Service Contract (2)

10.11	Lease Agreement between Huludao Hefeng Rescue Equipment Co., Ltd. and Lessors Aiqin Yu and Gang Xu. (2)

10.12	Executive Employment Agreement between Huludao Hefeng Rescue Equipment Co.,Ltd and Zhengyuan Yan dated December 12, 2011 (2)

10.13	Executive Employment Agreement between Huludao Hefeng Rescue Equipment Co. Ltd. (formally known as Huludao Qicailansha Building Decoration Engineering LLC) and Wengi Yao dated July 1, 2011. (2)

10.14	Debt Cancellation Agreement between Bridgeway, Keri Bosch, Devin Bosch, and Bosch Equities, L.P., dated June 14, 2012(1)

21	Subsidiaries of the Company(1)

(1)  Incorporated by reference to the Current Report on Form 8-K filed with the SEC on June 15, 2012.
(2)  Incorporated by reference to the Current Report on Form 8-K/A filed with the SEC on August 1, 2012.
(3)  Incorporated by reference to the Current Report on Form 8-K/A filed with the SEC on October 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Hefeng Rescue Equipment, Inc.

Date: March 7, 2013	/s/ Zhengyuan Yan
Zhengyuan Yan
Chief Executive Officer

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.
FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2011 AND FOR THE
PERIOD FROM MAY 11, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Huludao Hefeng Rescue Equipment Co., Ltd.

We have audited the accompanying balance sheets of Huludao Hefeng Rescue Equipment Co., Ltd. as of December 31, 2011 and 2010, and the related statements of income and other comprehensive income, changes in stockholders’ equity and cash flows for the year ended December 31, 2011 and for the period from May 11, 2010 (inception) through December 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Huludao Hefeng Rescue Equipment Co., Ltd. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended December 31, 2011 and for the period from May 11, 2010 (inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the statements of income and other comprehensive income have been restated as a result of a reclassification of certain expenses.

/s/ Wei, Wei & Co., LLP
New York, New York
July 20, 2012, except for Note 2, as to which the date is November 3, 2012

1

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

BALANCE SHEETS
DECEMBER 31, 2011 AND 2010

ASSETS	2011	2010

Current assets:
Cash (Note 2)	$2,960,284	$1,368,827
Accounts receivable (Note 2)	366,671	181,848
Prepaid expenses and other current assets	49,926	8,467

Total current assets	3,376,881	1,559,142

Fixed Assets (Notes 2 and 4)	71,301	63,180
Less: accumulated depreciation	(29,943)	(7,069)

Fixed Assets, net	41,358	56,111

TOTAL ASSETS	$3,418,239	$1,615,253
See accompanying notes to the financial statements.

2

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

BALANCE SHEETS
DECEMBER 31, 2011 AND 2010

LIABILITIES AND STOCKHOLDERS’ EQUITY	2011	2010

Current liabilities:
Accounts payable	$707,563	$472,367
Advances from customers (Note 2)	3,535	417,387
Deferred revenue (Note 2)	139,236	5,544
Accrued expenses and other payables	386,325	240,671

Total current liabilities	1,236,659	1,135,969

Stockholders’ equity:
Registered capital	73,200	73,200
Retained earnings	2,029,116	356,930
Statutory reserve fund (Note 2)	36,875	36,875
Other comprehensive income (Note 2)	42,389	12,279

Total stockholders’ equity	2,181,580	479,284

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,418,239	$1,615,253

See accompanying notes to the financial statements.

3

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	Year Ended December 31, 2011	May 11, 2010 (Inception) to December 31, 2010
	(restated)	(restated)

Sales (Note 2)	$3,284,543	$1,365,560
Cost of Sales	(2,144,230)	(815,209)

Gross profit	1,140,313	550,351

Commission revenue:
Sales Commissions (Note 2)	2,456,612	99,562
Rental commissions-related party (Notes 2 and 6)	18,540	-
Cost of commissions	(1,166,259)	(28,486)

Net commissions	1,308,893	71,076

Operating expenses:
Selling and marketing	63,197	23,131
General and administrative	160,085	73,152

Total operating expenses	223,282	96,283

Income before provision for income taxes	2,225,924	525,144
Provision for income taxes (Notes 2 and 8)	553,738	131,339

Net income	1,672,186	393,805
Other comprehensive income:
Foreign currency translation adjustment (Note 2)	30,110	12,279

Total comprehensive income	$1,702,296	$406,084

See accompanying notes to the financial statements.

4

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2011 AND FOR THE
PERIOD FROM MAY 11, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

			Statutory	Other
	Registered Capital	Retained Earnings	Reserve Fund (Note 2)	Comprehensive Income (Note 2)	Total

Balance, May 11, 2010 (Inception)	$-	$-	$-	$-	$-

Registered capital	73,200	-	-	-	73,200
Net income	-	393,805	-	-	393,805
Allocation of statutory reserve fund	-	(36,875)	36,875	-	-
Foreign currency translation adjustment	-	-	-	12,279	12,279

Balance, December 31, 2010	73,200	356,930	36,875	12,279	479,284

Net income	-	1,672,186	-	-	1,672,186
Foreign currency translation adjustment	-	-	-	30,110	30,110

Balance, December 31, 2011	$73,200	$2,029,116	$36,875	$42,389	$2,181,580
See accompanying notes to the financial statements.

5

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2011	May 11, 2010 (Inception) to December 31, 2010

Cash flows from operating activities:
Net income	$1,672,186	$393,805
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	22,224	6,896
Change in operating assets and liabilities:
(Increase) in accounts receivable	(184,823)	(181,848)
(Increase) in prepaid expenses and other current assets	(41,459)	(8,467)
Increase in accounts payable	235,196	472,367
(Decrease) increase in advance from customer	(413,852)	417,387
Increase in deferred revenue	133,692	5,544
Increase in accrued expenses and other payables	145,654	240,671

Net cash provided by operating activities	1,568,818	1,346,355

Cash flows from investing activities:
Purchase of fixed assets	(5,562)	(61,634)

Cash flows from financing activities:
Contribution of capital	-	73,200

Effect of exchange rate changes on cash	28,201	10,906

Net increase in cash	1,591,457	1,368,827
Cash, beginning	1,368,827	-

Cash, end	$2,960,284	$1,368,827
See accompanying notes to the financial statements.

6

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

STATEMENTS OF CASH FLOWS (continued)

	Year Ended December 31, 2011	May 11, 2010 (Inception) to December 31, 2010

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$491,027	$-

Cash paid for interest	$-	$-
See accompanying notes to the financial statements.

7

1.             ORGANIZATION
Huludao Hefeng Rescue Equipment Co., Ltd (the “Company”) is a Chinese entity formed on May 11, 2010 with registered capital of $73,200.  The Company specializes in designing rescue equipment and security monitor systems, providing services of product maintenance, and personnel training for product users. The Company also introduces customers to rescue equipment manufacturers for rescue equipment purchases and rentals.  The Company’s main products are the design of rescue equipment and security monitor systems, which are used for workers in an underground mine until rescued when there is a mining accident.

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Accounting and Presentation
The accompanying financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States of America.

Reclassification and Restatement

The Statements of Income and Other Comprehensive Income for the year ended December 31, 2011 and the period from May 11, 2010 (inception) to December 31, 2010 have been restated.  In the Statements as originally filed, we had classified all business tax accrued during the periods as cost of sales.  In the restated Statements, we have reclassified the portion of business tax attributable to commission revenue as cost of commissions.  These reclassifications have no effect on previously reported earnings.  The following table specifies the effect of the reclassification on each affected item in the Statements of Income and Other Comprehensive Income:

	Year Ended December 31, 2011		Period from May 11, 2010 (Inception) to December 31, 2010
	As Reported	As Restated	As Reported	As Restated
Cost of Sales	$2,284,244	$2,144,230	$820,953	$815,209
Gross Profit	$1,000,299	$1,140,313	$544,607	$550,351
Cost of Commissions	$1,026,245	$1,166,259	$22,742	$28,486
Net Commissions	$1,448,907	$1,308,893	$76,820	$71,076

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.
Foreign Currency Translations
All Company assets are located in the People’s Republic of China (“PRC”).  The functional currency for the majority of the Company’s operations is the RMB.  The Company uses the United States dollar (“US Dollar” or “US$” or “$”) for financial reporting purposes.  The financial statements of the Company have been translated into US dollars in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 830, “Foreign Currency Matters.”  All asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date.  Equity accounts have been translated at their historical exchange rates when the capital transactions occurred.  Statements of income amounts have been translated using the average exchange rate for the periods presented.  Adjustments resulting from the translation of the Company’s financial statements are recorded as other comprehensive income.

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2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Foreign Currency Translations (continued)
The exchange rates used to translate amounts in RMB into US dollars for the purposes of preparing the financial statements are as follows:
	December 31, 2011	May 11, 2010 (Inception) through December 31, 2010

Balance sheet items, except for stockholders’ equity, as of period end	0.1571	0.1512

Amounts included in the statements of income, statements of changes in stockholders’ equity and statements of cash flows for the period	0.1545	0.1475

For year ended December 31, 2011 and for the period from May 11, 2010 (inception) through December 31, 2010, foreign currency translation adjustments of $30,110 and $12,279 have been reported as other comprehensive income.
Although government regulations now allow convertibility of the RMB for current account transactions, significant restrictions still remain.  Hence, such translations should not be construed as representations that the RMB could be converted into US dollars at that rate or any other rate.
The value of the RMB against the US dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions.  Any significant revaluation of the RMB may materially affect the Company’s financial condition in terms of US dollar reporting.

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2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Revenue and Cost Recognition

The Company’s primary sources of revenues are derived from (a) design of security monitoring systems and rescue equipment to coal mine companies, (b) commissions from introducing customers to manufacturers for purchase of rescue equipment that will be used in the mining industry, (c) rental commissions from introducing customers to manufacturers for rental of rescue capsules, which provide a temperate space for workers in an underground mine until rescued when there is a mining accident, and (d) revenues from providing maintenance and personnel training services to product users.  The Company’s revenue recognition policies comply with FASB ASC 605-35, “Construction-Type and Production-Type Contracts” (“ASC 605-35”).  In general, the Company recognizes revenue when there is persuasive evidence of an arrangement, the fee is fixed or determinable, the products or service have been delivered and collectability of the resulting receivable is reasonably assured.
Revenues from sale of security monitoring systems and rescue equipment with major customization, modification and development are recorded primarily under the percentage-of-completion method, in accordance with ASC 605-35, when the contracts fulfill the following criteria:
1.	Contract performance extends over long periods of time;

2.	The design involves significant customization, modification or development;

3.	Reasonably dependable estimates can be made on the progress towards completion, contract revenues and contract costs; and

4.	Each element is essential to the functionality of the other elements of the contracts.

Profits recognized on contracts in process are based upon estimated contract revenue and related total cost of the project at completion.  The extent of progress toward completion is generally measured based on the ratio of actual cost incurred to total estimated cost at completion. Contract costs include all direct material, direct labor, subcontractor costs and those indirect costs related to contract performance.  If the contract provides services that are considered essential to the functionality of the rescue equipment and the security monitoring system, both the rescue product revenue and services are recognized under contract accounting in accordance with the provisions of ASC 605-35.  Losses on contracts are immediately recognized when they come known.

10

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and Cost Recognition (continued)

“Costs and estimated earnings in excess of billings on uncompleted contracts” are recorded as an asset when revenues are recognized in excess of amounts billed.  “Billings in excess of costs and estimated earnings on uncompleted contracts” are recorded as a liability when billings are in excess of revenues recognized.  At December 31, 2011 and 2010, amounts over billed and under billed on uncompleted contracts were immaterial.

The Company earns commissions by contracting with third party equipment manufacturers to secure  customers for rescue equipment purchases and for rental of rescue capsules from a third party supplier.  In each case, the Company commits to provide after-purchase leasing training and inspection to the customer, the parameters of its obligation being determined by the Company and the manufacturer/lessor depending on the circumstances of the customer.  For rescue equipment that is purchased by the customer, the Company generally earns a pre-negotiated non-refundable commission from the third party manufacturers once the contract for the rescue equipment is signed by the customers and the manufacturer receives the initial deposit.  The commissions for purchased equipment range from 10% to 20% of the purchase price.  Commissions for equipment to be purchased are generally due when the initial deposit is received by the third party manufacturer from the customer, and are recognized as revenue when due. The pre-negotiated non-refundable commissions for leased equipment equal 20% of the total annual rent amount.   Rental commissions are due annually in advance and recognized as revenue monthly over the term of the lease agreements between third party manufacturers and customers. The portion of commission revenue generated from after-purchase leasing training and inspection service is recognized over the term of training and inspection service provided. The related cost of commissions primarily consists of the costs of safety inspection and training.

The Company also enters into system maintenance service contracts with its customers.  Maintenance service fees, included in sales in the accompanying statements of income and other comprehensive income, are received in advance and recognized monthly over the term of the maintenance service contracts between the Company and its customers.

Vulnerability Due to Operations in PRC
The Company’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC.  Although the PRC government has been pursuing economic reform policies for more than twenty years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions.  There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

11

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising Cost
Advertising costs are charged to operations when incurred.  Advertising cost was $6,180 and $738 for the year ended December 31, 2011 and for the period from May 11, 2010 (inception) through December 31, 2010, respectively.

Fair Value of Financial Instruments

Financial instruments include accounts receivable, accounts payable and accrued expenses and other payables.  As of December 31, 2011 and 2010, the carrying values of these financial instruments approximated their fair values due to the short term nature of these financial instruments.
Cash and Cash Equivalents
The Company considers all demand and time deposits and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable
Accounts receivable is stated at cost, net of an allowance for doubtful accounts.  Receivables outstanding longer than the payment terms are considered past due.  The Company maintains an allowance for doubtful accounts for estimated losses resulting from the failure of customers to make required payments.  The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectability of the outstanding balance.  In evaluating the collectability of an individual receivable balance, the Company considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends.  The Company considers all accounts receivable at December 31, 2011 and 2010 to be fully collectible and, therefore, did not provide for an allowance for doubtful accounts.  For the periods presented, the Company did not write off any accounts receivable as bad debts.

12

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fixed Assets
Fixed assets are recorded at cost, less accumulated depreciation.  Cost includes the prices paid to acquire the assets, and any expenditure that substantially increase the assets value or extends the useful life of an existing asset.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets.  Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the periods benefited.  Maintenance and repairs are generally expensed as incurred.
The estimated useful lives for fixed assets categories are as follows:
Machinery and equipment	3 years
Fixtures and furniture	5 years

Advances from Customers
Advances from customers primarily consist of payments received from customers by the Company for the design of the rescue equipment and monitoring systems.
Deferred Revenue
Deferred revenue includes a) rental commissions received from the related party for introducing customers who rent mining rescue capsules; b) maintenance service fees received in advance from customers for maintenance services of rescue equipment and security monitoring systems.  These payments received but not yet earned are recognized as deferred revenue on the balance sheets.
Impairment of Long-lived Assets
The Company applies FASB ASC 360, “Property, Plant and Equipment,” which addresses the financial accounting and reporting for the recognition and measurement of impairment losses for long-lived assets.  In accordance with ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The Company may recognize the impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to these assets.  No impairment of long-lived assets was recognized for the periods presented.

13

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Income Taxes
The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes” (“ASC 740”), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes.  Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred taxes are also recognized for operating losses that are available to offset future taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.
ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions.  As of December 31, 2011 and 2010, the Company does not have a liability for any unrecognized tax benefits.
Statutory Reserve Fund
Pursuant to corporate law of the PRC, the Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund until such reserve balance reaches 50% of the Company’s registered capital.  The statutory reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or used to increase registered capital, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.  The Company has fully funded the statutory reserve fund.

14

3.             RECENTLY ISSUED ACCOUNTING STANDARDS
In December 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”).  The amendments in this ASU require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  An entity is required to apply the amendments for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented.  The Company does not expect that the adoption of ASU 2011-11 will have a significant, if any, impact on the Company’s financial statements.

In September 2011, the FASB issued Accounting Standards Update No. 2011-08, "Testing Goodwill for Impairment" ("ASU No. 2011-08"), which allows entities to use a qualitative approach to test goodwill for impairment. ASU No. 2011-08 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. ASU No. 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The Company does not expect the adoption of the provisions of ASU No. 2011-08 to have a material impact on the Company's financial statements.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, "Presentation of Comprehensive Income" ("ASU No. 2011-05"), which improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income ("OCI") by eliminating the option to present components of OCI as part of the statement of changes in stockholders' equity. The amendments in this standard require that all nonowner changes in stockholders' equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Subsequently in December 2011, the FASB issued Accounting Standards Update No. 2011-12, "Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income" ("ASU No. 2011-12"), which indefinitely defers the requirement in ASU No. 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented.

15

3.             RECENTLY ISSUED ACCOUNTING STANDARDS (continued)
The amendments in these standards do not change the items that must be reported in OCI, when an item of OCI must be reclassified to net income, or change the option for an entity to present components of OCI gross or net of the effect of income taxes. The amendments in ASU No. 2011-05 and ASU No. 2011-12 are effective for interim and annual periods beginning after December 15, 2011 and are to be applied retrospectively. The adoption of the provisions of ASU No. 2011-05 and ASU No. 2011-12 did not have a material impact on the Company's financial statements.

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs" ("ASU No. 2011-04"), which amends current guidance to result in common fair value measurements and disclosures between accounting principles generally accepted in the United States and International Financial Reporting Standards. The amendments explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting. ASU No. 2011-04 clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable inputs (Level 3 inputs, as defined in Note 7). The amendments in ASU No. 2011-04 are effective for interim and annual periods beginning after December 15, 2011. The Company does not believe that the adoption of the provisions of ASU No. 2011-04 will have a material impact on the Company's financial statements.

In December 2010, FASB issued ASU No. 2010-29, “Disclosure of Supplementary Pro Forma Information for Business Combinations” (“ASU 2010-29”).  ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only.  ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010.  The adoption of this standard did not have a material impact on the Company’s financial statements.

16

3.             RECENTLY ISSUED ACCOUNTING STANDARDS (continued)

In December 2010, FASB issued ASU No. 2010-28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”).  ASU 2010-28 modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. This eliminates an entity’s ability to assert that a reporting unit is not required to perform Step 2 because the carrying amount of the reporting unit is zero or negative despite the existence of qualitative factors that indicate the goodwill is more likely than not impaired. ASU 2010-28 is effective for fiscal and interim periods beginning after December 15, 2010. The adoption of this standard did not have a material impact on the Company’s financial statements.

4.             FIXED ASSETS
Fixed assets at December 31, 2011 and 2010 are summarized as follows:
	2011	2010

Machinery and equipment	$64,891	$57,011
Fixtures and furniture	6,410	6,169

	71,301	63,180
Less: Accumulated depreciation	(29,943)	(7,069)

Fixed assets, net	$41,358	$56,111

Depreciation expense charged to operations for the year ended December 31, 2011 and for the period from May 11, 2010 (inception) through December 31, 2010 was $22,224 and $6,896, respectively.

17

5.             LEASE OBLIGATIONS
The Company leases its offices from two unrelated third parties at a monthly rental of approximately $2,100 and $1,100, respectively, under two operating leases, expiring on April 30, 2012 and December 31, 2014, respectively.  The minimum future rentals under these leases as of December 31, 2011, are as follows:
Year Ending December 31,	Amount

2012	$22,000
2013	13,000
2014	13,000

$48,000

6.             RELATED PARTY TRANSACTION
Leasing commissions are generated from Heilongjiang Hefeng Rescue Equipment Co., Ltd (Hefeng Mine Rescue), for introducing customers who rent mining rescue capsules.  The Company’s majority shareholder, Mr. Baoyuan Zhu is also the owner of Hefeng Mine Rescue.  The Company recognizes lease commission revenue monthly when earned, which is based on a percentage of annual prepaid rent over the lease period.  For the year ended December 31, 2011 and for the period from May 11, 2010 (inception) through December 31, 2010, lease commission generated from Heilongjiang Hefeng was $18,540 and $0, respectively.

Future rental lease commissions to be received as of December 31, 2011 are as follows:

Year Ending December 31,	Amount

2012	$73,388
2013	73,388
2014	73,388
2015	73,388
2016	73,388
Thereafter	232,523

$599,463

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7.             FAIR VALUE MEASUREMENTS
FASB ASC 820, “Fair Value Measurements and Disclosures,” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs).  In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs –	Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs –	Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs –	Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements.  When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements.  Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.  The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value.

8.             INCOME TAXES
The provision for income taxes consisted of the following for the year ended December 31, 2011 and for the period from May 11, 2010 (inception) through December 31, 2010:
	2011	2010

Current	$553,738	$131,339
Deferred	-	-

	$553,738	$131,339

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8.             INCOME TAXES (continued)

The Company’s effective tax rate was the same as the statutory rate of 25% for the year ended 2011 and for the period from May 11, 2010 (inception) through December 31, 2010.  The Company’s tax filings for the period from May 11, 2010 (inception) through December 31, 2010 were examined by the tax authorities in April 2011.  The tax filings were accepted and no adjustments were proposed by the tax authorities.

9.             CONCENTRATION OF CREDIT RISK
Substantially all of the Company’s bank accounts are in banks located in The People’s Republic of China and are not covered by protection similar to that provided by the FDIC on funds held in United States banks.
Two customers accounted for approximately 41% of total revenues for the year ended December 31, 2011, and four customers accounted for approximately 57% of total revenues for the period from May 11, 2010 (inception) through December 31, 2010.  Two of them accounted for 14% and 33% of accounts receivable as of December 31, 2011 and 2010, respectively.

10.           SUBSEQUENT EVENTS

On January 3, 2012, The Company entered into (i) an Exclusive Technical Service and Business Consulting Agreement; (ii) a Proxy Agreement, (iii) Share Pledge Agreement, (iv) Call Option Agreement with Huashida Information Consulting (Shenzhen) Co., Ltd. (“Huashida”).  The foregoing agreements are collectively referred to as the “Management and Control Agreements.”
The Management and Control Agreements described below allow Huashida to exercise control over, and derive 95% of the company’s annual net income of the Company and receive an additional payment of $15,800 (RMB 100,000) approximately each month from the Company.

20

10.           SUBSEQUENT EVENTS (continued)
Exclusive Technical Service and Business Consulting Agreement:  Pursuant to the Exclusive Technical Service and Business Consulting Agreement, Huashida provides technical support, consulting, training, marketing and business consulting services to the Company as related to the business activities of the Company.  In consideration for such services, the Company has agreed to pay an annual service fee to Huashida in an amount equal 95% of the Company’s annual net income with an additional payment of $15,800 (RMB 100,000) approximately each month. The agreement has an unlimited term and can only be terminated upon written notice agreed to by both parties.
Proxy Agreement: Pursuant to the agreement, the stockholders of the Company agreed to irrevocably entrust Huashida to designate a qualified person acceptable under PRC law and foreign investment policies, part or all of the equity interests in the Company held by the stockholders of the Company.  The Agreement has an unlimited term and only can be terminated upon the written notices agreed to by both parties.
Share Pledge Agreement:  Pursuant to the agreement, each of the stockholders of the Company pledged their shares to Huashida to secure their obligations under the Exclusive Technical Service and Business Consulting Agreement.  In addition, the stockholders of the Company agreed not to transfer, sell, pledge, dispose of or create any encumbrance on their interests in the Company that would affect Huashida’s interests.  This Agreement remains effective until the obligations under the Exclusive Technical Service and Business Consulting Agreement, Call Option Agreement and Proxy Agreement have been fulfilled.
Call Option Agreement:  Pursuant to the agreement, Huashida has an exclusive option to purchase, or to designate a purchaser, to the extent permitted by PRC law and foreign investment policies, part or all of the equity interests in the Company held by each of the stockholders of the Company.  To the extent permitted by PRC laws, the purchase price for the entire equity interest is approximately $0.16 (RMB1.00) or the minimum amount required by the PRC law or government practice. This Agreement remains effective until all the call options under the Agreement have been transferred to Huashida or its designated entities or natural persons.

21

DRAGONS SOARING LIMITED

Financial Statements for the
Period from December 2, 2011 (Inception) to December 31, 2011 and
Report of Independent Registered Public Accounting Firm

DRAGONS SOARING LIMITED

FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 2, 2011 (INCEPTION) TO DECEMBER 31, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
Dragons Soaring Limited

We have audited the accompanying balance sheet of Dragons Soaring Limited (the “Company”), as of December 31, 2011, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from December 2, 2011 (inception) to December 31, 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dragons Soaring Limited at December 31, 2011, and the results of its operations and its cash flows for the period from December 2, 2011 (inception) to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Dragons Soaring Limited will continue as a going concern.  As more fully described in Note 5, the Company was formed for the purposes of effecting a merger, capital stock exchange, stock purchase, reorganization or similar business combination with one or more businesses, which if not effected raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Wei, Wei & Co., LLP
New York, New York
March 31, 2012

1

DRAGONS SOARING LIMITED

BALANCE SHEET
DECEMBER 31 2011

ASSETS	US$

Current assets:
Cash (Note2)	$-

Total current assets	-

Deferred registration costs (Note 2)	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY	US$

Current liabilities:
Accounts Payable (Note 2)	$1,179
Accrued liabilities (Note 2)	3,000

Total current liabilities	4,179

Stockholders’ equity:
Common stock, $1.00 par value per share,
50,000 shares authorized, issued and outstanding	50,000
Less: subscriptions receivable	(50,000)
Accumulated deficit	(4,179)

Total stockholders’ equity	(4,179)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$-

See accompanying notes to financial statements.

2

DRAGONS SOARING LIMITED

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM DECEMBER 2, 2011 (INCEPTION) TO DECEMBER 31, 2011

US$

Revenue	$-

General and administrative expenses	4,179

Net (loss)	$(4,179)

See accompanying notes to financial statements.

3

DRAGONS SOARING LIMITED

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM DECEMBER 2, 2011 (INCEPTION) TO DECEMBER 31, 2011 (US$)

	Common Stock		Subscriptions	Accumulated
	Shares	Amount	Receivable	Deficit	Total

Balance, December 2, 2011 (inception), initial capitalization	50,000	$50,000	$(50,000)	$-	$-
Net (loss)	-	-	-	(4,179)	(4,179)

Balance, December 31, 2011	50,000	$50,000	$(50,000)	$(4,179)	$(4,179)

See accompanying notes to financial statements.

4

DRAGONS SOARING LIMITED

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM DECEMBER 2, 2011 (INCEPTION) TO DECEMBER 31, 2011

US$

Cash flows from operating activities:
Net (loss)	$(4,179)
Change in operating assets and liabilities:
Increase in accounts payable	1,179
Increase in accrued liabilities	3,000

Net cash provided by operating activities	-

Net change in cash	-
Cash, beginning of period	-

Cash, end of period	$-

See accompanying notes to financial statements.

5

DRAGONS SOARING LIMITED

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 2, 2011 (INCEPTION) TO DECEMBER 31, 2011

1.             GENERAL

Organization and Business Nature

Dragons Soaring Limited (the “Company”), incorporated in the Territory of the British Virgin Islands (“BVI”) on December 2, 2011, was formed for the purposes of effecting a merger, capital stock exchange, stock purchase, reorganization or similar business combination with one or more businesses.

The Company has selected December 31 as its fiscal year end.

2.            ACCOUNTING POLICIES

Accounts Payable and Accrued Liabilities

Accounts payable represents filing fees incurred by the Company that was paid by a consulting company on its behalf.

Accrued liabilities represents the accrued audit fees.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

According to current BVI income tax law, the applicable income tax rate for the Company is 0%.

6

DRAGONS SOARING LIMITED

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 2, 2011 (INCEPTION) TO DECEMBER 31, 2011

2.            ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability.  The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

The carrying values of accounts payable and accrued liabilities approximate fair values due to the short maturity of these financial instruments.

3.             RECENTLY ISSUED ACCOUNTING STANDARDS

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company's financial statements.

4.             GOING CONCERN/RISKS AND UNCERTAINTIES

As of December 31, 2011, the Company has not commenced any operations nor generated any revenue.  All activity for the period from December 2, 2011 (inception) through December 31, 2011 relates to the Company’s formation and preparation for a business combination or transaction.  The Company will not generate any operating revenues until after completion of a business combination or transaction with an operating company. The Company has identified prospective target operating companies and has entered into a stock purchase agreement and a series of VIE agreements.  (See Note 5)

The Company’s ability to commence operations and continue as a going concern is contingent upon obtaining adequate financial resources through its stockholders and its ability to effect the proposed or other similar transactions.

7

DRAGONS SOARING LIMITED

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 2, 2011 (INCEPTION) TO DECEMBER 31, 2011

5.             SUBSEQUENT EVENTS

On January 5, 2012, the Company entered into an agreement to acquire 10,000 shares, 100% of ownership at $1.00 per share of Huashi International Holding Group Limited, a company incorporated in Hong Kong on August 10, 2010 with a wholly owned subsidiary of Huashida Information Consulting (Shenzhen) Co., Ltd. (“Wholly Foreign Owned Enterprise” or the “WFOE”).

On January 3, 2012, The WFOE had entered into (i) an Exclusive Technical Service and Business Consulting Agreement; (ii) a Proxy Agreement, (iii) Share Pledge Agreement and, (iv) Call Option Agreement with shareholders of Huludao Hefeng Rescue Equipment Co., Ltd.(“Hefeng”).  The foregoing agreements are collectively referred to as the “Management and Control Agreements.”

The Management and Control Agreements described below allow the WFOE to exercise control over, and derive 95% of economic benefits of Hefeng and receive an additional payment of approximately US$15,800 (RMB 100,000) monthly.

Exclusive Technical Service and Business Consulting Agreement:  Pursuant to the Exclusive Technical Service and Business Consulting Agreement, the WFOE will provide technical support, consulting, training, marketing and operation consulting services to Hefeng.  In consideration for such services, Hefeng has agreed to pay an annual service fee to the WFOE in an amount equal 95% of the company’s annual net income with an additional payment of approximately US$15,800 (RMB 100,000) each month.  The Agreement has an unlimited term and only can be terminated upon the written notices agreed to by both parties.

Proxy Agreement: Pursuant to the Proxy Agreement, the shareholders of Hefeng agree to irrevocably entrust the WFOE to designate a qualified person acceptable under PRC law and foreign investment policies, part or all of the equity interests in Hefeng held by the stockholders of Hefeng.

Share Pledge Agreement:  Pursuant to the agreement, each of the stockholders of Hefeng pledged their shares in Hefeng, respectively, to the WFOE, to secure their obligations under the Exclusive Technical Service and Business Consulting Agreement.  In addition, the stockholders of Hefeng agreed not to transfer, sell, pledge, dispose of or create any encumbrance on their interests in Hefeng that would affect the WFOE’s interests.

8

DRAGONS SOARING LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 2, 2011 (INCEPTION) TO DECEMBER 31, 2011

5.             SUBSEQUENT EVENTS (continued)

Call Option Agreement:  Pursuant to the agreement, the WFOE has an exclusive option to purchase, or to designate a purchaser, to the extent permitted by PRC law and foreign investment policies, part or all of the equity interests in Hefeng held by each of the stockholders.  To the extent permitted by PRC laws, the purchase price for the entire equity interest is approximately US$0.16 (RMB1.00) or the minimum amount required by PRC law or government practice.

9

DRAGONS SOARING LIMITED
AND SUBSIDIARIES

Consolidated Financial Statements for the
Three months ended March 31, 2012 and 2011

DRAGONS SOARING LIMITED AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

DRAGONS SOARING LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
MARCH 31, 2012 AND DECEMBER 31, 2011

ASSETS	March 31, 2012	December 31 2011
	(Unaudited)
Current assets:
Cash	$4,256,507	$3,130,799
Accounts receivable	275,094	366,671
Prepaid expenses and other current assets	66,845	49,926

Total current assets	4,598,446	3,547,396

Fixed Assets	73,366	71,301
Less: accumulated depreciation	(35,924)	(29,943)

Fixed Assets, net	37,442	41,358

TOTAL ASSETS	$4,635,888	$3,588,754
See accompanying notes to the consolidated financial statements.

1

DRAGONS SOARING LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
MARCH 31, 2012 AND DECEMBER 31, 2011

LIABILITIES AND STOCKHOLDERS’ EQUITY	March 31, 2012	December 31 2011
	(Unaudited)
Current liabilities:
Accounts payable	$928,230	$708,742
Advances from customers	94,228	3,535
Deferred revenue	132,270	139,236
Loans from stockholders	24,800	161,765
Accrued expenses and other payables	445,371	389,954

Total current liabilities	1,624,899	1,403,232

Stockholders’ equity:
Common stock, $1 par value; 50,000 shares authorized; 50,000 shares issued and outstanding	50,000	50,000
Less: subscriptions receivable	(50,000)	(50,000)
Registered capital	99,535	99,535
Retained earnings	2,658,120	1,900,480
Statutory reserve fund	35,031	35,031
Other comprehensive income	70,225	41,397

	2,862,911	2,076,443
Noncontrolling interests	148,078	109,079

Total stockholders’ equity	3,010,989	2,185,522

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,635,888	$3,588,754
See accompanying notes to the consolidated financial statements.

2

DRAGONS SOARING LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

	2012	2011
	(restated)	(restated)
Sales	$671,783	$1,073,747
Cost of sales	(477,558)	(596,213)

Gross profit	194,225	477,534

Commission revenue
Sales Commissions	1,613,150	202,501
Rental commissions-related party	23,532	-
Cost of commissions	(648,354)	(146,397)

Net commissions	988,328	56,104

Operating expenses:
Selling and marketing	44,196	12,393
General and administrative	77,512	24,487

Total operating expenses	121,708	36,880

Income before provision for income taxes	1,060,845	496,758
Provision for income taxes	265,717	124,189

Net income before noncontrolling interests	795,128	372,569
Noncontrolling interests	37,488	18,628

Net income attributable to common stockholders	757,640	353,941
Other comprehensive income:
Foreign currency translation adjustment	30,338	4,151

Total comprehensive income	$787,978	$358,092
See accompanying notes to the consolidated financial statements.

3

DRAGONS SOARING LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

	2012	2011

Cash flows from operating activities:
Net income	$795,128	$372,569
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	5,794	5,231
Change in operating assets and liabilities:
Decrease (increase) in accounts receivable	91,577	(294,538)
(Increase) in prepaid expenses and other current assets	(16,919)	(3,252)
Increase in accounts payable	219,488	192,584
Increase (decrease) in advances from customer	90,693	(17,768)
(Decrease) in deferred revenue	(6,966)	(1,485)
Increase in accrued expenses and other payables	55,417	248

Net cash provided by operating activities	1,234,212	253,589

Cash flows from investing activities:
Purchase of fixed assets	(1,612)	(5,465)

Cash flows from financing activities:
Repayment of stockholder loans	(138,699)	-
Proceeds from stockholder loans	1,734	-

Net cash (used in) financing activities	(136,965)	-

Effect of exchange rate changes on cash	30,073	3,780

Net increase in cash	1,125,708	251,904
Cash, beginning of period	3,130,799	1,368,827

Cash, end of period	$4,256,507	$1,620,731
See accompanying notes to the consolidated financial statements.

4

DRAGONS SOARING LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

	2012	2011

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$219,561	$142,832

Cash paid for interest	$-	$-
See accompanying notes to the consolidated financial statements.

5

DRAGONS SOARING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

1.             ORGANIZATION
Dragons Soaring Limited (“Dragons”), incorporated in the Territory of the British Virgin Islands (“BVI”) on December 2, 2011, was formed for the purposes of effecting a merger, capital stock exchange, stock purchase, reorganization or similar business combination with one or more businesses.
On January 5, 2012, Dragons acquired 10,000 shares, 100% of the issued and outstanding shares at $1.00 per share of Huashi International Holding Group Limited (“Huashi International”), a company incorporated in Hong Kong on August 10, 2010.  Huashi International became a wholly-owned subsidiary of Dragons.
Huludao Hefeng Rescue Equipment Co., Ltd. (“Huludao Rescue”) is an entity in the Peoples’ Republic of China (“PRC”) formed on May 11, 2010 with registered capital of $73,200.  Huludao Rescue specializes in designing rescue equipment and security monitoring systems, provides product maintenance, and personnel training for product users. Huludao Rescue also introduces customers to rescue equipment manufacturers for rescue equipment purchases and rentals. Huludao Rescue’s main products are the design of rescue equipment and security monitoring systems, which are used for workers in underground mines until rescued when there is a mining accident.
On January 3, 2012, Huashida Information Consulting (Shenzhen) Co. Ltd. (“Huashida Consulting” or “WFOE”), a wholly-owned subsidiary of Huashi International entered into a series of contractual arrangements (“VIE agreements”). The VIE agreements include (i) an Exclusive Technical Service and Business Consulting Agreement; (ii) a Proxy Agreement, (iii) Share Pledge Agreement and, (iv) Call Option Agreement with shareholders of Huludao Rescue.
Exclusive Technical Service and Business Consulting Agreement:  Pursuant to the Exclusive Technical Service and Business Consulting Agreement, the WFOE will provide technical support, consulting, training, marketing and operation consulting services to Huludao Rescue.  In consideration for such services, Huludao Rescue has agreed to pay an annual service fee to the WFOE in an amount equal 95% of Huludao Rescue’s annual net income with an additional payment of approximately US$15,800 (RMB 100,000) each month.  The Agreement has an unlimited term and only can be terminated upon the written notices agreed to by both parties.
Proxy Agreement: Pursuant to the Proxy Agreement, the shareholders of Huludao Rescue agree to irrevocably entrust the WFOE to designate a qualified person acceptable under PRC law and foreign investment policies, part or all of the equity interests in Huludao Rescue held by the stockholders of Huludao Rescue.  The Agreement has an unlimited term and only can be terminated upon the written notices agreed to by both parties.

6

DRAGONS SOARING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

1.             ORGANIZATION (continued)

Share Pledge Agreement:  Pursuant to the Share Pledge agreement, each of the stockholders of Huludao Rescue pledged their shares in Huludao Rescue, respectively, to the WFOE, to secure their obligations under the Exclusive Technical Service and Business Consulting Agreement.  In addition, the stockholders of Huludao Rescue agreed not to transfer, sell, pledge, dispose of or create any encumbrance on their interests in Huludao Rescue that would affect the WFOE’s interests.  This Agreement remains effective until the obligations under the Exclusive Technical Service and Business Consulting Agreement, Call Option Agreement and Proxy Agreement have been fulfilled.

Call Option Agreement:  Pursuant to the Call Option agreement, the WFOE has an exclusive option to purchase, or to designate a purchaser, to the extent permitted by PRC law and foreign investment policies, part or all of the equity interests in Huludao Rescue held by each of the stockholders.  To the extent permitted by PRC laws, the purchase price for the entire equity interest is approximately US$0.16 (RMB1.00) or the minimum amount required by PRC law or government practice.  This Agreement remains effective until all the call options under the Agreement have been transferred to Huashida Consulting or its designated entities or natural persons.

As a result of the entry into the foregoing agreements, the Company has a corporate structure which is set forth below:

7

DRAGONS SOARING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Presentation

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, “Consolidation” (“ASC 810”), Dragons is required to include in its consolidated financial statements the financial statements of its variable interest entities (“VIEs”).  ASC 810 requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns.  VIEs are those entities in which a company, through contractual arrangements, bears the risk of, and enjoys the rewards normally associated with ownership of the entity, and therefore the company is the primary beneficiary of the entity.

Through the VIE agreements as disclosed in Note 1, the Company is deemed the primary beneficiary of Huludao Rescue.  Accordingly, the results of Huludao have been included in the accompanying consolidated financial statements. The following financial statement amounts and balances of Huludao Rescue have been included in the accompanying consolidated financial statements. Huludao Rescue has no assets that are collateral for or restricted solely to settle their obligations. The creditors of Huludao Rescue do not have recourse to the Company’s general credit.

ASSETS	March 31, 2012	December 31 2011
	(Unaudited)
Current assets:
Cash	$4,224,859	$2,960,284
Accounts receivable	275,094	366,671
Prepaid expenses and other current assets	66,845	49,926

Total current assets	4,566,798	3,376,881

Fixed Assets	73,366	71,301
Less: accumulated depreciation	(35,924)	(29,943)

Fixed Assets, net	37,442	41,358

TOTAL ASSETS	$4,604,240	$3,418,239

8

DRAGONS SOARING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Basis of Accounting and Presentation (continued)
LIABILITIES	March 31, 2012	December 31 2011
	(Unaudited)

Current liabilities:
Accounts payable	$927,051	$707,563
Payable to WFOE (1)	759,636	-
Advances from customers	94,228	3,535
Deferred revenue	132,270	139,236
Accrued expenses and other payables	441,739	386,325

Total current liabilities	2,354,924	1,236,659

TOTAL LIABILITIES	$2,354,924	$1,236,659

(1)
Payable to WFOE represents outstanding amounts due to Huashida Information Consulting (Shenzhen) Co. Ltd. under the Exclusive Technical Service and Business Consulting Agreement (see Note 1) for consulting services provided to Huludao Rescue in exchange for 95% of Huludao Rescue's net income and additional monthly payments of approximately RMB 100,000 (US$15,800).

	For the three months ended March 31, (Unaudited)
	2012	2011

Gross profit and net commission income	$1,182,553	$533,638
Net income	37,486	366,941

	For the three months ended March 31, (Unaudited)
	2012	2011

Net cash provided by operating activities	$1,236,203	$253,603
Net cash used in investing activities	(1,612)	(5,465)
Effect of exchange rate changes on cash	29,984	3,766

Net increase in cash	$1,264,575	$251,904

9

DRAGONS SOARING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basis of Accounting and Presentation (continued)

The accompanying consolidated financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States of America. The unaudited financial statements for the three months ended March 31, 2012, include Dragons, Huashi International and its wholly owned subsidiary, Huashida Consulting and its VIE, Huludao Rescue. The unaudited financial statements for the three months ended March 31, 2011, include Huashi International and its wholly owned subsidiary, Huashida Consulting and its VIE, Huludao Rescue for comparative purpose only, as Dragons was not in existence at that time. All significant intercompany accounts and transaction has been eliminated in consolidation when applicable.

The Company believes that Huashida Consulting’s contractual agreements with Huludao Rescue are in compliance with PRC law and are legally enforceable. The shareholders of Huludao Rescue are also the senior management of the Company and therefore the Company believes that they have no current interest in seeking to act contrary to the contractual arrangements. However, Huludao Rescue and its shareholders may fail to take certain actions required for the Company’s business or to follow the Company’s instructions despite their contractual obligations to do so. Furthermore, if Huludao Rescue or its shareholders do not act in the best interests of the Company under the contractual arrangements and any dispute relating to these contractual arrangements remains unresolved, the Company will have to enforce its rights under these contractual arraignments through the operations of PRC law and courts and therefore will be subject to uncertainties in the PRC legal system. All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. As a result, uncertainties in the PRC legal system could limit the Company’s ability to enforce these contractual arrangements, which may make it difficult to exert effective control over Huludao Rescue, and its ability to conduct the Company’s business may be adversely affected.

Under ASC 810, an enterprise has a controlling financial interest in a VIE, and must consolidate that VIE, if the enterprise has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly affected the VIE’s economic performance; and (b) The obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE. The enterprise’s determination of whether it has this power is not affected by the existence of kick-out rights or participating rights, unless a single enterprise, including its related parties and de facto agents, has the unilateral ability to exercise those rights.

10

DRAGONS SOARING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Basis of Accounting and Presentation (continued)

Huludao Rescue’s actual shareholders do not hold any kick-out rights that will affect the consolidation determination.
All consolidated financial statements and notes to the consolidated financial statements are presented the United States dollar (“US Dollar” or “US$” or “$”).

Noncontrolling interests

The Company evaluated and determined that under the VIE agreements, as disclosed in Note 1, it is deemed to be the primary beneficiary of Huludao Rescue.  The noncontrolling interest, representing the 5% of net assets in Huludao Rescue not attributable, directly or indirectly, to the Company is measured at its carrying value in equity section of the consolidated balance sheet.

Reclassification and Restatement

The Consolidated Statements of Income and Other Comprehensive Income for the three months ended March 31, 2012 and 2011have been restated.  In the Statements as originally filed, we had classified all business tax accrued during the periods as cost of sales and all costs of commissions accrued during the periods as selling and marketing.  In the restated Statements, we have reclassified the portion of business tax and selling and marketing attributable to commission revenue as cost of commissions.  These reclassifications have no effect on previously reported earnings.  The following table specifies the effect of the reclassification on each affected item in the Consolidated Statements of Income and Other Comprehensive Income:

	Three Months Ended March 31, 2012		Three Months Ended March 31, 2011
	As Reported	As Restated	As Reported	As Restated
Cost of Sales	$570,766	$477,558	$607,553	$596,213
Gross Profit	$101,017	$194,225	$466,194	$477,534
Cost of Commissions	$0	$648,354	$0	$146,397
Net Commissions	$1,636,682	$988,328	$202,501	$56,104
Selling and Marketing	$599,342	$44,196	$147,450	$12,393
Total operating expenses	$676,854	$121,708	$171,937	$36,880

Use of Estimates
The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. In the opinion of management, the consolidated financial statements contain all adjustments necessary for a fair presentation of the results for the interim periods presented.

Foreign Currency Translations

Almost all of the Company’s assets are located in the PRC. The functional currency for the majority of the operations is the Renminbi (“RMB”). For Huashi International, the functional currency for its majority of the operations is the Hong Kong Dollar (“HKD”) and US Dollar. The Company uses the US Dollar for financial reporting purposes. The consolidated financial statements of the Company have been translated into US dollars in accordance with FASB ASC 830, “Foreign Currency Matters.” All asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date.

Equity accounts have been translated at their historical exchange rates when the capital transactions occurred. Statement of income and other comprehensive income amounts have been translated using the average exchange rate for the period presented. Adjustments resulting from the translation of the Company’s consolidated financial statements are recorded as other comprehensive income.

11

DRAGONS SOARING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Foreign Currency Translations (continued)
The exchange rates used to translate amounts in RMB and HKD into US dollars for the purposes of preparing the consolidated financial statements are as follows:
	March 31, 2012		December 31, 2011		March 31, 2011
	RMB	HKD	RMB	HKD	RMB	HKD
Balance sheet items, except for stockholders’ equity, as of period end	0.1581	0.1288	0.1571	0.1287	N/A	N/A

Amounts included in the statement of income and statement of cash flows for the period	0.1582	0.1288	N/A	N/A	0.1518	0.1284

For the three months ended March 31, 2012 and 2011, foreign currency translation adjustments of $30,338 and $4,151 have been reported as other comprehensive income.
Although government regulations now allow convertibility of the RMB for current account transactions, significant restrictions still remain. Hence, such translations should not be construed as representations that the RMB could be converted into US dollars at that rate or any other rate.
The value of the RMB against the US dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of the RMB may materially affect the Company’s financial condition in terms of US dollar reporting.

12

DRAGONS SOARING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and Cost Recognition

The Company’s primary sources of revenues are derived from (a) design of security monitoring systems and rescue equipment, including rescue capsules for coal mine companies, (b) commissions from introducing customers to manufacturers for the purchase of rescue equipment that will be used in the mining industry, (c) rental commissions from introducing customers to companies for the rental of rescue capsules, which provide a temperate space for workers in an underground mine until rescued when there is a mining accident, and (d) revenues from providing maintenance and personnel training services to product users. The Company’s revenue recognition policies comply with FASB ASC 605-35, “Construction-Type and Production-Type Contracts” (“ASC 605-35”). In general, the Company recognizes revenue when there is persuasive evidence of an arrangement, the fee is fixed or determinable, the products or service have been delivered and collectability of the resulting receivable is reasonably assured.

Revenues from sale of security monitoring systems and rescue equipment with major customization, modification and development are recorded primarily under the percentage-of-completion method, in accordance with ASC 605-35, when the contracts fulfill the following criteria:

1.	Contract performance extends over long periods of time;

2.	The design involves significant customization, modification or development;

3.	Reasonably dependable estimates can be made on the progress towards completion, contract revenues and contract costs; and

4.	Each element is essential to the functionality of the other elements of the contracts.

Profits recognized on contracts in process are based upon estimated contract revenue and related total cost of the project at completion. The extent of progress toward completion is generally measured based on the ratio of actual cost incurred to total estimated cost at completion. Contract costs include all direct material, direct labor, subcontractor costs and those indirect costs related to contract performance. If the contract provides services that are considered essential to the functionality of the rescue equipment and the security monitoring system, both the rescue product revenue and services are recognized under contract accounting in accordance with the provisions of ASC 605-35. Losses on contracts are immediately recognized when they come known.

13

DRAGONS SOARING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and Cost Recognition (continued)

“Costs and estimated earnings in excess of billings on uncompleted contracts” are recorded as an asset when revenues are recognized in excess of amounts billed. “Billings in excess of costs and estimated earnings on uncompleted contracts” are recorded as a liability when billings are in excess of revenues recognized. At March 31, 2012 and December 31, 2011, amounts over billed or under billed on uncompleted contracts were not material.

The Company earns commissions by contracting with third party equipment manufacturers to secure customers for rescue equipment purchases and for rental of rescue capsules from a third party supplier.  In each case, the Company commits to provide after-purchase leasing training and inspection to the customer, the parameters of its obligation being determined by the Company, and the manufacturer/lessor depending on the circumstances of the customer.  For rescue equipment that is purchased, the Company generally earns a pre-negotiated non-refundable commission from the third party manufacturers once the contract for the rescue equipment is signed by the customers and the manufacturer receives the initial deposit.  The commissions for purchased equipment range from 10% to 20% of the purchase price.   Commissions for equipment to be purchased are generally due when the initial deposit is received by the third party manufacturer from the customer, and are recognized as revenue when due.  The pre-negotiated non-refundable commissions for leased equipment equal 20% of the total annual rent amount.  Rental commissions are due annually in advance and recognized as revenue monthly over the term of the lease agreements between third party manufacturers and customers.  The portion of commission revenue generated from after-purchase leasing training and inspection service is recognized over the term of training and inspection service provided. The related cost of commissions primarily consists of the costs of safety inspection and training.

The Company also enters into system maintenance service contracts with its customers. Maintenance service fees, included in sales in the accompanying consolidated statements of income and other comprehensive income, are received in advance and recognized monthly over the term of the maintenance service contracts between the Company and its customers.

Vulnerability Due to Operations in PRC
The Company’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than twenty years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

14

DRAGONS SOARING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising Cost

Advertising costs are charged to operations when incurred. Advertising costs were $17,798 and $1,581 for the three months ended March 31, 2012 and 2011, respectively.

Fair Value of Financial Instruments

Financial instruments include accounts receivable, accounts payable, loans from stockholders, accrued expenses and other payables. As of March 31, 2012 and December 31, 2011, the carrying values of these financial instruments approximated their fair values due to the short term nature of these financial instruments.
Cash and Cash Equivalents

The Company considers all demand and time deposits and all highly liquid investments with an original maturity of three months or less to be cash equivalents.
Accounts Receivable
Accounts receivable is stated at cost, net of an allowance for doubtful accounts. Receivables outstanding longer than the payment terms are considered past due. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectability of the outstanding balance. In evaluating the collectability of an individual receivable balance, the Company considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends. The Company considers all accounts receivable at March 31, 2012 and December 31, 2011 to be fully collectible and, therefore, did not provide for an allowance for doubtful accounts. For the periods presented, the Company did not write off any accounts receivable as bad debts.

15

DRAGONS SOARING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fixed Assets

Fixed assets are recorded at cost, less accumulated depreciation. Cost includes the prices paid to acquire the assets, and any expenditure that substantially increase the assets value or extends the useful life of an existing asset. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the periods benefited. Maintenance and repairs are generally expensed as incurred.
The estimated useful lives for fixed assets are as follows:

Machinery and equipment	3 years
Fixtures and furniture	5 years

Advances from Customers
Advances from customers primarily consist of deposits received from customers by the Company for the design of the rescue equipment and monitoring systems.
Deferred Revenue

Deferred revenue includes a) rental commissions received from the related party for introducing customers who rent mining rescue capsules; b) maintenance service fees received in advance from customers for maintenance services of rescue equipment and security monitoring systems. These payments received but not yet earned are recognized as deferred revenue on the balance sheets.

Loans from Stockholders

Loans from stockholders, representing advances from stockholders, are non-interest bearing and are due on demand.

16

DRAGONS SOARING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Impairment of Long-lived Assets

The Company applies FASB ASC 360, “Property, Plant and Equipment,” which addresses the financial accounting and reporting for the recognition and measurement of impairment losses for long-lived assets. In accordance with ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company may recognize the impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to these assets. No impairment of long-lived assets was recognized for three months ended March 31, 2012 and 2011.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes” (“ASC 740”), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequences for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions. As of March 31, 2012 and December 31, 2011, the Company does not have a liability for any unrecognized tax benefits. 2011 tax filing is still open for examination.

17

DRAGONS SOARING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Statutory Reserve Fund
Pursuant to corporate law of the PRC, the Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The statutory reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or used to increase registered capital, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital. The Company has fully funded the statutory reserve fund.

3. RECENTLY ISSUED ACCOUNTING STANDARDS
In December 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). The amendments in this ASU require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. An entity is required to apply the amendments for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. The Company does not expect that the adoption of ASU 2011-11 will have a significant, if any, impact on the Company’s consolidated financial statements.

In September 2011, the FASB issued Accounting Standards Update No. 2011-08, “Testing Goodwill for Impairment” (“ASU No. 2011-08”), which allows entities to use a qualitative approach to test goodwill for impairment. ASU No. 2011-08 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. ASU No. 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The adoption of the provisions of ASU No. 2011-08 did not have a material impact on the Company’s consolidated financial statements.

18

DRAGONS SOARING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

3. RECENTLY ISSUED ACCOUNTING STANDARDS (continued)

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, “Presentation of Comprehensive Income” (“ASU No. 2011-05”), which improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income (“OCI”) by eliminating the option to present components of OCI as part of the statement of changes in stockholders’ equity. The amendments in this standard require that all nonowner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Subsequently in December 2011, the FASB issued Accounting Standards Update No. 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income” (“ASU No. 2011-12”), which indefinitely defers the requirement in ASU No. 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented. The amendments in these standards do not change the items that must be reported in OCI, when an item of OCI must be reclassified to net income, or change the option for an entity to present components of OCI gross or net of the effect of income taxes. The amendments in ASU No. 2011-05 and ASU No. 2011-12 are effective for interim and annual periods beginning after December 15, 2011 and are to be applied retrospectively. The adoption of the provisions of ASU No. 2011-05 and ASU No. 2011-12 did not have a material impact on the Company’s consolidated financial statements.

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (“ASU No. 2011-04”), which amends current guidance to result in common fair value measurements and disclosures between accounting principles generally accepted in the United States and International Financial Reporting Standards. The amendments explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting. ASU No. 2011-04 clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable inputs (Level 3 inputs, as defined in Note 7). The amendments in ASU No. 2011-04 are effective for interim and annual periods beginning after December 15, 2011. The adoption of the provisions of ASU No. 2011-04 did not have a material impact on the Company’s consolidated financial statements.

19

DRAGONS SOARING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

4. FIXED ASSETS

Fixed assets at March 31, 2012 and December 31, 2011 are summarized as follows:
	March 31, 2012	December 31, 2011

Machinery and equipment	$66,916	$64,891
Fixtures and furniture	6,450	6,410

	73,366	71,301
Less: Accumulated depreciation	(35,924)	(29,943)

Fixed assets, net	$37,442	$41,358

Depreciation expense charged to operations for the three months ended March 31, 2012 and 2011 was $5,794 and $5,231, respectively.

5. LEASE OBLIGATIONS

The Company leases one of its offices at a monthly rental of approximately $2,100 under an operating lease which expired on April 30, 2012 and was renewed to April 30, 2014 at a monthly rental of approximately $2,200. The Company leases another office at a monthly rental of approximately $1,100, under an operating lease expiring on December 31, 2014. The minimum future rentals under these leases as of March 31, 2012 are as follows:

Year Ending
December 31,	Amount

2012	$29,712
2013	39,768
2014	22,056

$91,536

Rent expense charged to operations for the three months ended March 31, 2012 and 2011 was $9,600 and $9,600, respectively.

20

DRAGONS SOARING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

6. RELATED PARTY TRANSACTION
Leasing commissions are received from Heilongjiang Hefeng Rescue Equipment Co., Ltd (Heilongjiang Hefeng), for introducing customers who rent mining rescue capsules. The Company’s majority shareholder, Mr. Baoyuan Zhu is also the owner of Heilongjiang Hefeng. The Company recognizes lease commission revenue monthly when earned, which is based on a percentage of annual prepaid rent over the lease period. For the three months ended March 31, 2012 and 2011, lease commission generated from Heilongjiang Hefeng was $23,532 and $0, respectively.

The following table presents the future lease commissions to be earned from this related party:

Year Ending December 31,	Amount

2012	$100,852
2013	134,470
2014	134,470
2015	134,470
2016	134,470
Thereafter	457,791

$1,096,523

7. FAIR VALUE MEASUREMENTS

FASB ASC 820, “Fair Value Measurements and Disclosures,” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:

21

DRAGONS SOARING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

7.             FAIR VALUE MEASUREMENTS (continued)
Level1Inputs –	Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level2Inputs –	Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level3Inputs –	Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements.  When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements.  Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.  The Company did not identify any assets or liabilities that are required to be presented on the consolidated balance sheets at fair value.

8.             INCOME TAXES

The provision for income taxes consisted of the following for the three months ended March 31, 2012 and 2011:

	2012	2011

Current	$265,717	$124,189
Deferred	-	-

	$265,717	$124,189

The Company’s effective tax rate was the same as the statutory rate of 25% for the three months ended March 31, 2012 and 2011.  Huludao Rescue’s tax filings for the period from May 11, 2010 (inception) through December 31, 2010 were examined by the tax authorities in April 2011.  The tax filings were accepted and no adjustments were proposed by the tax authorities. None of the other entities have any prior years open to examination.

22

DRAGONS SOARING LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)

9. CONCENTRATION OF CREDIT RISK
Substantially all of the Company’s bank accounts are in banks located in the PRC and are not covered by protection similar to that provided by the FDIC on funds held in United States banks.

10. SIGNIFICANT CUSTOMERS

One customer accounted for approximately 60% of sales for the three months ended March 31, 2012, and five customers  accounted for  approximately 59% of sales for the three months ended March 31, 2011.  One of them accounted for approximately 36% and 14% of accounts receivable as of March 31, 2012 and December 31, 2011 respectively.

11. SUBSEQUENT EVENTS

On June 15, 2012, a share exchange agreement (“Share Exchange Agreement”) was signed among Bridgeway Acquisition Corp., a Delaware corporation (“Bridgeway”), the Company, Bosch Equities, L.P., a California limited partnership (“Majority Shareholder”), and the shareholders of Dragons (“Dragons Shareholders”). The closing of the transaction (“Closing”) took place on June 15, 2012 (“Closing Date”).

On the Closing Date, pursuant to the terms of the Share Exchange Agreement, Bridgeway acquired 100% of the issued and outstanding shares of the Company from the Company’s Shareholders in exchange for the issuance of 31,920,000 shares of Bridgeway (the “Exchange”). On the Closing Date, the Company became a wholly-owned subsidiary of Bridgeway.

The share exchange transaction constituted a reverse merger transaction. The Company is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity will be brought forward at their book value and no goodwill will be recognized.

 23